                                                                 Exhibit 99.2

                    POST-PETITION LOAN AND SECURITY AGREEMENT

                         Dated as of December 29, 1999

                                      Among

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                 AS THE LENDERS

                                       and

                              BANK OF AMERICA, N.A.

                                  AS THE AGENT

                                       and

                             FRUIT OF THE LOOM, INC.

                                 AS THE BORROWER

                                       and

                             FRUIT OF THE LOOM, LTD.

                               and certain of the

                DOMESTIC SUBSIDIARIES OF FRUIT OF THE LOOM, INC.

                                  AS GUARANTORS

                                TABLE OF CONTENTS


Section                                                                                                        PAGE
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

ARTICLE 1         INTERPRETATION OF THIS AGREEMENT................................................................2

         1.1      Definitions.....................................................................................2
         1.2      Accounting Terms...............................................................................28
         1.3      Interpretive Provisions........................................................................28

ARTICLE 2         LOANS AND LETTERS OF CREDIT....................................................................29

         2.1      Total Facility.................................................................................29
         2.2      Revolving Loans................................................................................29
         2.3      Term Loan......................................................................................36
         2.4      Letters of Credit..............................................................................36
         2.5      Bank Products..................................................................................43

ARTICLE 3         INTEREST AND FEES..............................................................................43

         3.1      Interest.......................................................................................43
         3.2      Continuation and Conversion Elections..........................................................44
         3.3      Maximum Interest Rate..........................................................................45
         3.4      Facility Fee...................................................................................46
         3.5      Unused Line Fee................................................................................46
         3.6      Letter of Credit Fee...........................................................................46
         3.7      Syndication Fee................................................................................46
         3.8      Administration Fee.............................................................................46

ARTICLE 4         PAYMENTS AND PREPAYMENTS.......................................................................47

         4.1      Revolving Loans................................................................................47
         4.2      Termination of Facility........................................................................47
         4.3      Repayment of the Term Loan.....................................................................47
         4.4      Voluntary Prepayments of the Term Loan.........................................................47
         4.5      Mandatory Prepayments of the Loans.............................................................47
         4.6      Payments by the Borrower.......................................................................48
         4.7      Payments as Revolving Loans....................................................................49
         4.8      Apportionment, Application and Reversal of Payments............................................49
         4.9      Indemnity for Returned Payments................................................................50
         4.10     Agent's and Lenders'Books and Records; Monthly Statements......................................50

ARTICLE 5         TAXES, YIELD PROTECTION AND ILLEGALITY.........................................................51

         5.1      Taxes..........................................................................................51
         5.2      Illegality.....................................................................................52
         5.3      Increased Costs and Reduction of Return........................................................52


                                       i
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Section                                                                                                        PAGE
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
         5.4      Funding Losses.................................................................................53
         5.5      Inability to Determine Rates...................................................................53
         5.6      Certificates of Lenders........................................................................53
         5.7      Survival.......................................................................................54
         5.8      Change of Office...............................................................................54

ARTICLE 6         COLLATERAL.....................................................................................54

         6.1      Grant of Security Interest.....................................................................54
         6.2      Perfection and Protection of Security Interest.................................................55
         6.3      Location of Collateral.........................................................................56
         6.4      Title to, Liens on, and Sale and Use of Collateral.............................................57
         6.5      Appraisals.....................................................................................57
         6.6      Access and Examination; Confidentiality; Consent to Advertising................................57
         6.7      Collateral Reporting...........................................................................58
         6.8      Accounts.......................................................................................59
         6.9      Collection of Accounts; Payments...............................................................60
         6.10     Inventory; Records.............................................................................61
         6.11     Equipment......................................................................................61
         6.12     Assigned Contracts.............................................................................62
         6.13     Documents, Instruments, and Chattel Paper......................................................63
         6.14     Right to Cure..................................................................................63
         6.15     Power of Attorney..............................................................................63
         6.16     The Agent's and Lenders'Rights, Duties and Liabilities.........................................64
         6.17     Site Visits, Observations and Testing..........................................................64
         6.18     Security Interest in Collateral................................................................65

ARTICLE 7         BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES..............................................65

         7.1      Books and Records..............................................................................65
         7.2      Financial Information..........................................................................66
         7.3      Notices to the Lenders.........................................................................68

ARTICLE 8         GENERAL WARRANTIES AND REPRESENTATIONS.........................................................70

         8.1      Authorization, Validity, and Enforceability of this Agreement and the Loan Documents...........71
         8.2      Validity and Priority of Security Interest.....................................................71
         8.3      Organization and Qualification.................................................................71
         8.4      Corporate Name; Prior Transactions.............................................................71
         8.5      Subsidiaries and Affiliates....................................................................71
         8.6      Financial Statements and Projections...........................................................72
         8.7      Capitalization.................................................................................72
         8.8      Debt...........................................................................................72
         8.9      Distributions..................................................................................72


                                      ii
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

Section                                                                                                        PAGE
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
         8.10     Title to Property..............................................................................72
         8.11     Real Estate; Leases............................................................................73
         8.12     Proprietary Rights.............................................................................73
         8.13     Trade Names....................................................................................73
         8.14     Litigation.....................................................................................73
         8.15     Restrictive Agreements.........................................................................73
         8.16     Labor Disputes.................................................................................73
         8.17     Environmental Laws.............................................................................74
         8.18     No Violation of Law............................................................................75
         8.19     No Default.....................................................................................75
         8.20     ERISA Compliance...............................................................................75
         8.21     Taxes..........................................................................................75
         8.22     Regulated Entities.............................................................................75
         8.23     Use of Proceeds; Margin Regulations............................................................76
         8.24     Copyrights, Patents, Trademarks and Licenses, etc..............................................76
         8.25     Year 2000 Compliance...........................................................................76
         8.26     Full Disclosure................................................................................76
         8.27     Material Agreements............................................................................76
         8.28     Bank Accounts..................................................................................77
         8.29     Governmental Authorization.....................................................................77
         8.30     Guarantors.....................................................................................77
         8.31     The Orders.....................................................................................77

ARTICLE 9         AFFIRMATIVE AND NEGATIVE COVENANTS.............................................................77

         9.1      Taxes and Other Obligations....................................................................77
         9.2      Corporate Existence and Good Standing..........................................................78
         9.3      Compliance with Law and Agreements; Maintenance of Licenses....................................78
         9.4      Maintenance of Property........................................................................78
         9.5      Insurance......................................................................................78
         9.6      Condemnation...................................................................................79
         9.7      Environmental Laws.............................................................................80
         9.8      Compliance with ERISA..........................................................................81
         9.9      Mergers, Consolidations or Sales...............................................................81
         9.10     Distributions; Capital Change; Restricted Investments..........................................81
         9.11     Transactions Affecting Collateral or Obligations...............................................81
         9.12     Guaranties.....................................................................................81
         9.13     Debt...........................................................................................81
         9.14     Prepayment.....................................................................................82
         9.15     Transactions with Affiliates...................................................................82
         9.16     Investment Banking and Finder's Fees...........................................................82
         9.17     Intentionally omitted..........................................................................82
         9.18     Business Conducted.............................................................................82
         9.19     Liens and Reclamation Claims...................................................................82
         9.20     Sale and Leaseback Transactions................................................................82


                                     iii
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

Section                                                                                                        PAGE
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
         9.21     New Subsidiaries...............................................................................83
         9.22     Fiscal Year....................................................................................83
         9.23     Capital Expenditures...........................................................................83
         9.24     Intentionally Omitted..........................................................................83
         9.25     EBITDAR........................................................................................83
         9.26     Use of Proceeds................................................................................84
         9.27     Further Assurances.............................................................................84
         9.28     Chapter 11 Claims..............................................................................84
         9.29     Orders; Payment of Claims......................................................................84

ARTICLE 10        CONDITIONS OF LENDING..........................................................................85

         10.1     Conditions Precedent to Making of Loans on the Closing Date....................................85
         10.2     Conditions Precedent to Each Loan..............................................................87

ARTICLE 11        DEFAULT; REMEDIES..............................................................................88

         11.1     Events of Default..............................................................................88
         11.2     Remedies.......................................................................................91

ARTICLE 12        TERM AND TERMINATION...........................................................................93

         12.1     Term and Termination...........................................................................93

ARTICLE 13        AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS....................................94

         13.1     Amendments and Waivers.........................................................................94
         13.2     Assignments; Participations....................................................................95

ARTICLE 14        THE AGENT......................................................................................97

         14.1     Appointment and Authorization..................................................................97
         14.2     Delegation of Duties...........................................................................97
         14.3     Liability of Agent.............................................................................97
         14.4     Reliance by Agent..............................................................................98
         14.5     Notice of Default..............................................................................98
         14.6     Credit Decision................................................................................98
         14.7     Indemnification................................................................................99
         14.8     Agent in Individual Capacity...................................................................99
         14.9     Successor Agent................................................................................99
         14.10    Withholding Tax................................................................................97
         14.11    Co-Agents.....................................................................................101
         14.12    Collateral Matters............................................................................101
         14.13    Restrictions on Actions by Lenders; Sharing of Payments.......................................102
         14.14    Agency for Perfection.........................................................................103


                                      iv
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

Section                                                                                                        PAGE
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
         14.15    Payments by Agent to Lenders..................................................................103
         14.16    Concerning the Collateral and the Related Loan Documents......................................103
         14.17    Field Audit and Examination Reports; Disclaimer by Lenders....................................104
         14.18    Relation Among Lenders........................................................................104

ARTICLE 15        MISCELLANEOUS.................................................................................104

         15.1     No Waivers; Cumulative Remedies...............................................................104
         15.2     Severability..................................................................................105
         15.3     Governing Law; Choice of Forum; Service of Process............................................105
         15.4     WAIVER OF JURY TRIAL..........................................................................106
         15.5     Survival of Representations and Warranties....................................................106
         15.6     Other Security and Guaranties.................................................................106
         15.7     Fees and Expenses.............................................................................106
         15.8     Notices.......................................................................................107
         15.9     Waiver of Notices.............................................................................108
         15.10    Binding Effect................................................................................108
         15.11    Indemnity of the Agent and the Lenders by the Borrower and each Guarantor.....................109
         15.12    Limitation of Liability.......................................................................109
         15.13    Final Agreement...............................................................................110
         15.14    Counterparts..................................................................................110
         15.15    Captions......................................................................................110
         15.16    Right of Setoff...............................................................................110
         15.17    Joint and Several Liability...................................................................110
         15.18    Waivers and Releases..........................................................................111


                             EXHIBITS AND SCHEDULES


EXHIBIT A - TERM NOTE

EXHIBIT B - FORM OF BORROWING BASE CERTIFICATE

EXHIBIT C - FINANCIAL STATEMENTS

EXHIBIT D - NOTICE OF BORROWING

EXHIBIT E - NOTICE OF CONVERSION/CONTINUATION

EXHIBIT F - INTERIM ORDER

EXHIBIT G - FINAL ORDER

EXHIBIT H - FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



SCHEDULE 1.1 - COMMITMENTS

SCHEDULE 1.2 - CONTRACTS

SCHEDULE 6.3 - LOCATIONS

SCHEDULE 8.3 - ORGANIZATION AND QUALIFICATIONS

SCHEDULE 8.5 - SUBSIDIARIES AND AFFILIATES

SCHEDULE 8.8 - DEBT

SCHEDULE 8.11 - REAL ESTATE; LEASES

SCHEDULE 8.12 - PROPRIETARY RIGHTS

SCHEDULE 8.13 - TRADE NAMES

SCHEDULE 8.14 - LITIGATION

SCHEDULE 8.16 - LABOR DISPUTES

SCHEDULE 8.17 - ENVIRONMENTAL LAW

SCHEDULE 8.20 - ERISA COMPLIANCE

SCHEDULE 8.27 - MATERIAL AGREEMENTS

SCHEDULE 8.28 - BANK ACCOUNTS

SCHEDULE 8.30 - INACTIVE DOMESTIC SUBSIDIARIES

SCHEDULE 9.15 - TRANSACTIONS WITH AFFILIATES

SCHEDULE 11.1(p) - IRB properties; IRb claimants

                    POST-PETITION LOAN AND SECURITY AGREEMENT

         Post-Petition Loan and Security Agreement, dated as of December 29, 1999, among the financial institutions listed on Schedule 1.1 hereto (such financial institutions, together with their respective successors and assigns, are referred to hereinafter each individually as a "Lender" and collectively as the "Lenders"), Bank of America, N.A. with an office at 231 South LaSalle Street, Chicago, Illinois 60697, as agent for the Lenders (in its capacity as agent, the "Agent"), Fruit of the Loom, Inc., a Delaware corporation, with offices at 200 West Madison Street, Suite 2700, Chicago, Illinois 60606 (the "Borrower"), and certain of the Domestic Subsidiaries of the Borrower and Fruit of the Loom, Ltd., a Cayman Islands corporation (collectively, the "Guarantors"), each of which is a debtor and debtor-in-possession in a case pending under chapter 11 of the Bankruptcy Code (the cases of the Borrowers each, a "Bankruptcy Case" and, collectively the "Bankruptcy Cases").

                              W I T N E S S E T H:

         WHEREAS, on December 29, 1999, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Bankruptcy Cases;

         WHEREAS, the Borrower and the Guarantors have continued in the possession of their respective assets and in the management of their respective businesses as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to make available to the Borrower a revolving line of credit for loans and letters of credit in an amount not to exceed $475,000,000 and to make a term loan to the Borrower in the aggregate principal amount of $150,000,000, which extensions of credit the Borrower will use for the working capital needs and general business purposes of the Borrower and the Guarantors and for other purposes not prohibited by the terms hereof;

         WHEREAS, to provide security for the repayment of the loans and letters of credit made available pursuant hereto and payment of the other obligations of the Borrower and the Guarantors under the Loan Documents, the Borrower and the Guarantors have agreed to provide the Agent and the Lenders with the following:

                  (a) with respect to the obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, an allowed administrative expense claim in each of the Bankruptcy Cases pursuant to section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in sections 503(b), 507(b) and 546(c) of the Bankruptcy Code;

                  (b) upon and after the entry of the Interim Order pursuant to
         Section 364(d)(1) of the Bankruptcy Code, a first priority, senior, priming, perfected Lien upon all right, title and interest of the Borrower and the Guarantors in, to and under all property of any kind (other than Avoidance Recoveries) owned by any or all of the Borrower and the

         Guarantors that on the Petition Date is subject to a Lien securing any obligations other than the Obligations; and

                  (c) pursuant to Section 364(c)(2) of the Bankruptcy Code, a first priority, perfected Lien upon all right, title and interest of the Borrower and the Guarantors in, to and under all Collateral that is not otherwise encumbered on the Petition Date by a validly perfected Lien;

         WHEREAS, all of the claims and Liens granted in the Bankruptcy Cases to the Agent and the Lenders shall be subject to the Carve-Out to the extent provided in SECTION 6.18(c);

         WHEREAS, the Lenders have agreed to make available to the Borrower a revolving credit facility and term loan upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in this Agreement, and for good and valuable consideration, the receipt of which is hereby acknowledged, the Lenders, the Agent, and the Borrower and Guarantors hereby agree as follows.

                                   ARTICLE 1

                        INTERPRETATION OF THIS AGREEMENT

         1.1  DEFINITIONS.  As used herein:

              "ACCOUNTS" means all of the Borrower's and the Guarantors' now owned or hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.

              "ACCOUNT DEBTOR" means each Person obligated in any way on or in connection with an Account.

              "ACH TRANSACTIONS" means any cash management or related services including the automatic clearing house transfer of funds by the Bank for the account of the Borrower pursuant to agreement or overdrafts.

              "ADEQUATE PROTECTION ORDER" shall mean the Order regarding use of cash collateral and adequate protection with respect to the Pre-Petition Secured Indebtedness.

              "ADJUSTED NET EARNINGS FROM OPERATIONS" means, with respect to any fiscal period of the Borrower, the Borrower's and the Guarantors' net income on a consolidated basis after provision for income taxes for such fiscal period, as determined in accordance with GAAP and reported on the Financial Statements for such period, excluding any and all of the following included in such net income: (a) gain or loss arising from the sale of any capital assets, business unit or line of business; (b) gain arising from any write-up in the book value of any asset; (c) loss arising from any write-down of Fixed Assets and severance costs in connection with plant closings; (d) earnings or losses of any Person, substantially all the assets of which have been acquired by the Borrower or any Guarantor in any manner, to the extent realized by such other Person prior to the date of acquisition; (e) earnings of any Person to which assets of the Borrower or any Guarantor shall have been sold, transferred or disposed of, or into which the Borrower or any Guarantor shall have been merged, or which has been a party with the Borrower or any Guarantor to any consolidation or other form of reorganization, prior to the date of such transaction; (f) gain or loss arising from the acquisition of debt or equity securities of the Borrower or any Guarantor or from cancellation or forgiveness of Debt; and (g) gain or loss arising from any extraordinary item, as determined in accordance with GAAP.

              "ADMINISTRATION FEE" has the meaning specified in Section 3.8.

              "AFFILIATE" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person or which owns, directly or indirectly, five percent (5%) or more of the outstanding equity interest of such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

              "AGENT" means the Bank, solely in its capacity as agent for the Lenders, and any successor agent.

              "AGENT ADVANCES" has the meaning specified in SECTION 2.2(i).

              "AGENT'S LIENS" means the Liens in the Collateral granted to the Agent, for the benefit of the Lenders, Bank, and Agent pursuant to this Agreement and the other Loan Documents.

              "AGENT-RELATED PERSONS" means the Agent, together with its Affiliates, and the officers, directors, employees, agents and attorneys-in-fact of the Agent and such Affiliates.

              "AGGREGATE REVOLVER OUTSTANDINGS" means, at any date of determination: the sum of (a) the unpaid balance of Revolving Loans; (b) without duplication of the amount referred to in clause (a), the aggregate amount of Pending Revolving Loans; (c) one hundred percent (100%) of the aggregate undrawn face amount of all outstanding Letters of Credit; and (d) the aggregate amount of any unpaid reimbursement obligations in respect of Letters of Credit.

              "AGREEMENT" means this Loan and Security Agreement.

              "ANNIVERSARY DATE" means each anniversary of the Closing Date.

              "APPLICABLE MARGIN" means

              (i) with respect to Base Rate Loans and all other Obligations (other than LIBOR Rate Loans), 1.00% per annum; and

              (ii) with respect to LIBOR Loans, 2.50% per annum.

              "ASSIGNED CONTRACTS" means, collectively, all of the Borrower's and the Guarantors' rights and remedies under, and all moneys and claims for money due or to become due to the Borrower or any Guarantor under those contracts set forth on SCHEDULE 1.2, and any other material contracts, and any and all amendments, supplements, extensions, and renewals thereof including all rights and claims of the Borrower or any Guarantor now or hereafter existing: (i) under any insurance, indemnities, warranties, and guarantees provided for or arising out of or in connection with any of the foregoing agreements; (ii) for any damages arising out of or for breach or default under or in connection with any of the foregoing contracts ; (iii) to all other amounts from time to time paid or payable under or in connection with any of the foregoing agreements; or (iv) to exercise or enforce any and all covenants, remedies, powers and privileges thereunder.

              "ASSIGNEE" has the meaning specified in SECTION 13.2(a).

              "ASSIGNMENT AND ACCEPTANCE" has the meaning specified in
SECTION 13.2(a).

              "ATTORNEY COSTS" means and includes all reasonable fees, expenses and disbursements of any law firm or other counsel engaged by the Agent, the reasonably allocated non-duplicative costs of internal legal services of the Agent and the reasonable expenses of internal counsel to the Agent.

              "AVAILABILITY" means, at any time, (a) the Borrowing Base MINUS
(b) the Aggregate Revolver Outstandings.

              "AVOIDANCE RECOVERIES" means recoveries by the Borrower or any Guarantor as a result of preferences, fraudulent conveyances and other avoidance powers or claims arising under Sections 544, 546, 547, 548, 549, 550 or 553 of the Bankruptcy Code, other than any such recovery with respect to the Securitization Arrangement.

              "BANK" means Bank of America, N.A., a national banking association, or any successor entity thereto.

              "BANK PRODUCTS" means any one or more of the following types of services or facilities extended to the Borrower by the Bank or any affiliate of the Bank in reliance on the Bank's agreement to indemnify such affiliate: (i) credit cards; (ii) ACH Transactions; and (iii) Hedge Agreements.

              "BANK PRODUCT RESERVES" means all reserves which the Agent from time to time establishes in its reasonable discretion for the Bank Products then outstanding.

              "BANKRUPTCY CODE" means Title 11 of the United States Code (11 U.S.C. ss. 101 ET SEQ.).

              "BANKRUPTCY COURT" means the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Bankruptcy Cases from time to time, including, without limitation, the United States District Court for the District of Delaware if and to the extent it withdraws the reference with respect to the Bankruptcy Cases, any part thereof, or any matter or proceeding therein.

              "BASE RATE" means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Bank in Charlotte, North Carolina as its "prime rate" (the "prime rate" being a rate set by the Bank based upon various factors including the Bank's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate). Any change in the prime rate announced by the Bank shall take effect at the opening of business on the day specified in the public announcement of such change. Each Interest Rate based upon the Base Rate shall be adjusted simultaneously with any change in the Base Rate.

              "BASE RATE LOANS" means, collectively, the Base Rate Revolving Loans and the Base Rate Term Loans.

              "BASE RATE REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the Base Rate.

              "BASE RATE TERM LOAN" means any portion of the Term Loan during any period in which such portion bears interest based on the Base Rate.

              "BLOCKED ACCOUNT AGREEMENT" means an agreement among the Borrower, the Agent and a Clearing Bank, in form and substance reasonably satisfactory to the Agent, concerning the collection of payments which represent the proceeds of Accounts or of any other Collateral, which agreements may consist of existing blocked account agreements with Agent, amended to refer to this Agreement.

              "BORROWING" means a borrowing hereunder consisting of Revolving Loans or the Term Loan made on the same day by the Lenders to the Borrower or by Bank in the case of a Borrowing funded by Non-Ratable Loans or by the Agent in the case of a Borrowing consisting of an Agent Advance, or the issuance of Letters of Credit hereunder.

              "BORROWING BASE" means, at any time, an amount equal to (a) the lesser of (i) the Maximum Revolver Amount or (ii) the sum of (A) eighty-five percent (85%) of the Net Amount of Eligible Accounts; plus (B) sixty-five percent (65%) of the book value of Eligible Inventory consisting of finished goods (valued at the lower of FIFO cost or market); plus (C) fifty percent (50%) of the book value of Eligible Inventory consisting of raw materials and work-in-process (valued at the lower of FIFO cost or market); MINUS (b) the sum of (i) the Bank Product Reserves, (ii) reserves for unpaid professional fees and expenses for two months set forth in the Fee Budget (including one statutory committee approved in the Bankruptcy Cases), and (iii) all other reserves which the Agent deems necessary in the exercise of its reasonable credit judgment to maintain with respect to the Borrower's account after giving notice thereof to the Borrower, including reserves for any amounts which the Agent or any Lender may be obligated to pay in the future for the account of the Borrower or any Guarantor. For purposes of calculating Availability, Revolving Loans shall be deemed to be advanced, first, against Eligible Accounts and, second, against Eligible Inventory. Aggregate Revolving Loans advanced against Eligible Inventory shall not exceed $375,000,000.

              "BORROWING BASE CERTIFICATE" means a certificate by a Responsible Officer of the Borrower, substantially in the form of EXHIBIT B (or another form reasonably acceptable to the Agent) setting forth the calculation of the Borrowing Base, including a calculation of each component thereof, all in such detail as shall be reasonably satisfactory to the Agent. All calculations of the Borrowing Base in connection with the preparation of any Borrowing Base Certificate shall originally be made by the Borrower and certified to the Agent; provided, that the Agent shall have the right to review and adjust, in the exercise of its reasonable credit judgment, any such calculation after giving notice thereof to the Borrower, (1) to reflect its reasonable estimate of declines in value of any of the Collateral described therein, and (2) to the extent that such calculation is not in accordance with this Agreement.

              "BUSINESS DAY" means (a) any day that is not a Saturday, Sunday, or a day on which banks in Chicago, Illinois or Charlotte, North Carolina are required or permitted to be closed, and (b) with respect to all notices, determinations, fundings and payments in connection with the LIBOR Rate or LIBOR Rate Loans, any day that is a Business Day pursuant to CLAUSE
(a) above and that is also a day on which trading in Dollars is carried on by and between banks in the London interbank market.

              "CAPITAL ADEQUACY REGULATION" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

              "CAPITAL EXPENDITURES" means all payments made in respect of the cost of any fixed asset or improvement, or replacement, substitution, or addition thereto, which has a useful life of more than one year, including, without limitation, those costs arising in connection with the direct or indirect acquisition of such asset by way of increased product or service charges or in connection with a Capital Lease, but excluding payments made with respect to the Synthetic Lease.

              "CAPITAL LEASE" means any lease of property by the Borrower or any Guarantor which, in accordance with GAAP, should be reflected as a capital lease on the balance sheet of Borrower or such Guarantor.

              "CARVE-OUT" has the meaning set forth in SECTION 6.18(c).

              "CARVE-OUT EVENT" has the meaning set forth in SECTION 6.18(c).

              "CHANGE OF CONTROL" means any of the following: (a) any Person or group of Persons (within the meaning of the Securities and Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended) of 50.1% or more of the issued and outstanding shares of capital stock of Parent having the right to vote for the election of directors of Parent under ordinary circumstances;
(b) any Person or group of Persons (as defined above) shall have acquired beneficial ownership (as defined above) of 40% or more of the outstanding capital stock of Parent and shall direct the management or policies of Parent or Borrower; (c) during any period of twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of Parent (together with any new directors whose election by the board of directors of Parent or whose nomination for election by the Stockholders of Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office; and (d) Parent ceases to own and control all of the economic and voting rights associated with all of the outstanding capital stock of Borrower other than convertible preferred stock of the Borrower outstanding as of the date hereof.

              "CLEARING BANK" means the Bank, Bank One or any other banking institution with whom a Payment Account has been established pursuant to a Blocked Account Agreement.

              "CLOSING DATE" means the first Business Day on which the Conditions in Section 10 have been met.

              "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute, and regulations promulgated thereunder.

              "COLLATERAL" has the meaning specified in SECTION 6.1.

              "COMMITMENT" means, at any time with respect to a Lender, the principal amount set forth beside such Lender's name under the heading "COMMITMENT" on Schedule 1.1 hereto or on the signature page of the Assignment and Acceptance pursuant to which such Lender became a Lender hereunder in accordance with the provisions of SECTION 13.2, as such Commitment may be adjusted from time to time in accordance with the provisions of SECTION 13.2, and "COMMITMENTS" means, collectively, the aggregate amount of the commitments of all of the Lenders.

              "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, asbestos in any form or condition, polychlorinated biphenyls ("PCBs"), or any constituent of any such substance or waste, other than insignificant amounts of such substances maintained or used in compliance with the Environmental Laws.

              "CREDIT SUPPORT" has the meaning specified in SECTION 2.4(a).

              "DEBT" means, without duplication, all liabilities, obligations and indebtedness of the Borrower or any Guarantor to any Person, of any kind or nature, now or hereafter owing, arising, due or payable, howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed or otherwise, and including, without in any way limiting the generality of the foregoing: (i) the Borrower's and each Guarantor's liabilities and obligations to trade creditors; (ii) all Obligations; (iii) all obligations and liabilities of any Person secured by any Lien on the Borrower's or any Guarantor's property, even though the Borrower or such Guarantor shall not have assumed or become liable for the payment thereof; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower or the applicable Guarantor prepared in accordance with GAAP as of the date of such valuation; (iv) all obligations or liabilities created or arising under any Capital Lease or conditional sale or other title retention agreement with respect to property used or acquired by the Borrower, even if the rights and remedies of the lessor, seller or lender thereunder are limited to repossession of such property; PROVIDED, HOWEVER, that all such obligations and liabilities which are limited in recourse to such property shall be included in Debt only to the extent of the book value of such property as would be shown on a balance sheet of the Borrower or the applicable Guarantor prepared in accordance with GAAP as of any date of determination; (v) all obligations of the Borrower or any Guarantor under any synthetic lease, including the Synthetic Lease (and regardless of whether such amounts would be classified as debt in accordance with GAAP); and (vi) without duplication, all obligations and liabilities under Guaranties.

              "DEBT FOR BORROWED MONEY" means, as to any Person, Debt for borrowed money or as evidenced by notes, bonds, debentures or similar evidences of any such Debt of such Person, the deferred and unpaid purchase price of any property or business (other than trade accounts payable incurred in the ordinary course of business and constituting current liabilities), all obligations under Capital Leases and all obligations under synthetic leases, including the Synthetic Lease.

              "DEFAULT" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured, waived, or otherwise remedied during such time) constitute an Event of Default.

              "DEFAULTED ACCOUNT" means an Account: (a) as to which any payment, or part thereof, remains unpaid for more than sixty (60) days from the original due date for such payment or remains unpaid for more than thirty
(30) days from the due date for such Account if the due date for such Account was thirty-one (31) to one hundred eighty (180) days after the original invoice date, (b) with regard to the Account Debtor of which a matured or unmatured Event of Bankruptcy has occurred or (c) which has been written off as uncollectible by the Borrower or the applicable Guarantor or which, consistent with the credit and collection policies of the Borrower should be written off as uncollectible.

              "DEFAULTING LENDER" has the meaning specified in SECTION
2.2(g)(ii).

              "DEFAULT RATE" means a fluctuating per annum interest rate at all times equal to the sum of (a) the otherwise applicable Interest Rate PLUS
(b) two percent (2%) per annum. Each Default Rate shall be adjusted simultaneously with any change in the applicable Interest Rate. In addition, with respect to Letters of Credit, the Default Rate shall mean an increase in the Letter of Credit Fee by two (2) percentage points.

              "DISTRIBUTION" means, in respect of any corporation: (a) the payment or making of any dividend or other distribution of property in respect of capital stock (or any options or warrants for such stock) of such corporation, other than distributions in capital stock (or any options or warrants for such stock) of the same class; or (b) the redemption or other acquisition by such corporation of any capital stock (or any options or warrants for such stock) of such corporation.

              "DOL" means the United States Department of Labor or any successor department or agency.

              "DOLLAR" and "$" means dollars in the lawful currency of the United States.

              "DOMESTIC SUBSIDIARIES" has the meaning specified in Section
8.30.

              "EBITDAR" means, with respect to any fiscal period of the Borrower and the Guarantors, Adjusted Net Earnings from Operations, PLUS, to the extent deducted in the determination of Adjusted Net Earnings from Operations for that fiscal period, interest expenses, Federal, state, local and foreign income taxes for such period, depreciation, amortization and Restructuring Expenses.

              "ELIGIBLE ACCOUNT" means an Account owned by the Borrower or any Subsidiary Guarantor that the Agent in the exercise of its reasonable commercial discretion determines to be an Eligible Account; provided, however, that notwithstanding any other provision of this definition (including, without limitation, the general guidance provided by clause (p) below) or this Agreement to the contrary, the decision as to whether any Account Debtor is creditworthy and the extent to which (if at all) an Account of such Account Debtor may be included among Eligible Accounts shall be made by the Agent and, when the Agent is so directed, the Majority Lenders in the exercise of the Agent's and the Majority Lenders' reasonable commercial judgment. Without limiting the discretion of the Agent to establish other criteria of eligibility, at any time of determination thereof, an Eligible Account shall be limited to the unpaid portion (valued in Dollars) of the Net Amount of Eligible Accounts, net of limits and deductions provided for by the Agent in its reasonable commercial judgment. Also without limiting the discretion of the Agent to establish other criteria of eligibility, Eligible Accounts shall, unless the Agent in its reasonable commercial discretion determines to the contrary, include an Account:

              (a) which represents a BONA FIDE obligation resulting from a sale of goods and services in the ordinary course of business of the Borrower or a Subsidiary Guarantor, such business to be the apparel and textile business and businesses reasonably related thereto;

              (b) which is an "account" as defined in the Uniform Commercial Code as in effect in such jurisdiction;

              (c) that is not of an Account Debtor with regard to which a matured or unmatured Event of Bankruptcy has occurred;

              (d) as to which no more than 50% of the unpaid balance of all the Accounts owed by such Account Debtor are, at any time, Defaulted Accounts; PROVIDED, HOWEVER, this clause (d) shall not apply if the aggregate unpaid balance of all Accounts owed by such Account Debtor does not exceed $100,000;

              (e) except as provided in (d) above, is not a Defaulted Account;

              (f) with regard to which the representations, warranties, covenants, and agreements contained in Section 6.8 are true and correct;

              (g) the granting of Agent's Lien does not contravene or conflict with any law, rule or regulation or any contractual or other restriction, limitation or encumbrance;

              (h) which is denominated and payable only in Dollars or Canadian Dollars;

              (i) which arises under a contract that has been duly authorized and that, together with such Account, is in full force and effect and constitutes the legal, valid and binding obligation of the Account Debtor of such Account enforceable against such Account Debtor in accordance with its terms and is not subject to a reduction, cancellation, rebate or refund or any dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of such Account Debtor prior to the occurrence thereof);

              (j) which, together with the contract related thereto, conforms in all material respects with any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the contract related thereto is in violation of any such law, rule or regulation in any material respect if such violation would impair the collectability of such Account;

              (k) which arises under a contract (i) the performance of which has been completed by the Borrower or the applicable Subsidiary Guarantor and by all other parties thereto and accepted by the Account Debtor, to the extent of the amount of the related Account, (ii) which has been invoiced by the Borrower or the applicable Subsidiary Guarantor and (iii) which requires such Account to be paid in full within thirty (30) days or less of the original billing date therefor; PROVIDED, HOWEVER, that with respect to this clause (iii), an Account, the contract with respect to which requires such Account to be paid in full within not less than thirty one (31) days nor more than one hundred eighty (180) days shall also be an Eligible Account, if, when the unpaid balance of such Account is added to the aggregate unpaid balance of all other Eligible Accounts payable in full within not less than thirty one (31) days nor more than one hundred eighty (180) days, the aggregate unpaid balance of all such Eligible Accounts does not exceed fifteen percent (15%) of the aggregate unpaid principal balance of all Eligible Accounts;

              (l) as to which the Agent's first priority Lien has been perfected under the applicable UCC or Bankruptcy Court order;

              (m) the Account Debtor of which is not a government or a governmental subdivision or agency, unless all rights of the Borrower or the applicable Subsidiary Guarantor with respect to such account have been assigned to the Agent for the ratable benefit of the Lenders and the Agent on terms acceptable to the Agent pursuant to the Assignment of Claims

Act of 1940, as amended, or except as otherwise provided in this clause (m), the perfection or enforceability of Agent's lien and Agent's right to obtain direct payment of the Account is not governed by any statute other than the UCC;

              (n) which does not represent a progress billing (as hereinafter defined) or as to which the Borrower or the applicable Subsidiary Guarantor has extended the time for payment without the consent of the Agent; for the purposes hereof "progress billing" means any invoice for goods sold or leased or services rendered under a contract pursuant to which the Account Debtor's obligation to pay such invoice is conditioned upon the Borrower's or the applicable Subsidiary Guarantor's completion of any further performance under the contract;

              (o) not more than fifty percent (50%) of the aggregate Dollar amount of outstanding Accounts owed at such time by the Account Debtor thereon is classified as ineligible under the other criteria set forth herein or otherwise established by the Agent;

              (p) the Account is not owing by an Account Debtor whose Accounts owing to the Borrower and the Subsidiary Guarantors in the aggregate exceed in the aggregate the credit limit determined by Agent in its reasonable commercial judgment, but only to the extent such Accounts exceed such limit;

              (q) neither the Borrower nor the applicable Subsidiary Guarantor is indebted to the Account Debtor in any way, and the Account is not subject to any right of setoff or recoupment by the Account Debtor, unless the Account Debtor has entered into an agreement reasonably acceptable to the Agent to waive setoff rights; or if the Account Debtor thereon has disputed liability or made any claim with respect to any other Account due from such Account Debtor; but in each such case only to the extent of such indebtedness, setoff, recoupment, dispute, or claim;

              (r) the Account is not one which represents a sale on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis;

              (s) the Account is not one which is evidenced by a promissory note or other instrument or by chattel paper;

              (t) the Agent believes, in the exercise of its reasonable commercial judgment, that there is no impairment of the prospect of collection of such Account or likelihood that the Account may not be paid by reason of the Account Debtor's financial inability to pay;

              (u) that is owing by an Account Debtor that is organized under the laws of, and has its headquarters in, the United States or Canada or any state or province thereof, excluding the province of Newfoundland and the Northwest Territories and the Territory of Nunavut; and

              (v) if the Account Debtor is located in any state requiring the filing of a Notice of Business Activities Report or similar report in order to permit the Borrower or the applicable Account Debtor to seek judicial enforcement in such State of payment of such

Account, the Borrower or the applicable Account Debtor has qualified to do business in such state or has filed a Notice of Business Activities Report or equivalent report for the then current year.

         If any Account at any time ceases to be an Eligible Account, then such Account shall promptly be excluded from the calculation of Eligible Accounts.

              "ELIGIBLE ASSIGNEE" means (a) a commercial bank, commercial finance company or other asset based lender, having total assets in excess of $1,000,000,000; (b) any Lender listed on the signature page of this Agreement; (c) any Affiliate of any Lender; and (d) if an Event of Default has occurred and is continuing, any Person reasonably acceptable to the Agent; provided that any Person which has contested any of Agent's Liens shall not be an Eligible Assignee.

              "ELIGIBLE INVENTORY" means Inventory, valued at the lower of cost (on a first-in, first-out basis) or market, which the Agent, in its reasonable discretion, determines to meet all of the following requirements:

              (a) such Inventory is owned by the Borrower or one of the Guarantors,

              (b) such Inventory is subject to the Agent's Liens, which are perfected as to such Inventory, and is subject to no other Lien whatsoever (other than the Liens described in CLAUSE (D) of the definition of Permitted Liens provided that such Permitted Liens (i) are junior in priority to the Agent's Liens and (ii) do not impair directly or indirectly the ability of the Agent to realize on or obtain the full benefit of the Collateral),

              (c) such Inventory consists of finished goods, work-in-process, or raw materials,

              (d) such Inventory does not consist of supplies or shipping and packing materials but may, in Agent's reasonable commercial judgment, include shrink wrap and other packaging for finished goods,

              (e) such Inventory is in good condition, not unmerchantable, and meets all standards imposed by any Governmental Authority having regulatory authority over such goods, their use or sale,

              (f) such Inventory is currently either usable or salable, at prices approximating at least cost, in the normal course of the Borrower's or the applicable Guarantor's business, and is not slow moving or stale,

              (g) such Inventory is not obsolete or repossessed or used goods taken in trade,

              (h) such Inventory is located within the United States or Canada (and not in-transit from vendors or suppliers),

              (i) if such Inventory is located in a public warehouse or in possession of a bailee or in a facility leased by the Borrower or any Guarantor, the warehouseman, or the bailee, or the lessor has delivered to the Agent, if requested by the Agent, a subordination agreement in form and substance satisfactory to the Agent,

              (j) if such Inventory contains or bears any Proprietary Rights licensed to the Borrower or any Guarantor by any Person, the Agent shall be satisfied that it may sell or otherwise dispose of such Inventory in accordance with ARTICLE 11 without infringing on the rights of the licensor of such Proprietary Rights or violating any contract with such licensor (and without payment of any royalties) and, if the Agent deems it necessary, the Borrower or the applicable Guarantor shall deliver to the Agent a consent or sublicense agreement from such licensor in form and substance acceptable to the Agent, and

              (k) such Inventory is not determined by the Agent in its reasonable discretion, to be ineligible for any other reason.

              If any Inventory at any time ceases to be Eligible Inventory, such Inventory shall promptly be excluded from the calculation of Eligible Inventory.

              "ENVIRONMENTAL CLAIMS" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for a Release or injury to the environment.

              "ENVIRONMENTAL LAWS" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case relating to environmental, health, safety and land use matters.

              "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for (a) any liability under Environmental Laws, or (b) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

              "EQUIPMENT" means all of the Borrower's and each Guarantor's now owned and hereafter acquired machinery, equipment, furniture, furnishings, fixtures, and other tangible personal property (except Inventory), including motor vehicles with respect to which a certificate of title has been issued, aircraft, dies, tools, jigs, and office equipment, as well as all of such types of property leased by the Borrower or any Guarantor and all of the Borrower's and each Guarantor's rights and interests with respect thereto under such leases (including, without limitation, options to purchase); together with all present and future additions and accessions thereto, replacements therefor, component and auxiliary parts and supplies used or to be used in connection therewith, and all substitutes for any of the foregoing, and all manuals, drawings, instructions, warranties and rights with respect thereto; wherever any of the foregoing is located. For purposes of the definition of "Fixed Assets" as such term is used in the definition of "Adjusted Net Earnings from Operations," the term "Equipment" shall also include the items set forth above that are owned by Subsidiaries of the Borrower and the Guarantors.

              "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

              "ERISA AFFILIATE" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

              "ERISA EVENT" means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multi-employer Plan or notification that a Multi-employer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under
Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multi-employer Plan, (e) the occurrence of an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multi-employer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

              "EVENT OF BANKRUPTCY" shall be deemed to have occurred with respect to an Account Debtor if either:

              (a) a case or other proceeding shall be commenced, without the application or consent of such Account Debtor, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up, or composition or readjustment of debts of such Account Debtor, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Account Debtor or all or any substantial part of its assets, or any similar action with respect to such Account Debtor under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding shall continue undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Account Debtor shall be entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or

              (b) such Account Debtor shall commence a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for, such Account Debtor or for any substantial part of its property, or shall make any general assignment for the benefit of creditors, or shall fail to, or admit in writing its inability to, pay its debts generally as they become due, or, if a corporation or similar entity, its board of directors shall vote to implement any of the foregoing.

              "EVENT OF DEFAULT" has the meaning specified in SECTION 11.1.

              "EXCHANGE ACT" means the Securities Exchange Act of 1934, and regulations promulgated thereunder.

              "FACILITY FEE" has the meaning specified in SECTION 3.4.

              "FDIC" means the Federal Deposit Insurance Corporation, and any Governmental Authority succeeding to any of its principal functions.

              "FEDERAL FUNDS RATE" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; PROVIDED that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Bank on such day on such transactions as determined by the Agent.

              "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

              "FEE BUDGET" means the amount set forth for professional fees and disbursements expected to be incurred by the Borrower and the Guarantors and one statutory committee in the Bankruptcy Cases as set forth in the Projections.

              "FINAL ORDER" has the meaning specified in SECTION 10.2(e).

              "FINANCIAL STATEMENTS" means, according to the context in which it is used, the financial statements referred to in SECTION 8.6 or any other financial statements required to be given to the Lenders pursuant to this Agreement.

              "FISCAL MONTH" means any fiscal period ending on January 29, 2000, February 26, 2000, April 29, 2000, May 27, 2000, July 29, 2000, August
26, 2000, October 28, 2000, November 25, 2000, January 27, 2001, February 24,
2001, April 28, 2001 and May 26, 2001.

              "FISCAL QUARTER" means any fiscal period ending on April 1, 2000, July 1, 2000, September 30, 2000, March 31, 2001 and June 30, 2001.

              "FISCAL YEAR" means the Borrower's fiscal year for financial accounting purposes. The current Fiscal Year of the Borrower will end on January 1, 2000.

              "FIXED ASSETS" means the Equipment and Real Estate of the Borrower, the Guarantors and, for purposes of the definition of "Adjusted Net Earnings from Operations" only, their Subsidiaries.

              "FOREIGN SUBSIDIARIES" means all subsidiaries of Borrower or Parent other than Domestic Subsidiaries.

              "FUNDING DATE" means the date on which a Borrowing occurs.

              "GAAP" means generally accepted accounting principles and practices set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Closing Date.

              "GENERAL INTANGIBLES" means all of the Borrower's and each Guarantor's now owned or hereafter acquired general intangibles, choses in action and causes of action and all other intangible personal property of the Borrower and each Guarantor of every kind and nature (other than Accounts), including, without limitation, all contract rights, Proprietary Rights, corporate or other business records, inventions, designs, blueprints, plans, specifications, patents, patent applications, trademarks, service marks, trade names, trade secrets, goodwill, copyrights, computer software, customer lists, registrations, licenses, franchises, tax refund claims, any funds which may become due to the Borrower or any Guarantor in connection with the termination of any Plan or other employee benefit plan or any rights thereto and any other amounts payable to the Borrower or any Guarantor from any Plan or other employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, property, casualty or any similar type of insurance and any proceeds thereof, proceeds of insurance covering the lives of key employees on which the Borrower or any Guarantor is beneficiary, and any letter of credit, guarantee, claim, security interest or other security held by or granted to the Borrower or the applicable Guarantor.

              "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

              "GUARANTY" means, with respect to any Person, all obligations of such Person which in any manner directly or indirectly guarantee or assure, or in effect guarantee or assure, the payment or performance of any indebtedness, dividend or other obligations of any other Person (the "guaranteed obligations"), or assure or in effect assure the holder of the guaranteed obligations against loss in respect thereof, including any such obligations incurred through an agreement, contingent or otherwise: (a) to purchase the guaranteed obligations or any property constituting security therefor; (b) to advance or supply funds for the purchase or payment of the guaranteed obligations or to maintain a working capital or other balance sheet condition; or (c) to lease property or to purchase any debt or equity securities or other property or services.

              "HEDGE AGREEMENT" means any and all transactions, agreements or documents now existing or hereafter entered into, which provides for an interest rate, credit, commodity or equity swap, cap, floor, collar, forward foreign exchange transaction, currency swap, cross currency rate swap, currency option, or any combination of, or option with respect to, these or similar transactions, for the purpose of hedging the Borrower's exposure to fluctuations in interest or exchange rates, loan, credit exchange, security or currency valuations or commodity prices.

              "INTERCOMPANY ACCOUNTS" means all assets and liabilities, however arising, which are due to the Borrower from, which are due from the Borrower to, or which otherwise arise from any transaction by the Borrower with any Affiliate of the Borrower, other than any Guarantor.

              "INTEREST PERIOD" means, as to any LIBOR Rate Loan, the period commencing on the Funding Date of such Loan or on the Continuation/Conversion Date on which the Loan is converted into or continued as a LIBOR Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Borrower in its Notice of Borrowing, in the form attached hereto as EXHIBIT D, or Notice of Continuation/Conversion, in the form attached hereto as EXHIBIT E, provided that:

                   (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

                   (ii) any Interest Period pertaining to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                   (iii) no Interest Period shall extend beyond the Stated Termination Date.

              "INTEREST RATE" means each or any of the interest rates, including the Default Rate, set forth in SECTION 3.1.

              "INTERIM ORDER" has the meaning specified in SECTION 10.1(k).

              "INVENTORY" means all of the Borrower's and each Guarantor's now owned and hereafter acquired inventory, goods and merchandise, wherever located, to be furnished under any contract of service or held for sale or lease, all returned goods, raw materials, work-in-process, other materials and supplies of any kind, nature or description which are used or consumed in the Borrower's or the applicable Guarantor's business or used in connection with the packing, shipping, advertising, selling or finishing of such goods, merchandise and such other personal property, and all documents of title or other documents representing them.

              "INVESTMENT PROPERTY" means all of the Borrower's and each Guarantor's right title and interest in and to any and all: (a) securities whether certificated or uncertificated; (b) securities entitlements; (c) securities accounts; (d) commodity contracts; or
(e) commodity accounts.

              "IRS" means the Internal Revenue Service and any Governmental Authority succeeding to any of its principal functions under the Code.

              "LATEST PROJECTIONS" means: (a) on the Closing Date, the Projections and (b) thereafter, the projections most recently received by the Agent pursuant to SECTION 7.2(f).

              "LENDER" and "LENDERS" have the meanings specified in the introductory paragraph hereof and shall include the Agent to the extent of any Agent Advance outstanding and the Bank to the extent of any Non-Ratable Loan outstanding; PROVIDED that no such Agent Advance or Non-Ratable Loan shall be taken into account in determining any Lender's Pro Rata Share.

              "LETTER OF CREDIT" has the meaning specified in SECTION 2.4.

              "LETTER OF CREDIT FEE" has the meaning specified in SECTION
3.6.

              "LETTER OF CREDIT ISSUER" means the Bank, any affiliate of the Bank or up to two other Lenders (reasonably acceptable to the Agent and the Borrower) that issue Letters of Credit pursuant to this Agreement.

              "LIBOR INTEREST PAYMENT DATE" means, with respect to a LIBOR Rate Loan, the last day of each Interest Period applicable to such Loan.

              "LIBOR RATE" means, for any Interest Period, with respect to LIBOR Rate Loans, the rate of interest per annum determined pursuant to the following formula:

              LIBOR Rate  =            Offshore Base Rate
                            ----------------------------------------
                               1.00 - Eurodollar Reserve Percentage

              Where,

                   "OFFSHORE BASE RATE" means the rate per annum appearing
              on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; PROVIDED, HOWEVER, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates. If for any reason none of the foregoing rates is available, the Offshore Base Rate shall be, for any Interest Period, the rate per annum determined by Agent as the rate of interest at which dollar deposits in the approximate amount of the LIBOR Rate Loan comprising part of such Borrowing would be offered by the Bank's London Branch to major banks in the offshore dollar market at their request at or about 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period.

                   "EURODOLLAR RESERVE PERCENTAGE" means, for any day during
              any Interest Period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day applicable to member banks under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding LIBOR Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.

              "LIBOR RATE LOANS" means, collectively, the LIBOR Revolving Loans and the LIBOR Term Loans.

              "LIBOR REVOLVING LOAN" means a Revolving Loan during any period in which it bears interest based on the LIBOR Rate.

              "LIBOR TERM LOAN" means any portion of the Term Loan during any period in which such portion bears interest based on the LIBOR Rate.

              "LIEN" means: (a) any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes; (b) to the extent not included under CLAUSE (a), any reservation, exception, encroachment, easement, right-of-way, covenant, condition, restriction, lease or other title exception or encumbrance affecting property; and (c) any contingent or other agreement to provide any of the foregoing.

              "LOAN ACCOUNT" means the loan account of the Borrower, which account shall be maintained by the Agent.

              "LOAN DOCUMENTS" means this Agreement, the Term Loan Notes, the Patent and Trademark Agreements, the Mortgages (if reasonably requested by Agent), the Parent Guaranty,

Subsidiary Guaranties, and any other agreements, instruments, and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, or any other aspect of the transactions contemplated by this Agreement other than the Pre-Petition Secured Indebtedness.

              "LOANS" means, collectively, all loans and advances provided for in ARTICLE 2.

              "MAJORITY LENDERS" means at any date of determination Lenders whose Pro Rata Shares aggregate more than 66 2/3% as such percentage is determined under the definition of Pro Rata Share set forth herein.

              "MARGIN STOCK" means "margin stock" as such term is defined in Regulation T, U or X of the Federal Reserve Board.

              "MATERIAL ADVERSE EFFECT" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower and the Guarantors taken as a whole or the Collateral; (b) a material impairment of the ability of the Borrower or any Guarantor to perform under any Loan Document to which it is a party and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower or any Guarantor of any Loan Document to which it is a party.

              "MAXIMUM REVOLVER AMOUNT" means $475,000,000.

              "MORTGAGES" means and includes mortgages, deeds of trust, deeds to secure debt, assignments and other instruments, if any, executed and delivered by the Borrower or any Guarantor to or for the benefit of the Agent by which the Agent, on behalf of the Lenders, acquires a Lien on the Real Estate or a collateral assignment of the Borrower's or any Guarantor's interest under leases of Real Estate, and all amendments, modifications and supplements thereto.

              "MULTI-EMPLOYER PLAN" means a "multi-employer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding six (6) years contributed to by the Borrower or any ERISA Affiliate.

              "NET AMOUNT OF ELIGIBLE ACCOUNTS" means, at any time, the gross amount of Eligible Accounts less sales, excise or similar taxes, and less returns, discounts, claims, credits accrued rebates and other allowances, offsets, deductions, counterclaims, disputes and other defenses of any nature at any time issued, owing, granted, outstanding, available or claimed.

              "NON-RATABLE LOAN" and "NON-RATABLE LOANS" have the meanings specified in SECTION 2.2(h).

              "NOTICE OF BORROWING" has the meaning specified in SECTION
2.2(b).

              "NOTICE OF CONVERSION/CONTINUATION" has the meaning specified in SECTION 3.2(b).

              "OBLIGATIONS" means all present and future loans, advances, liabilities, obligations, covenants, duties, and debts owing by the Borrower or any Guarantor to the Agent and/or any Lender, arising under or pursuant to this Agreement or any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, whether arising from an extension of credit, opening of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including all principal, interest, charges, expenses, fees, attorneys' fees, filing fees and any other sums chargeable to the Borrower or any Guarantor hereunder or under any of the other Loan Documents, all of which shall constitute Superpriority Claims in the Bankruptcy Cases and be secured with the priority provided herein, subject only to the Carve-Out. "Obligations" includes, without limitation, (a) all debts, liabilities, and obligations now or hereafter arising from or in connection with the Letters of Credit and (b) all debts, liabilities and obligations now or hereafter arising from or in connection with Bank Products.

              "OTHER COLLATERAL" means all Collateral other than Term
Collateral.

              "OTHER TAXES" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

              "PARENT" means Fruit of the Loom, Ltd., a Cayman Islands corporation.

              "PARTICIPANT" means any Person who shall have been granted the right by any Lender to participate in the financing provided by such Lender under this Agreement, and who shall have entered into a participation agreement in form and substance satisfactory to such Lender.

              "PATENT AND TRADEMARK AGREEMENTS" means the Patent Security Agreement and the Trademark Security Agreement, executed and delivered by the Borrower and each Guarantor to the Agent to evidence and perfect, to the extent possible, the Agent's security interest in the Borrower's and each Guarantor's present and future patents, trademarks, and related licenses and rights, for the benefit of the Agent and the Lenders.

              "PAYMENT ACCOUNT" means each bank account established pursuant to SECTION 6.9, to which the proceeds of Accounts and other Collateral are deposited or credited, and which is maintained in the name of the Agent or the Borrower or any Guarantor, as the Agent may determine, on terms reasonably acceptable to the Agent.

              "PBGC" means the Pension Benefit Guaranty Corporation or any Governmental Authority succeeding to the functions thereof.

              "PENDING REVOLVING LOANS" means, at any time, the aggregate principal amount of all Revolving Loans requested in any Notice of Borrowing received by the Agent which have not yet been advanced.

              "PENSION PLAN" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Borrower or any Guarantor sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a Multi-employer Plan has made contributions at any time during the immediately preceding five (5) plan years.

              "PERMITTED LIENS" means:

              (a) Liens for taxes not delinquent or statutory Liens for taxes in an amount not to exceed $1,000,000 provided that the payment of such taxes which are due and payable is being contested in good faith and by appropriate proceedings diligently pursued and as to which adequate financial reserves have been established on Borrower's or the applicable Guarantor's books and records and a stay of enforcement of any such Lien is in effect;

              (b) the Agent's Liens;

              (c) Liens consisting of deposits made in the ordinary course of business in connection with, or to secure payment of, obligations under worker's compensation, unemployment insurance, social security and other similar laws, or to secure the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure indemnity, performance or other similar bonds for the performance of bids, tenders or contracts (other than for the repayment of borrowed money) or to secure statutory obligations (other than liens arising under ERISA or Environmental Liens) or surety or appeal bonds, or to secure indemnity, performance or other similar bonds;

              (d) Liens securing the claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons with respect to Inventory or other assets in the United States, PROVIDED that if any such Lien arises from the nonpayment of such claims or demand when due, such claims or demands do not exceed $1,000,000 in the aggregate;

              (e) Liens on Inventory not located in the United States;

              (f) Liens constituting encumbrances in the nature of reservations, exceptions, encroachments, easements, rights of way, covenants running with the land, and other similar title exceptions or encumbrances affecting any Real Estate; PROVIDED that they do not in the aggregate materially detract from the value of the Real Estate or materially interfere with its use in the ordinary conduct of the Borrower's or the applicable Guarantor's business;

              (g) Liens arising from judgments and attachments in connection with court proceedings provided that the attachment or enforcement of such Liens would not result in an Event of Default hereunder and such Liens are being contested in good faith by appropriate proceedings, adequate reserves have been set aside and no material Property is subject to a material risk of loss or forfeiture and the claims in respect of such Liens are fully covered by insurance (subject to ordinary and customary deductibles) and a stay of execution pending appeal or proceeding for review is in effect;

              (h) Liens securing Pre-Petition Secured Indebtedness that are subordinated to the Agent's Lien hereunder;

              (i) Capital Leases and purchase money security interests consisting of Liens on Equipment and Fixtures in effect on the Closing Date; and

              (j) Negative pledges by Foreign Subsidiaries with respect to the assets of Foreign Subsidiaries located outside of the United States.

              "PERSON" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, Governmental Authority, or any other entity, and shall include, without limitation, the definition set forth in
SECTION 101(44) of the Bankruptcy Code.

              "PETITION DATE" means the date on which the Borrower's and Guarantors' voluntary petitions for relief under chapter 11 of the Bankruptcy Code are filed with the Bankruptcy Court.

              "PLAN" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Borrower or any Guarantor sponsors or maintains or to which the Borrower or any Guarantor makes, is making, or is obligated to make contributions and includes any Pension Plan.

              "PRE-PETITION PAYMENT" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Debt or trade payables arising from the purchase of Inventory not otherwise permitted to be paid under this Agreement; PROVIDED that the return to vendors of defective, damaged or non-conforming Inventory or negotiated returns for credit shall not constitute Pre-Petition Payments.

              "PRE-PETITION SECURED INDEBTEDNESS" means some or all of the Debt arising under (a) the Indenture dated as of March 15, 1981, relating to some or all of the 7% Debentures due March 15, 2011 issued by Northwest Industries, Inc. ("Northwest") and assumed by Fruit of the Loom, Inc., as successor in interest to Northwest; (b) the Indenture dated as of November 30, 1993, relating to 6-1/2% Notes due November 30, 2003 issued by Fruit of the Loom, Inc.; (c) the Indenture dated as of November 30, 1993 relating to 7-3/8% Debentures due November 30, 2023 issued by Fruit of the Loom, Inc.;
(d) the Credit Agreement dated March 24, 1999 among William Farley, as borrower, the lenders party thereto, Nationsbank, N.A., as administrative agent, Credit Suisse First Boston, as syndication agent to the lenders party thereto, guaranteed by the Guaranty of Payment dated March 24, 1999 made by Borrowers in favor of Nationsbank, N.A., as administrative agent for the lenders, for the benefit of William Farley; (e) the Credit Agreement dated as of September 19, 1997 among Fruit of the Loom, Inc., as borrower, the guarantors thereunder, the lenders party thereto, Nationsbank, N.A., as administrative agent for the lenders, Bankers Trust Company, as syndication agent, The Chase Manhattan Bank and The Bank of Nova Scotia, as co-documentation agents, and The Bank of New York, as L/C agent, as amended; and (f) any obligations under the Synthetic Lease and the related Lease Guaranty dated as of September 30, 1994 by Fruit of the Loom, Inc. and certain of its Subsidiaries in favor of

The Chase Manhattan Bank (as successor to Chemical Bank), not in its individual capacity except as expressly stated therein, but solely as owner trustee, as lessor under the Credit Suisse First Boston Advantage Lease Financing. The Agent and the Lenders hereby acknowledge that, notwithstanding the use of the word "secured" in this definition, the Borrower and the Guarantors reserve and retain certain of their legal and equitable rights, including rights under the Bankruptcy Code, to assert that certain of the Pre-Petition Secured Indebtedness is or may not be secured by some, all or any of the Collateral.

              "PRO RATA SHARE" means, with respect to a Lender, a fraction (expressed as a percentage), the numerator of which is the amount of such Lender's Commitment and the denominator of which is the sum of the amounts of all of the Lenders' Commitments, or if no Commitments are outstanding, a fraction (expressed as a percentage), the numerator of which is the amount of Obligations owed to such Lender and the denominator of which is the aggregate amount of the Obligations owed to the Lenders, in each case giving effect to a Lender's participation in Non-Ratable Loans and Agent Advances.

              "PROJECTIONS" means projections delivered to Agent prior to the Closing Date dated December 9, 1999, and countersigned by the Agent and the Borrower setting forth projected EBITDAR for the period from the Closing Date through January 1, 2001 by Fiscal Month and Capital Expenditures by Fiscal Quarter. For purposes of calculating EBITDAR for each Fiscal Month from December 30, 2000 through June 30, 2001, the projected amounts shall be the same as those amounts set forth in the Projections for the corresponding Fiscal Months in Fiscal Year 2000.

              "PROPRIETARY RIGHTS" means all of the Borrower's and each Guarantor's now owned and hereafter arising or acquired: licenses, franchises, permits, patents, patent rights, copyrights, works which are the subject matter of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications, and all licenses and rights related to any of the foregoing, including those patents, trademarks, service marks, trade names and copyrights set forth on SCHEDULE 8.12 hereto, and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing, and all rights to sue for past, present and future infringement of any of the foregoing.

              "REAL ESTATE" means all of the Borrower's and each Guarantor's now or hereafter owned or leased estates in real property, including, without limitation, all fees, leaseholds and future interests, together with all of the Borrower's and each Guarantor's now or hereafter owned or leased interests in the improvements and emblements thereon, the fixtures attached thereto and the easements appurtenant thereto. For purposes of the definition of "Fixed Assets," as such term is used in the definition of "Adjusted Net Earnings from Operations," the term "Real Estate" shall include real property owned or leased by Subsidiaries of the Borrower and the Guarantors.

              "RELEASE" means a release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of a Contaminant into the indoor or outdoor environment or into or out of any Real Estate or other property, including the movement of

Contaminants through or in the air, soil, surface water, groundwater or Real Estate or other property.

              "REPORTABLE EVENT" means, any of the events set forth in
Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

              "REORGANIZATION PLAN" means a plan of reorganization filed in any of the Bankruptcy Cases.

              "REQUIRED LENDERS" means at any time Lenders whose Pro Rata Shares aggregate more than 51% as such percentage is determined under the definition of Pro Rata Share set forth herein.

              "REQUIREMENT OF LAW" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

              "RESPONSIBLE OFFICER" means the chief executive officer, the president or any senior vice president of the Borrower, or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants and the preparation of the Borrowing Base Certificate, the chief financial officer, the treasurer or the assistant treasurer of the Borrower, or any other officer having substantially the same authority and responsibility.

              "RESTRICTED INVESTMENT" means, as to the Borrower and each Guarantor, any acquisition of property by the Borrower or the applicable Guarantor in exchange for cash or other property, whether in the form of an acquisition of stock, debt, or other indebtedness or obligation, or the purchase or acquisition of any other property, or a loan, advance, capital contribution, or subscription, except the following: (a) acquisitions of Equipment to be used in the business of the Borrower or any Guarantor so long as the acquisition costs thereof constitute Capital Expenditures permitted hereunder; (b) acquisitions of Inventory in the ordinary course of business of the Borrower or any Guarantor; (c) acquisitions of current assets acquired in the ordinary course of business of the Borrower or any Guarantor; (d) direct obligations of the United States of America, or any agency thereof, or obligations guaranteed by the United States of America, PROVIDED that such obligations mature within one year from the date of acquisition thereof; (e) acquisitions of certificates of deposit maturing within one year from the date of acquisition, bankers' acceptances, Eurodollar bank deposits, or overnight bank deposits, in each case issued by, created by, or with a bank or trust company organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $100,000,000; (f) acquisitions of commercial paper given a rating of "A2" or better by Standard & Poor's Corporation or "P2" or better by Moody's Investors Service, Inc. and maturing not more than 90 days from the date of creation thereof; and (g) Hedge Agreements.

              "RESTRUCTURING EXPENSES" means, as to the Borrower and the Guarantors, legal, accounting, consulting and investment banking fees and expenses set forth in the Projections and retention payments, stay bonuses and related nonrecurring expenses incurred in connection with the Bankruptcy Cases and approved by an order in the Bankruptcy Cases which is not appealed. Write-downs of assets are expressly excluded from "Restructuring Expenses".

              "REVOLVING LOANS" has the meaning specified in SECTION 2.2 and includes each Agent Advance and Non-Ratable Loan.

              "SECURITIZATION ARRANGEMENT" means the securitization arrangement evidenced by an Amended and Restated Purchase and Contribution Agreement dated as of October 29, 1999 by and among Union Underwear Company, Inc., Salem Sportswear Corporation, and Pro Playor, Inc., as the originators, and FTL Receivables Company, as purchaser, and the Loan and Security Agreement among FTL Receivables Company, Bank of America, N.A., as agent, Banc of America Securities LLC, as the Syndication Agent, Lead Arranger and Sole Book Runner and certain lenders named therein.

              "SETTLEMENT" AND "SETTLEMENT DATE" have the meanings specified in SECTION 2.2(j)(i).

              "STATED TERMINATION DATE" means June 30, 2001.

              "SUBSIDIARY" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which more than fifty percent (50%) of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Borrower.

              "SUPERPRIORITY CLAIM" shall mean, in relation to the Borrower and each Guarantor, a claim against the Borrower or such Guarantor in such Person's Bankruptcy Case which is an administrative expense claim authorized and established by the Bankruptcy Court pursuant to sections 364(c) and 507(b) of the Bankruptcy Code and having priority over any or all administrative expenses of the kind specified in sections 503(b), 507(b) and 546(c) of the Bankruptcy Code.

              "SYNDICATION FEE" has the meaning specified in Section 3.7.

              "SYNTHETIC LEASE" means the CSFB Advantage Lease (Tax Ownership Operating Lease Agreement), dated as of September 30, 1994, between The Chase Manhattan Bank (successor-in-interest to Chemical Bank), as Owner Trustee and Lessor, and Union Underwear Company, Inc. and certain of its subsidiaries, as Lessees, together with any lease supplements thereto, as such lease may from time to time be supplemented, amended or modified in accordance with the terms thereof.

              "TAXES" means any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each

Lender and the Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by the Agent's or each Lender's net income in any jurisdiction (whether federal, state or local and including any political subdivision thereof) under the laws of which such Lender or the Agent, as the case may be, is organized or maintains a lending office.

              "TERM COLLATERAL" means Equipment, Real Estate, Proprietary Rights, General Intangibles, and capital stock, partnership, membership interests and other equity interests in Borrower's or Parent's Foreign Subsidiaries.

              "TERM LOAN" has the meaning specified in SECTION 2.3(a).

              "TERM LOAN NOTE" and "TERM LOAN NOTES" have the meanings specified in SECTION 2.3(c).

              "TERMINATION DATE" means the earliest to occur of:

              (i)   the Stated Termination Date;

              (ii) the date the Total Facility is terminated either by the Borrower pursuant to SECTION 4.2 or by the Majority Lenders pursuant to
         SECTION 11.2;

              (iii) the date that is thirty (30) days after commencement of the first of the Bankruptcy Cases if the Final Order has not been entered on or prior to that date;

              (iv) the date of substantial consummation (as defined in Section 1101 of the Bankruptcy Code, which shall be no later than the effective date) of a Plan of Reorganization which is confirmed pursuant to an order of the Bankruptcy Court in any of the Reorganization Cases.

              "TOTAL FACILITY" has the meaning specified in SECTION 2.1.

              "UCC" means the Uniform Commercial Code (or any successor statute), as in effect from time to time, of the State of Illinois or of any other state the laws of which are required as a result thereof to be applied in connection with the issue of perfection of security interests.

              "UNFUNDED PENSION LIABILITY" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

              "UNUSED LETTER OF CREDIT SUBFACILITY" means an amount equal to $175,000,000, MINUS the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit, PLUS, without duplication, (b) the aggregate unpaid reimbursement obligations with respect to all Letters of Credit.

              "UNUSED LINE FEE" has the meaning specified in SECTION 3.5.

         1.2 ACCOUNTING TERMS. Any accounting term used in this Agreement shall have, unless otherwise specifically provided herein, the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied and using the same method for inventory valuation as used in the preparation of the Financial Statements.

         1.3  INTERPRETIVE PROVISIONS.

              (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

              (b) The words "hereof," "herein," "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and Subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

              (c) (i)   The term "documents" includes any and all instruments,
documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                  (ii) The term "including" is not limiting and means "including without limitation."

                  (iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

              (d) Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

              (e) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

              (f) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

              (g) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Borrower and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Lenders or the Agent merely because of the Agent's or Lenders' involvement in their preparation.

                               ARTICLE 2

                       LOANS AND LETTERS OF CREDIT

         2.1 TOTAL FACILITY. Subject to all of the terms and conditions of this Agreement, the Lenders severally agree to make available a total credit facility of up to $625,000,000 (the "Total Facility") for the Borrower's use from time to time during the term of this Agreement. The Total Facility shall be composed of: (a) a revolving line of credit consisting of Revolving Loans and Letters of Credit up to the Borrowing Base, as described in SECTIONS 2.2 and 2.4; and (b) the Term Loan described in SECTION 2.3.

         2.2  REVOLVING LOANS.

              (a) AMOUNTS. Subject to the satisfaction of the conditions precedent set forth in ARTICLE 10, each Lender severally, but not jointly, agrees, upon the Borrower's request from time to time on any Business Day during the period from the Closing Date to the Termination Date, to make revolving loans (the "Revolving Loans") to the Borrower in amounts not to exceed (except for the Bank with respect to Non-Ratable Loans and except for the Agent with respect to Agent Advances) such Lender's Pro Rata Share of the Borrowing Base. The Lenders, however, in their unanimous discretion, may elect to make Revolving Loans or issue or arrange to have issued Letters of Credit in excess of the Availability on one or more occasions, but if they do so, neither the Agent nor the Lenders shall be deemed thereby to have changed the limits of the Borrowing Base or to be obligated to exceed such limits on any other occasion. If the Aggregate Revolver Outstandings exceed the Borrowing Base, the Lenders may refuse to make or otherwise restrict the making of Revolving Loans as the Lenders determine until such excess has been eliminated, subject to the Agent's authority, in its sole discretion, to make Agent Advances pursuant to the terms of SECTION 2.2(i).

              (b) PROCEDURE FOR BORROWING. (1) Each Borrowing shall be made upon the Borrower's irrevocable written notice delivered to the Agent by courier, telecopy or facsimile in the form of a notice of borrowing ("Notice of Borrowing") together with a Borrowing Base Certificate reflecting sufficient Availability, which must be received by the Agent prior to noon (Chicago time) (i) three Business Days prior to the requested Funding Date, in the case of LIBOR Rate Loans and (ii) no later than noon on the requested Funding Date, in the case of Base Rate Loans, specifying:

                  (A) the amount of the Borrowing;

                  (B) the requested Funding Date, which shall be a Business Day;

                  (C) whether the Revolving Loans requested are to be Base Rate Revolving Loans or LIBOR Revolving Loans (and if not specified, it shall be deemed a request for a Base Rate Revolving Loan); and

                  (D) the duration of the Interest Period if the requested Revolving Loans are to be LIBOR Revolving Loans. If the Notice of Borrowing fails to specify the duration of the Interest Period for any Borrowing comprised of LIBOR Rate Loans, such Interest Period shall be one month;

PROVIDED, HOWEVER, that with respect to the Borrowing to be made on the Closing Date, such Borrowings will consist of Base Rate Revolving Loans only.

                 (2) With respect to any request for Base Rate Revolving Loans, in lieu of delivering the above-described Notice of Borrowing the Borrower may give the Agent telephonic notice of such request by the required time, with such telephonic notice to be confirmed in writing (by courier, telecopy or facsimile) within 24 hours of the giving of such notice but the Agent at all times shall be entitled to rely on such telephonic notice in making such Revolving Loans, regardless of whether any such confirmation is received by Agent.

                 (3) The Borrower shall have no right to request a LIBOR Rate Loan while a Default or Event of Default has occurred and is continuing.

         (c) RELIANCE UPON AUTHORITY. The Borrower shall deliver to the Agent, prior to the Closing Date, a writing setting forth the account of the Borrower to which the Agent is authorized to transfer the proceeds of the Revolving Loans requested pursuant to this SECTION 2.2. which account shall be reasonably satisfactory to the Agent. The Agent shall be entitled to rely conclusively on any person's request for Revolving Loans on behalf of the Borrower, the proceeds of which are to be transferred to the account specified by the Borrower pursuant to the immediately preceding sentence, until the Agent receives written notice from the Borrower that the proceeds of the Revolving Loans are to be sent to a different account. The Agent shall have no duty to verify the identity of any individual representing himself or herself as a person authorized by the Borrower to make such requests on its behalf.

         (d) NO LIABILITY. The Agent shall not incur any liability to the Borrower as a result of acting upon any notice referred to in SECTIONS 2.2(b) and (c), which notice the Agent believes in good faith to have been given by an officer or other person duly authorized by the Borrower to request Revolving Loans on its behalf or for otherwise acting in good faith under this SECTION 2.2, and the crediting of Revolving Loans to the Borrower's deposit account, as the Borrower shall direct, shall conclusively establish the obligation of the Borrower to repay such Revolving Loans as provided herein.

         (e) NOTICE IRREVOCABLE. Any Notice of Borrowing (or telephonic notice in lieu thereof) made pursuant to SECTION 2.2(b) shall be irrevocable and the Borrower shall be bound to borrow the funds requested therein in accordance therewith.

         (f) AGENT'S ELECTION. Promptly after receipt of a Notice of Borrowing (or telephonic notice in lieu thereof) pursuant to SECTION 2.2(b), the Agent shall elect, in its discretion, (i) to have the terms of SECTION 2.2(g) apply to such requested Borrowing, or (ii) to request the Bank to make a Non-Ratable Loan pursuant to the terms of SECTION 2.2(h) in the amount of the requested Borrowing; PROVIDED, HOWEVER, that if the Bank declines in its sole discretion to make a Non-Ratable Loan pursuant to SECTION 2.2(h), the Agent shall elect to have the terms of SECTION 2.2(g) apply to such requested Borrowing.

         (g) MAKING OF REVOLVING LOANS.

                 (i) In the event that the Agent shall elect to have the terms of this SECTION 2.2(g) apply to a requested Borrowing as described in
SECTION 2.2(f), then promptly after receipt of a Notice of Borrowing or telephonic notice pursuant to SECTION 2.2(b), the Agent shall notify the Lenders by telecopy, telephone or other similar form of transmission, of the requested Borrowing. Each Lender shall make the amount of such Lender's Pro Rata Share of the requested Borrowing available to the Agent in immediately available funds, to such account of the Agent as the Agent may designate, not later than noon (Chicago time) on the Funding Date applicable thereto. After the Agent's receipt of the proceeds of such Revolving Loans, the Agent shall make the proceeds of such Revolving Loans available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Revolving Loans received by the Agent to the account of the Borrower, designated in writing by the Borrower and reasonably acceptable to the Agent; PROVIDED, HOWEVER, that the amount of Revolving Loans so made on any date shall in no event exceed the Availability on such date.

                 (ii) Unless the Agent receives notice from a Lender on or prior to the Closing Date or, with respect to any Borrowing after the Closing Date, at least one Business Day prior to the date of such Borrowing, that such Lender will not make available as and when required hereunder to the Agent for the account of the Borrower the amount of that Lender's Pro Rata Share of the Borrowing, the Agent may assume that each Lender has made such amount available to the Agent in immediately available funds on the Funding Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Borrower such amount, that Lender shall on the Business Day following such Funding Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice by the Agent submitted to any Lender with respect to amounts owing under this subsection shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Revolving Loan for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Funding Date, the Agent will notify the Borrower of such failure to fund and, upon demand by the Agent, the Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the Interest Rate applicable at the time to the Revolving Loans comprising such Borrowing. The failure of any Lender to make any Revolving Loan on any Funding Date (any such Lender, prior to the cure of such failure, being hereinafter referred to as a "Defaulting Lender") shall not relieve any other Lender of any obligation hereunder to make a Revolving Loan on such Funding Date, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Loan to be made by such other Lender on any Funding Date.

                 (iii) The Agent shall not be obligated to transfer to a Defaulting Lender any payments made by Borrower to the Agent for the Defaulting Lender's benefit; nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder. Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Agent. The Agent may hold and, in its discretion, re-lend to Borrower the amount of all such payments received or retained by it for the account of such Defaulting Lender. Any amounts so re-lent to the Borrower shall bear interest at the rate applicable to Base Rate Revolving Loans and for all other purposes of this Agreement shall be treated as if they were Revolving Loans, PROVIDED, HOWEVER, that for purposes of voting or consenting to matters with respect to the Loan Documents and determining Pro Rata Shares, such Defaulting Lender shall be deemed not to be a "Lender". Until a Defaulting Lender cures its failure to fund its Pro Rata Share of any Borrowing (A) such Defaulting Lender shall not be entitled to any portion of the Unused Line Fee and (B) the Unused Line Fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Borrowing and shall be allocated among such performing Lenders ratably based upon their relative Commitments. This Section shall remain effective with respect to such Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement. The terms of this Section shall not be construed to increase or otherwise affect the Commitment of any Lender, or relieve or excuse the performance by the Borrower of its duties and obligations hereunder.

                 (iv) At Borrower's request, the Agent or an Eligible Assignee reasonably acceptable to the Agent and the Borrower shall have the right (but not the obligation) to purchase from any Defaulting Lender, and each Defaulting Lender shall, upon such request, sell and assign to the Agent or such Eligible Assignee, all of the Defaulting Lender's outstanding Commitments hereunder. Such sale shall be consummated promptly after Agent has arranged for a purchase by Agent or an Eligible Assignee pursuant to an Assignment and Acceptance, and at a price equal to the outstanding principal balance of the Defaulting Lender's Loans, plus accrued interest and fees, without premium or discount.

         (h) MAKING OF NON-RATABLE LOANS.

                 (i) In the event the Agent shall elect, with the consent of the Bank, to have the terms of this SECTION 2.2(h) apply to a requested Borrowing as described in SECTION 2.2(f), the Bank shall make a Revolving Loan in the amount of such Borrowing (any such Revolving Loan made solely by the Bank pursuant to this SECTION 2.2(h) being referred to as a "Non-Ratable Loan" and such Revolving Loans being referred to collectively as "Non-Ratable Loans") available to the Borrower on the Funding Date applicable thereto by transferring same day funds to an account of the Borrower, designated in writing by the Borrower and reasonably acceptable to the Agent. Each Non-Ratable Loan shall be subject to all the terms and conditions applicable to other Revolving Loans except that all payments thereon shall be payable to the Bank solely for its own account (and for the account of the holder of any participation interest with respect to such Revolving Loan). The Agent shall not request the Bank to make any Non-Ratable Loan if (A) the Agent shall have received written notice from any Lender that one or more of the applicable conditions precedent set forth in ARTICLE 10 will not be satisfied on the requested Funding Date for the applicable Borrowing, or (B) the requested Borrowing would exceed the Availability on such Funding Date. The Agent shall not otherwise be required to determine whether the applicable conditions precedent set forth in ARTICLE 10 have been satisfied or the requested Borrowing would exceed the Availability on the Funding Date applicable thereto prior to making, in its sole discretion, any Non-Ratable Loan.

                 (ii) The Non-Ratable Loans shall be secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rates applicable to the Revolving Loans from time to time.

         (i) AGENT ADVANCES.

                 (i) Subject to the limitations set forth in the provisos contained in this SECTION 2.2(i), the Agent is hereby authorized by the Borrower and the Lenders, from time to time in the Agent's sole discretion,
(A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) at any time that any of the other applicable conditions precedent set forth in ARTICLE 10 have not been satisfied, to make Base Rate Revolving Loans to the Borrower on behalf of the Lenders which the Agent, in its reasonable business judgment, deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (3) to pay any other amount chargeable to the Borrower pursuant to the terms of this Agreement, including costs, fees and expenses as described in SECTION 15.7 (any of the advances described in this SECTION 2.2(i) being hereinafter referred to as "Agent Advances"); PROVIDED, that the Required Lenders may at any time revoke the Agent's authorization contained in this SECTION 2.2(i) to make Agent Advances, any such revocation to be in writing and to become effective prospectively upon the Agent's receipt thereof;

                 (ii) The Agent Advances shall be repayable on demand and secured by the Agent's Liens in and to the Collateral, shall constitute Revolving Loans and Obligations hereunder, and shall bear interest at the rate applicable to Base Rate Revolving Loans from time to time. The Agent shall notify each Lender in writing of each such Agent Advance.

         (j) SETTLEMENT. It is agreed that each Lender's funded portion of the Revolving Loans is intended by the Lenders to be equal at all times to such Lender's Pro Rata Share of the outstanding Revolving Loans. Notwithstanding such agreement, the Agent, the Bank, and the other Lenders agree (which agreement shall not be for the benefit of or enforceable by the Borrower) that in order to facilitate the administration of this Agreement and the other Loan Documents, settlement among them as to the Revolving Loans, the Non-Ratable Loans and the Agent Advances shall take place on a periodic basis in accordance with the following provisions:

                 (i) The Agent shall request settlement ("Settlement") with the Lenders on at least a weekly basis, or on a more frequent basis if so determined by the Agent, (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, (B) for itself, with respect to each Agent Advance, and (C) with respect to collections received, in each case, by notifying the Lenders of such requested Settlement by telecopy, telephone or other similar form of transmission, of such requested Settlement, no later than 1:00 p.m. (Chicago time) on the date of such requested Settlement (the "Settlement Date"). Each Lender (other than the Bank, in the case of Non-Ratable Loans and the Agent in the case of Agent Advances) shall make the amount of such Lender's Pro Rata Share of the outstanding principal amount of the Non-Ratable Loans and Agent Advances with respect to which Settlement is requested available to the Agent, to such account of the Agent as the Agent may designate, not later than 2:00 p.m. (Chicago time), on the Settlement Date applicable thereto, which may occur before or after the occurrence or during the continuation of a Default or an Event of Default and whether or not the applicable conditions precedent set forth in ARTICLE 10 have then been satisfied. Such amounts made available to the Agent shall be applied against the amounts of the applicable Non-Ratable Loan or Agent Advance and, together with the portion of such Non-Ratable Loan or Agent Advance representing the Bank's Pro Rata Share thereof, shall constitute Revolving Loans of such Lenders. If any such amount is not made available to the Agent by any Lender on the Settlement Date applicable thereto, the Agent shall (A) on behalf of the Bank, with respect to each outstanding Non-Ratable Loan, and (B) for itself, with respect to each Agent Advance be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after the Settlement Date and thereafter at the Interest Rate then applicable to the Revolving Loans.

                 (ii) Notwithstanding the foregoing, not more than one (1) Business Day after demand is made by the Agent (whether before or after the occurrence of a Default or an Event of Default and regardless of whether the Agent has requested a Settlement with respect to a Non-Ratable Loan or Agent Advance), each other Lender (A) shall irrevocably and unconditionally purchase and receive from the Bank or the Agent, as applicable, without recourse or warranty, an undivided interest and participation in such Non-Ratable Loan or Agent Advance equal to such Lender's Pro Rata Share of such Non-Ratable Loan or Agent Advance and (B) if Settlement has not previously occurred with respect to such Non-Ratable Loans or Agent Advances, upon demand by Bank or Agent, as applicable, shall pay to Bank or Agent, as applicable, as the purchase price of such participation an amount equal to one-hundred percent (100%) of such Lender's Pro Rata Share of such Non-Ratable Loans or Agent Advances. If such amount is not in fact made available to the Agent by any Lender, the Agent shall be entitled to recover such amount on demand from such Lender together with interest thereon at the Federal Funds Rate for the first three (3) days from and after such demand and thereafter at the Interest Rate then applicable to Base Rate Revolving Loans.

                 (iii) From and after the date, if any, on which any Lender purchases an undivided interest and participation in any Non-Ratable Loan or Agent Advance pursuant to CLAUSE (ii) preceding, the Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by the Agent in respect of such Non-Ratable Loan or Agent Advance.

                 (iv) Between Settlement Dates, the Agent, to the extent no Agent Advances are outstanding, may pay over to the Bank any payments received by the Agent, which in accordance with the terms of this Agreement would be applied to the reduction of the Revolving Loans, for application to the Bank's Revolving Loans including Non-Ratable Loans. If, as of any Settlement Date, collections received since the then immediately preceding Settlement Date have been applied to the Bank's Revolving Loans (other than to Non-Ratable Loans or Agent Advances in which such Lender has not yet funded its purchase of a participation pursuant to SECTION 2.2(j)(ii) above), as provided for in the previous sentence, the Bank shall pay to the Agent for the accounts of the Lenders, to be applied to the outstanding Revolving Loans of such Lenders, an amount such that each Lender shall, upon receipt of such amount, have, as of such Settlement Date, its Pro Rata Share of the Revolving Loans. During the period between

Settlement Dates, the Bank with respect to Non-Ratable Loans, the Agent with respect to Agent Advances, and each Lender with respect to the Revolving Loans other than Non-Ratable Loans and Agent Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the actual average daily amount of funds employed by the Bank, the Agent and the other Lenders.

         (k) NOTATION. The Agent shall record on its books the principal amount of the Revolving Loans owing to each Lender, including the Non-Ratable Loans owing to the Bank, and the Agent Advances owing to the Agent, from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Revolving Loans in its books and records, including computer records, such books and records constituting presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

         (l) LENDERS' FAILURE TO PERFORM. All Revolving Loans (other than Non-Ratable Loans and Agent Advances) shall be made by the Lenders simultaneously and in accordance with their Pro Rata Shares. It is understood that (i) no Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, nor shall any Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its obligation to make any Revolving Loans hereunder, (ii) no failure by any Lender to perform its obligation to make any Revolving Loans hereunder shall excuse any other Lender from its obligation to make any Revolving Loans hereunder, and (iii) the obligations of each Lender hereunder shall be several, not joint and several.

         (m) To provide for payment of all out-of-pocket expenses and fees payable to the Agent pursuant to Article 3 of this Agreement (for distribution by it as provided therein) on the Closing Date and all obligations of the Borrower and the Guarantors under the Pre-Petition Secured Indebtedness and permitted to be paid under the Adequate Protection Order, the Borrower hereby shall make Borrowings from the Lenders (consisting of Loans in amounts determined in accordance with their respective Pro Rata Shares of the Commitments) on the date the Interim Order is entered by the Bankruptcy Court, in such amount as is necessary to effect the payment of such obligations with respect to the Pre-Petition Secured Indebtedness permitted to be paid under the Adequate Protection Order. The Borrower hereby irrevocably instructs and authorizes the Lenders to make such Loans available to the Borrower on such date by applying the proceeds of such Loans in full to payment of such expenses, fees and obligations (in accordance with payment instructions given by the intended recipient in the case of such obligations under the Pre-Petition Secured Indebtedness), and the Lenders hereby agree, on the terms and subject to the conditions of this Agreement, to make such Loans to the Borrower on such date for such purposes, without need to delivery of a Notice of Borrowing. The Borrower acknowledges that it shall have no right to receive any funds from the Lenders on account of the Loans to be made by them under this provision otherwise than through application of the proceeds of such Loans as expressly provided for in this provision, and the Lenders will be deemed to have made such Loans to the Borrower by applying the proceeds thereof in accordance with this provision.

     2.3 TERM LOAN.

         (a) AMOUNT OF TERM LOAN. Each Lender severally agrees to make a term loan (any such term loan being referred to as a "Term Loan" and such Term Loans being referred to collectively as the "Term Loan") to the Borrower on the Closing Date, upon the satisfaction of the conditions precedent set forth in ARTICLE 10, in an amount equal to such Lender's Pro Rata Share of $150,000,000. The Term Loan shall initially be Base Rate Term Loan.

         (b) MAKING OF TERM LOAN. Each Lender shall make the amount of such Lender's Term Loan available to the Agent in same day funds, to such account of the Agent as the Agent may designate, not later than noon (Chicago time) on the Closing Date. After the Agent's receipt of the proceeds of such Term Loan, upon satisfaction of the conditions precedent set forth in ARTICLE 10, the Agent shall make the proceeds of such Term Loan available to the Borrower on such Funding Date by transferring same day funds equal to the proceeds of such Term Loan received by the Agent to an account of the Borrower designated in writing by the Borrower or as the Borrower shall otherwise instruct in writing.

         (c) TERM LOAN NOTES. The Borrower shall execute and deliver to the Agent on behalf of each Lender, on the Closing Date, a promissory note, substantially in the form of EXHIBIT A attached hereto and made a part hereof (such promissory notes, together with any new notes issued pursuant to SECTION 13.2(c) upon the assignment of any portion of any Lender's Term Loan, being hereinafter referred to collectively as the "Term Loan Notes" and each of such promissory notes being hereinafter referred to individually as a "Term Loan Note"), to evidence such Lender's Term Loan, in an original principal amount equal to the amount of such Lender's Pro Rata Share of $150,000,000 and with other appropriate insertions. The Term Loan Notes delivered to the Agent on behalf of each Lender shall be dated the Closing Date and shall mature on the Stated Termination Date, and the entire outstanding principal amount of the Term Loan shall be due and payable in full on the Termination Date.

         (d) NOTATION AND ENDORSEMENT. The Agent shall record on its books the principal amount of the Term Loan owing to each Lender from time to time. In addition, each Lender is authorized, at such Lender's option, to note the date and amount of each payment or prepayment of principal of such Lender's Term Loan in its books and records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein. Prior to the transfer of a Term Loan Note, the applicable Lender shall endorse on the reverse side thereof the outstanding principal balance of the Term Loan evidenced thereby. Failure by such Lender to make such notation or endorsement shall not affect the obligations of the Borrower under such Term Loan Note or any of the other Loan Documents.

     2.4 LETTERS OF CREDIT.

         (a) AGREEMENT TO ISSUE OR CAUSE TO ISSUE. Subject to the terms and conditions of this Agreement, and in reliance upon the representations and warranties of the Borrower herein set forth, the Agent agrees (i) to cause the Letter of Credit Issuer to issue for the account of the Borrower one or more commercial/documentary and standby letters of credit

("Letter of Credit") and/or (ii) to provide credit support or other enhancement to a Letter of Credit Issuer acceptable to Agent, which issue a Letter of Credit for the account of the Borrower (any such credit support or enhancement being herein referred to as a "Credit Support") in accordance with this SECTION 2.4 from time to time during the term of this Agreement. Those Lenders who are Letter of Credit Issuers shall provide to the Agent and the Borrower weekly reports on the first Business Day of each week (or more frequently if requested by the Agent or the Borrower) setting forth the beneficiaries and amounts of all Letters of Credit issued during the preceding week as well as cumulative totals of all Letters of Credit outstanding and, on each Business Day, all draws on Letters of Credit issued by such Letter of Credit Issuer on the prior Business Day. Only the Agent may issue Letters of Credit at any time that the Unused Letter of Credit Subfacility or Availability is less than $25,000,000.

         (b) AMOUNTS; OUTSIDE EXPIRATION DATE. The Agent shall not have any obligation to take steps to issue or cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit at any time if: (i) the maximum face amount of the requested Letter of Credit is greater than the Unused Letter of Credit Subfacility at such time; (ii) the maximum undrawn amount of the requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof exceed the Availability at such time; or (iii) such Letter of Credit has an expiration date later than five (5) Business Days prior to the Stated Termination Date or more than twelve (12) months from the date of issuance for standby letters of credit (subject to standard "evergreen" provisions providing for 30 days' notice of nonrenewal to beneficiaries) and 180 days for documentary letters of credit.

         (c) OTHER CONDITIONS. In addition to being subject to the satisfaction of the applicable conditions precedent contained in ARTICLE 10, the obligation of the Agent to issue or to cause to be issued any Letter of Credit or to provide Credit Support for any Letter of Credit is subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent:

                 (1) The Borrower shall have delivered to the Letter of Credit Issuer, at such times and in such manner as such Letter of Credit Issuer may prescribe, an application in form and substance satisfactory to such Letter of Credit Issuer and reasonably satisfactory to the Agent for the issuance of the Letter of Credit and such other documents as may be required pursuant to the terms thereof, and the form and terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and the Letter of Credit Issuer; and

                 (2) As of the date of issuance, no order of any court, arbitrator or Governmental Authority shall purport by its terms to enjoin or restrain money center banks generally from issuing letters of credit of the type and in the amount of the proposed Letter of Credit, and no law, rule or regulation applicable to money center banks generally and no request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over money center banks generally shall prohibit, or request that the proposed Letter of Credit Issuer refrain from, the issuance of letters of credit generally or the issuance of such Letters of Credit.

         (d) ISSUANCE OF LETTERS OF CREDIT.

                 (1) REQUEST FOR ISSUANCE. The Borrower shall give the Agent three (3) Business Days prior written notice (or such lesser written or oral notice as may be agreed upon by the Agent and the Borrower) of the Borrower's request for the issuance of a Letter of Credit. Such notice shall be irrevocable and shall specify the original face amount of the Letter of Credit requested, the effective date (which date shall be a Business Day) of issuance of such requested Letter of Credit, whether such Letter of Credit may be drawn in a single or in partial draws, the date on which such requested Letter of Credit is to expire (which date shall be a Business Day), the purpose for which such Letter of Credit is to be issued, and the beneficiary of the requested Letter of Credit. The Borrower shall attach to such notice the proposed form of the Letter of Credit.

                 (2) RESPONSIBILITIES OF THE AGENT; ISSUANCE. The Agent shall determine, as of the Business Day immediately preceding the requested effective date of issuance of the Letter of Credit set forth in the notice from the Borrower pursuant to SECTION 2.4(d)(1), (A) the amount of the applicable Unused Letter of Credit Subfacility and (B) the Availability as of such date. If (i) the undrawn amount of the requested Letter of Credit is not greater than the Unused Letter of Credit Subfacility and (ii) the amount of such requested Letter of Credit and all commissions, fees, and charges due from the Borrower in connection with the opening thereof would not exceed the Availability, the Agent shall, so long as the other conditions hereof are met, cause the Letter of Credit Issuer to issue the requested Letter of Credit on such requested effective date of issuance.

                 (3) NOTICE OF ISSUANCE. On each Settlement Date, the Agent shall give notice to each Lender of the issuance of all Letters of Credit issued since the last Settlement Date.

                 (4) NO EXTENSIONS OR AMENDMENT. The Agent shall not be obligated to cause the Letter of Credit Issuer to extend or amend any Letter of Credit issued pursuant hereto unless the requirements of this SECTION 2.4 are met as though a new Letter of Credit were being requested and issued. With respect to any Letter of Credit which contains any "evergreen" or automatic renewal provision, each Lender shall be deemed to have consented to any such extension or renewal unless any such Lender shall have provided to the Agent, not less than thirty-five (35) days prior to the last date on which the applicable issuer can in accordance with the terms of the applicable Letter of Credit decline to extend or renew such Letter of Credit, written notice that it declines to consent to any such extension or renewal; provided, that if all of the requirements of this SECTION 2.4 are met and no Default or Event of Default exists, no Lender shall decline to consent to any such extension or renewal.

         (e) PAYMENTS PURSUANT TO LETTERS OF CREDIT.

                 (1) PAYMENT OF LETTER OF CREDIT OBLIGATIONS. The Borrower agrees immediately upon demand to reimburse the Letter of Credit Issuer from proceeds of Revolving Loans for any draw under any Letter of Credit and the Agent for the account of the Lenders upon any payment pursuant to any Credit Support, and to pay the Letter of Credit Issuer the amount of all other obligations and other amounts payable to such Letter of Credit Issuer under or in connection with any Letter of Credit immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against such issuer or any other Person.

                 (2) REVOLVING LOANS TO SATISFY REIMBURSEMENT OBLIGATIONS. Each drawing under any Letter of Credit shall constitute a request by the Borrower to the Agent for a Borrowing of a Base Rate Revolving Loan in the amount of such drawing. The Funding Date with respect to such borrowing shall be the date of such drawing.

         (f) PARTICIPATIONS.

                 (1) PURCHASE OF PARTICIPATIONS. Immediately upon issuance of any Letter of Credit in accordance with SECTION 2.4(d), each Lender shall be deemed to have irrevocably and unconditionally purchased and received without recourse or warranty, an undivided interest and participation equal to such Lender's Pro Rata Share of the face amount of such Letter of Credit or the Credit Support provided through the Agent to the Letter of Credit Issuer, if not the Agent, in connection with the issuance of such Letter of Credit (including all obligations of the Borrower with respect thereto, and any security therefor or guaranty pertaining thereto).

                 (2) SHARING OF REIMBURSEMENT OBLIGATION PAYMENTS. Whenever the Agent receives a payment from the Borrower on account of reimbursement obligations in respect of a Letter of Credit or Credit Support as to which the Agent has previously received for the account of the Letter of Credit Issuer thereof payment from a Lender pursuant to SECTION 2.4(e)(2), the Agent shall promptly pay to such Lender such Lender's Pro Rata Share of such payment from the Borrower in Dollars. Each such payment shall be made by the Agent on the Business Day on which the Agent receives immediately available funds paid to such Person pursuant to the immediately preceding sentence, if received prior to 2:00 p.m. (Chicago time) on such Business Day and otherwise on the next succeeding Business Day.

                 (3) DOCUMENTATION. Upon the request of any Lender, the Agent shall furnish to such Lender copies of any Letter of Credit, Credit Support for any Letter of Credit, reimbursement agreements executed in connection therewith, applications for any Letter of Credit, and such other documentation as may reasonably be requested by such Lender.

                 (4) OBLIGATIONS IRREVOCABLE. The obligations of each Lender to make payments to the Agent with respect to any Letter of Credit or with respect to their participation therein or with respect to any Credit Support for any Letter of Credit or with respect to the Revolving Loans made as a result of a drawing under a Letter of Credit and the obligations of the Borrower for whose account the Letter of Credit or Credit Support was issued to make payments to the Agent, for the account of the Lenders, shall be irrevocable, not subject to any qualification or exception whatsoever , including any of the following circumstances:

                        (i) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

                               (ii) the existence of any claim, setoff, defense
or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, the Agent, the issuer of such Letter of Credit, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the Borrower or any other Person and the beneficiary named in any Letter of Credit);

                               (iii) any draft, certificate or any other
document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                               (iv) the surrender or impairment of any security
for the performance or observance of any of the terms of any of the Loan Documents;

                               (v) the occurrence of any Default or Event of
Default; or

                               (vi) the failure of the Borrower to satisfy the
applicable conditions precedent set forth in ARTICLE 10.

                  (g) RECOVERY OR AVOIDANCE OF PAYMENTS. In the event any payment by or on behalf of the Borrower received by the Agent with respect to any Letter of Credit or Credit Support provided for any Letter of Credit and distributed by the Agent to the Lenders on account of their respective participations therein is thereafter set aside, avoided or recovered from the Agent in connection with any receivership, liquidation or bankruptcy proceeding, the Lenders shall, upon demand by the Agent, pay to the Agent their respective Pro Rata Shares of such amount set aside, avoided or recovered, together with interest at the rate required to be paid by the Agent upon the amount required to be repaid by it.

                  (h) INDEMNIFICATION; EXONERATION; POWER OF ATTORNEY

                      (1) INDEMNIFICATION. In addition to amounts payable as elsewhere provided in this SECTION 2.4, the Borrower hereby agrees to protect, indemnify, pay and save the Lenders and the Agent harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) (collectively, "Costs") which any Lender or the Agent (other than the Bank in its capacity as Letter of Credit Issuer) may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit or the provision of any Credit Support or enhancement in connection therewith; provided that the Borrower shall not be obligated to indemnify any Person for Costs resulting from the indemnitee's gross negligence or willful misconduct. The agreement in this SECTION 2.4(i)(1) shall survive payment of all Obligations. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

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

                      (2) ASSUMPTION OF RISK BY THE BORROWER. As among the Borrower, the Lenders, and the Agent, the Borrower assumes all risks of the acts and omissions of, or misuse of any of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, the Lenders and the Agent shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any Person in connection with the application for and issuance of and presentation of drafts with respect to any of the Letters of Credit, even if it should prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) the failure of the beneficiary of any Letter of Credit to comply in non-material respects with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions, or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof;
(G) the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (H) any consequences arising from causes beyond the control of the Lenders or the Agent, including any act or omission, whether rightful or wrongful, of any present or future DE JURE or DE FACTO Governmental Authority. None of the foregoing shall affect, impair or prevent the vesting of any rights or powers of the Agent or any Lender under this SECTION 2.4(i).

                      (3) EXONERATION. In furtherance and extension, and not in limitation, of the specific provisions set forth above, any action taken or omitted by the Agent or any Lender under or in connection with any of the Letters of Credit or any related certificates, if taken or omitted in good faith, shall not put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to any such Person. Nothing contained in this Agreement is intended to limit the Borrower's rights, if any, with respect to the Letter of Credit Issuer which arise as a result of the letter of credit application and related documents executed by and between the Borrower and the Letter of Credit Issuer.

                      (4) INDEMNIFICATION BY LENDERS. The Lenders agree to indemnify the Letter of Credit Issuer (to the extent not reimbursed by the Borrower and without limiting the obligations of the Borrower hereunder) ratably in accordance with their respective Pro Rata Shares, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against the Letter of Credit Issuer in any way relating to or arising out of any Letter of Credit or the transactions contemplated thereby or any action taken or omitted by the Letter of Credit Issuer under any Letter of Credit or any Loan Document in connection therewith; PROVIDED that no Lender shall be liable for any of the foregoing to the extent it arises from the gross negligence or willful misconduct of the Person to be indemnified. Without limitation of the foregoing, each Lender agrees to reimburse the Letter of Credit Issuer promptly upon demand for its Pro Rata Share of any costs or expenses payable by the Borrower to the Letter of Credit Issuer, to the extent that the Letter of Credit Issuer is not promptly reimbursed for such costs and expenses by the Borrower. The agreement contained in this section shall survive payment in full of all Obligations.

                      (5) POWER OF ATTORNEY. In connection with all Inventory financed by Letters of Credit, the Borrower hereby appoints the Agent, or the Agent's designee, as its attorney, with full power and authority: (a) to sign and/or endorse the Borrower's name upon any warehouse or other receipts; (b) to sign the Borrower's name on bills of lading and other negotiable and non-negotiable documents; (c) so long as an Event of Default has occurred and is continuing, to clear Inventory through customs in the Agent's or the Borrower's name, and to sign and deliver to customs officials powers of attorney in the Borrower's name for such purpose; (d) so long as an Event of Default has occurred and is continuing, to complete in the Borrower's or the Agent's name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the proceeds thereof; and (e) so long as an Event of Default has occurred and is continuing, to do such other acts and things as are necessary in order to enable the Agent to obtain possession or control of the Inventory and to obtain payment of the Obligations. Neither the Agent nor its designee, as the Borrower's attorney, will be liable for any acts or omissions, nor for any error of judgment or mistakes of fact or law. This power, being coupled with an interest, is irrevocable until all Obligations have been paid and satisfied.

                      (6) ACCOUNT PARTY. The Borrower hereby authorizes and directs any Letter of Credit Issuer to name the Borrower as the "Account Party" therein and to deliver to the Agent all instruments, documents and other writings and property received by the Letter of Credit Issuer pursuant to the Letter of Credit, and to accept and rely upon the Agent's instructions and agreements with respect to all matters arising in connection with the Letter of Credit or the application therefor.

                      (7) CONTROL OF INVENTORY. In connection with all Inventory financed by Letters of Credit, the Borrower or the applicable Guarantor will, at the Agent's request, instruct all suppliers, carriers, forwarders, customs brokers, warehouses or others receiving or holding cash, checks, documents or instruments in which the Agent holds a security interest to deliver them to the Agent and/or subject to the Agent's order, and if they shall come into the Borrower's or any Guarantor's possession, to deliver them, upon request, to the Agent in their original form; provided that Agent shall not make such request unless the same is necessary to maintain Agent's Lien or unless an Event of Default has occurred and is continuing. The Borrower shall also, at the Agent's request, designate the Agent as the consignee on all bills of lading and other negotiable and non-negotiable documents.

                  (i) SUPPORTING LETTER OF CREDIT; CASH COLLATERAL. If, notwithstanding the provisions of SECTION 2.4(b) and SECTION 12.1, any Letter of Credit or Credit Support is outstanding upon the termination of this Agreement, then upon such termination the Borrower shall deposit with the Agent, for the ratable benefit of the Agent and the Lenders, with respect to each Letter of Credit or Credit Support then outstanding, as the Majority Lenders, in their discretion shall specify, either (A) a standby letter of credit (a "Supporting Letter of Credit") in form and substance reasonably satisfactory to the Agent, issued by an issuer satisfactory to the Agent in an amount equal to the greatest amount for which such Letter of Credit or such Credit Support may be drawn plus any fees and expenses associated with such Letter of Credit or such

Credit Support, under which Supporting Letter of Credit the Agent is entitled to draw amounts necessary to reimburse the Agent and the Lenders for payments to be made by the Agent and the Lenders under such Letter of Credit or Credit Support and any fees and expenses associated with such Letter of Credit or Credit Support, or (B) cash in amounts necessary to reimburse the Agent and the Lenders for payments made by the Agent or the Lenders under such Letter of Credit or such Credit Support or under any credit support or enhancement provided through the Agent with respect thereto and any fees and expenses associated with such Letter of Credit. Such Supporting Letter of Credit or deposit of cash shall be held by the Agent, for the ratable benefit of the Agent and the Lenders, as security for, and to provide for the payment of, the aggregate undrawn amount of such Letters of Credit or such Credit Support remaining outstanding.

    2.5 BANK PRODUCTS. The Borrower may request and the Bank may, in its sole and absolute discretion, arrange for the Borrower to obtain from the Bank or the Bank's Affiliates Bank Products although the Borrower is not required to do so. The Borrower agrees to indemnify and hold the Bank and the Lenders harmless from any and all costs and obligations now or hereafter incurred by or owing to any other Person by the Bank or any of the Lenders or the Bank's Affiliates arising from or related to such Bank Products; PROVIDED, HOWEVER, nothing contained herein is intended to limit the Borrower's rights, if any, which arise as a result of the execution of documents by and between the Borrower and the Bank which relate to Bank Products. The agreement contained in this section shall survive termination of the Agreement. The Borrower acknowledges and agrees that the obtaining of Bank Products from the Bank or the Bank's Affiliates (a) is in the sole and absolute discretion of the Bank or the Bank's Affiliates, and (b) is subject to all rules and regulations of the Bank or the Bank's Affiliates.

                                   ARTICLE 3

                                INTEREST AND FEES

    3.1  INTEREST.

                  (a) INTEREST RATES. All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a rate determined by reference to the Base Rate or the LIBOR Rate and SECTIONS 3.1(a)(i) or (ii), as applicable, but not to exceed the Maximum Rate described in SECTION 3.3. Subject to the provisions of SECTION 3.2, any of the Loans may be converted into, or continued as, Base Rate Loans or LIBOR Rate Loans in the manner provided in SECTION 3.2. If at any time Loans are outstanding with respect to which notice has not been delivered to the Agent in accordance with the terms of this Agreement specifying the basis for determining the interest rate applicable thereto, then those Loans shall be Base Rate Loans and shall bear interest at a rate determined by reference to the Base Rate until notice to the contrary has been given to the Agent in accordance with this Agreement and such notice has become effective. Except as otherwise provided herein, the outstanding Obligations shall bear interest as follows:

                           (i) For all Base Rate Loans and other Obligations
(other than LIBOR Rate Loans) at a fluctuating per annum rate equal to the Base Rate plus the Applicable Margin; and

                           (ii) For all LIBOR Loans at a per annum rate equal to
the LIBOR Rate PLUS the Applicable Margin.

Each change in the Base Rate shall be reflected in the interest rate described in CLAUSE (i) above as of the effective date of such change. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest accrued on all Loans will be payable in arrears on the first day of each month hereafter, each LIBOR Interest Payment Date and on the Termination Date.

                  (b) DEFAULT RATE. If any Default or Event of Default occurs and is continuing and the Agent or the Majority Lenders in their discretion so elect, then, while any such Default or Event of Default is continuing, all of the Obligations shall bear interest at the Default Rate applicable thereto.

    3.2  CONTINUATION AND CONVERSION ELECTIONS.

                  (a) The Borrower may, upon irrevocable written notice to the Agent in accordance with SECTION 3.2(b):

                           (i) elect, as of any Business Day, in the case of
Base Rate Loans to convert any such Loans (or any part thereof in an amount not less than $10,000,000, or that is in an integral multiple of $1,000,000 in excess thereof) into LIBOR Rate Loans; or

                           (ii) elect, as of the last day of the applicable
Interest Period, to continue any LIBOR Rate Loans having Interest Periods expiring on such day (or any part thereof in an amount not less than $1,000,000, or that is in an integral multiple of $1,000,000 in excess thereof);

PROVIDED, that if at any time the aggregate amount of LIBOR Rate Loans in respect of any Borrowing is reduced, by payment, prepayment, or conversion of part thereof to be less than $1,000,000, such LIBOR Rate Loans shall automatically convert into Base Rate Loans, and on and after such date the right of the Borrower to continue such Loans as, and convert such Loans into, LIBOR Rate Loans, as the case may be, shall terminate, and provided further that if the notice shall fail to specify the duration of the Interest Period, such Interest Period shall be one month.

                  (b) The Borrower shall deliver a notice of conversion/continuation ("Notice of Continuation/Conversion") to be received by the Agent not later than noon (Chicago time) at least three (3) Business Days in advance of the Continuation/Conversion Date, if the Loans are to be converted into or continued as LIBOR Rate Loans and specifying:

                           (i) the proposed Continuation/Conversion Date;

                           (ii) the aggregate amount of Loans to be converted or
renewed;

                           (iii) the type of Loans resulting from the proposed
conversion or continuation; and

                           (iv) the duration of the requested Interest Period,
PROVIDED, HOWEVER, the Borrower may not select an Interest Period with respect to any portion of the Loans which extends beyond the Stated Termination Date.

                  (c) If upon the expiration of any Interest Period applicable to LIBOR Rate Loans, the Borrower has failed to select timely a new Interest Period to be applicable to LIBOR Rate Loans or if any Default or Event of Default then exists, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loans into Base Rate Loans effective as of the expiration date of such Interest Period.

                  (d) The Agent will promptly notify each Lender of its receipt of a Notice of Conversion/Continuation. All conversions and continuations shall be made ratably according to the respective outstanding principal amounts of the Loans with respect to which the notice was given held by each Lender.

                  (e) During the existence of a Default or Event of Default, the Borrower may not elect to have a Loan converted into or continued as a LIBOR Rate Loan.

                  (f) After giving effect to any conversion or continuation of Loans, there may not be more than fifteen (15) different Interest Periods in effect hereunder.

    3.3 MAXIMUM INTEREST RATE. In no event shall any interest rate provided for hereunder exceed the maximum rate legally chargeable by any Lender under applicable law for such Lender with respect to loans of the type provided for hereunder (the "Maximum Rate"). If, in any month, any interest rate, absent such limitation, would have exceeded the Maximum Rate, then the interest rate for that month shall be the Maximum Rate, and, if in future months, that interest rate would otherwise be less than the Maximum Rate, then that interest rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In the event that, upon payment in full of the Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would, but for this SECTION 3.3, have been paid or accrued if the interest rate otherwise set forth in this Agreement had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Agent, for the account of the Lenders, an amount equal to the excess of (a) the lesser of
(i) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect or (ii) the amount of interest which would have accrued had the interest rate otherwise set forth in this Agreement, at all times, been in effect over (b) the amount of interest actually paid or accrued under this Agreement. In the event that a court of competent jurisdiction determines that the Agent and/or any Lender has received interest and other charges hereunder in excess of the Maximum Rate, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the Obligations other than interest, in the inverse order of maturity, and if there are no Obligations outstanding, the Agent and/or such Lender shall refund to the Borrower such excess.

    3.4 FACILITY FEE. The Borrower agrees to pay the Agent a facility fee (the "Facility Fee") in the amount of $3,906,250, which Facility Fee shall be fully earned on the Closing Date. The Agent, the Lenders and the Borrower agree that the Facility Fee shall be financed by the Lenders as a Revolving Loan.

    3.5 UNUSED LINE FEE. Until the Loans have been paid in full and this Agreement terminated, the Borrower agrees to pay, on the first day of each month and on the Termination Date, to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, an unused line fee (the "Unused Line Fee") equal to one-half of one percent (0.50%) per annum times the amount by which the Maximum Revolver Amount exceeded the sum of the average daily outstanding amount of Revolving Loans and the average daily undrawn face amount of outstanding Letters of Credit, during the immediately preceding month or shorter period if calculated on the Termination Date. The Unused Line Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed. All payments received by the Agent shall be deemed to be credited to the Borrower's Loan Account immediately upon receipt for purposes of calculating the Unused Line Fee pursuant to this SECTION 3.5.

    3.6 LETTER OF CREDIT FEE. The Borrower agrees to pay to the Agent, for the account of the Lenders, in accordance with their respective Pro Rata Shares, for each Letter of Credit, a fee (the "Letter of Credit Fee") equal to two percent (2.0%) per annum of the undrawn face amount of each Letter of Credit, PLUS all reasonable out-of-pocket costs, fees and expenses incurred by the Agent in connection with the application for, processing of, issuance of, or amendment to any Letter of Credit, which costs, fees and expenses shall not include a "fronting fee" if the Bank is the Letter of Credit Issuer. The Letter of Credit Fee shall be payable monthly in arrears on the first day of each month following any month in which a Letter of Credit was issued and/or in which a Letter of Credit remains outstanding and on the Termination Date. The Letter of Credit Fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

    3.7 SYNDICATION FEE. The Borrower agrees to pay the agent on the Closing Date a syndication fee (the "Syndication Fee") in the amount of $6,250,000, which Syndication Fee shall be fully earned on the Closing Date. The Agent, the Lenders and the Borrower agree that the Syndication Fee shall be financed by the Lenders as a Revolving Loan.

    3.8 ADMINISTRATION FEE. The Borrower agrees to pay to the Agent an administration fee (the "Administration Fee") in the amount of $250,000 on the Closing Date and $125,000 on the first anniversary of the Closing Date. The Agent, the Lenders and the Borrower agree that the Administration Fee shall be financed by the Lenders as Revolving Loans.

                                   ARTICLE 4

                            PAYMENTS AND PREPAYMENTS

    4.1 REVOLVING LOANS. The Borrower shall repay the outstanding principal balance of the Revolving Loans, plus all accrued but unpaid interest thereon, on the Termination Date. The Borrower may prepay (without premium or penalty) Revolving Loans at any time, and reborrow subject to the terms of this Agreement; PROVIDED, HOWEVER, that with respect to any LIBOR Revolving Loans prepaid by the Borrower prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Agent for account of the Lenders the amounts described in SECTION 5.4. In addition, and without limiting the generality of the foregoing, upon demand the Borrower shall pay to the Agent, for account of the Lenders, the amount, without duplication, by which the Aggregate Revolver Outstandings exceeds the Borrowing Base.

    4.2 TERMINATION OF FACILITY. The Borrower may terminate this Agreement upon at least thirty (30) Business Days' notice to the Agent and the Lenders, upon
(a) the payment in full of all outstanding Revolving Loans, together with accrued interest thereon, and the cancellation and return of all outstanding Letters of Credit, (b) the prepayment in full of the Term Loan, together with accrued and unpaid interest thereon, (c) the payment of all unpaid expenses reimbursable hereunder, (d) the payment in full in cash of all other Obligations together with accrued and unpaid interest thereon, and (e) with respect to any LIBOR Rate Loans prepaid in connection with such termination prior to the expiration date of the Interest Period applicable thereto, the payment of the amounts described in SECTION 5.4.

    4.3 REPAYMENT OF THE TERM LOAN. The Borrower agrees to repay the principal of the Term Loan to the Agent, for the account of the Lenders a single installment on the Stated Termination Date unless sooner paid in full.

    4.4 VOLUNTARY PREPAYMENTS OF THE TERM LOAN. The Borrower may prepay the principal of the Term Loan in whole or in part, at any time and from time to time without premium or penalty upon (a) at least five (5) Business Days' prior written notice to the Agent and the Lenders, and (b) payment of, with respect to any LIBOR Term Loan to be prepaid prior to the expiration date of the Interest Period applicable thereto, the amounts described in SECTION 5.4. All voluntary prepayments of the principal of the Term Loan shall be accompanied by the payment of all accrued but unpaid interest on the Term Loan to the date of prepayment. Amounts prepaid in respect of the Term Loan pursuant to this SECTION
4.4 may not be reborrowed.

    4.5 MANDATORY PREPAYMENTS OF THE LOANS. The Borrower shall prepay the Term Loan (or if the Term Loan has been paid, in full, the Borrower shall prepay the Revolving Loans and the Maximum Revolver Amount shall be permanently reduced by a corresponding amount) with the cash proceeds (net of reasonable and customary commissions and closing fees, expenses and taxes payable as a result of such sale or disposition, if any) from the sale or other disposition of Subsidiaries of Borrower or any Guarantor, any assets of the Borrower or any Guarantor (other than the sales or dispositions of Inventory in the ordinary course of business) or any lines of business of the Borrower or any Guarantor, except that (subject to the proviso set forth below):

                  (a) to the extent that all such proceeds from such sales or other dispositions of Term Collateral do not exceed $10,000,000 in the aggregate, such proceeds shall be applied to prepayment of the Revolving Loans without reduction of the Maximum Revolver Amount;

                  (b) such proceeds from any such sale or other disposition that include Accounts and Inventory, to the extent of Revolving Loans advanced against such Accounts and Inventory, shall be applied to the prepayment of the Revolving Loans without reduction of the Maximum Revolver Amount, and any such excess proceeds of such Accounts and Inventory shall be treated as proceeds of Other Collateral and applied in accordance with clause (c) below:

                  (c) except as provided in clause (b) above, 50% of such proceeds from the sale or other disposition of Other Collateral shall be applied to the prepayment of the Term Loan (or if the Term Loan has been paid in full, 50% to the prepayment of the Revolving Loans, with a corresponding permanent reduction of the Maximum Revolver Amount) and 50% of such proceeds shall be applied to the prepayment of the Revolving Loans without reduction of the Maximum Revolver Amount;

PROVIDED, HOWEVER, that the aggregate amount of proceeds, such sales or other dispositions of Collateral that may be applied to the Revolving Loans without reduction of the Maximum Revolver Amount shall be limited to $50,000,000 under clauses (a) and (c) above (including the $10,000,000 amount referred to in clause (a) above) and any such proceeds in excess of $50,000,000 shall be applied as a pre-payment of the Term Loan (or, if the Term Loan has been paid in full, such excess shall be applied to the Revolving Loans with a corresponding permanent reduction of the Maximum Revolver Amount). For purposes of determining the application of proceeds from the sale of the common stock or other equity interests of any Subsidiary of the Borrower (or any Guarantor) such sale shall be treated as a sale of the underlying assets of the applicable Subsidiary. For purposes of clause (b) above, Aggregate Revolver Outstandings shall be deemed to have been advanced, first, against the Accounts and Inventory sold or otherwise disposed of, as opposed to other Accounts and Inventory reflected in the Borrowing Base as of the date of such sale or other disposition. If any LIBOR Loan is prepaid prior to the expiration date of the Interest Period applicable thereto, the Borrower shall pay to the Lenders the amounts described in Section 5.4.

    4.6  PAYMENTS BY THE BORROWER.

                  (a) All payments to be made by the Borrower shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Borrower shall be made to the Agent for the account of the Lenders , at the account designated by the Agent and shall be made in Dollars and in immediately available funds, no later than 2:00 p.m. (Chicago time) on the date specified herein. Any payment received by the Agent later than 2:00 p.m. (Chicago time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

                  (b) Subject to the provisions set forth in the definition of "Interest Period" herein, whenever any payment is due on a day other than a Business Day, such payment shall be due on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

                  (c) Unless the Agent receives notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full as and when required, the Agent may assume that the Borrower has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower has not made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Lender until the date repaid.

    4.7 PAYMENTS AS REVOLVING LOANS. All payments of principal, interest, reimbursement obligations in connection with Letters of Credit and Credit Support for Letters of Credit, fees, premiums and other sums payable hereunder, including all reimbursement for expenses pursuant to SECTION 15.7, may, at the option of the Agent, in its sole discretion, subject only to the terms of this
SECTION 4.7, be paid from the proceeds of Revolving Loans made hereunder, whether made following a request by the Borrower pursuant to SECTION 2.2 or a deemed request as provided in this SECTION 4.7. The Borrower hereby irrevocably authorizes the Agent to charge the Loan Account for the purpose of paying principal, interest, reimbursement obligations in connection with Letters of Credit, fees, premiums and other sums payable hereunder, including reimbursing expenses pursuant to SECTION 15.7, and agrees that all such amounts charged shall constitute Revolving Loans (including Non-Ratable Loans and Agent Advances) and that all such Revolving Loans so made shall be deemed to have been requested by Borrower pursuant to SECTION 2.2.

    4.8 APPORTIONMENT, APPLICATION AND REVERSAL OF PAYMENTS. Principal and interest payments shall be apportioned ratably among the Lenders (according to the unpaid principal balance of the Loans to which such payments relate held by each Lender) and payments of the fees shall, as applicable, be apportioned ratably among the Lenders. All payments shall be remitted to the Agent and all such payments not relating to principal or interest of specific Loans, or not constituting payment of specific fees, and all proceeds of Accounts or other Collateral received by the Agent, shall be applied, ratably, subject to SECTION
4.5 above, FIRST, to pay any fees, indemnities or expense reimbursements, including any amounts relating to Bank Products then due to the Agent from the Borrower; SECOND, to pay any reasonable fees or expense reimbursements then due to the Lenders from the Borrower; THIRD, to pay interest due in respect of all Revolving Loans, including Non-Ratable Loans and Agent Advances; FOURTH, to pay or prepay principal of the Non-Ratable Loans and Agent Advances; FIFTH, to pay or prepay principal of the Revolving Loans (other than Non-Ratable Loans and Agent Advances) and unpaid reimbursement obligations in respect of Letters of Credit; SIXTH, to pay or prepay principal of the Term Loan; and SEVENTH, to the payment of any other Obligation including any amounts relating to Bank Products due to the Agent or any Lender by the Borrower. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default has occurred and is continuing, neither the Agent nor any Lender shall apply any payments which it receives to any LIBOR Revolving Loan or LIBOR Term Loan, except (a) on the expiration date of the Interest Period applicable to any such LIBOR Rate Loan, or (b) in the event, and only to the extent, that there are no outstanding Base Rate Revolving Loans or Base Rate Term Loans. The Agent shall promptly distribute to each Lender, pursuant to the applicable wire transfer instructions received from each Lender in writing, such funds as it may be entitled to receive, subject to a Settlement delay as provided for in
SECTION 2.2(j). The Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations.

    4.9 INDEMNITY FOR RETURNED PAYMENTS. If after receipt of any payment which is applied to the payment of all or any part of the Obligations, the Agent or any Lender is for any reason compelled to surrender such payment or proceeds to any Person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Agent or such Lender and the Borrower shall be liable to pay to the Agent and the Lenders, and hereby does indemnify the Agent and the Lenders and hold the Agent and the Lenders harmless for the amount of such payment or proceeds surrendered. The provisions of this SECTION 4.9 shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or any Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Agent's and the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this SECTION 4.9 shall survive the termination of this Agreement.

    4.10 AGENT'S AND LENDERS' BOOKS AND RECORDS; MONTHLY STATEMENTS. The Borrower agrees that the Agent's and each Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall constitute rebuttably presumptive proof thereof absent manifest error, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. The Agent will provide to the Borrower a monthly statement of Loans, payments, and other transactions pursuant to this Agreement. Such statement shall be deemed correct, accurate, and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in SECTION 4.8 and corrections of errors discovered by the Agent), unless the Borrower notifies the Agent in writing to the contrary within thirty (30) days after such statement is rendered. In the event a timely written notice of objections is given by the Borrower, only the items to which exception is expressly made will be considered to be disputed by the Borrower.

                                   ARTICLE 5

                     TAXES, YIELD PROTECTION AND ILLEGALITY

    5.1  TAXES.

                  (a) Any and all payments by the Borrower to each Lender or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for any Taxes. In addition, the Borrower shall pay all Other Taxes, unless any such penalty, interest or addition to tax is the result of any failure of the applicable Lender to file appropriate documentation in a timely manner.

                  (b) The Borrower agrees to indemnify and hold harmless each Lender and the Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Lender or the Agent and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted, unless any such penalty, interest or addition to tax is the result of any failure of the applicable Lender to file appropriate documentation in a timely manner. Payment under this indemnification shall be made within 30 days after the date the Lender or the Agent makes written demand therefor.

                  (c) If the Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, then:

                           (i) the sum payable shall be increased as
necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section) such Lender or the Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

                           (ii) the Borrower shall make such deductions and
withholdings;

                           (iii) the Borrower shall pay the full amount
deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

                           (iv) the Borrower shall also pay to each Lender or
the Agent for the account of such Lender, at the time interest is paid, all additional amounts which the respective Lender specifies as necessary to preserve the after-tax yield the Lender would have received if such Taxes or Other Taxes had not been imposed.

                  (d) Within 30 days after the date of any payment by the Borrower of Taxes or Other Taxes, the Borrower shall furnish the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

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

                  (e) If the Borrower is required to pay additional amounts to any Lender or the Agent pursuant to SUBSECTION (c) of this Section, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

    5.2  ILLEGALITY.

                 (a) If any Lender determines that the introduction of any Requirement of Law, or any change in any Requirement of Law, or in the interpretation or administration of any Requirement of Law, has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make LIBOR Rate Loans, then, on notice thereof by that Lender to the Borrower through the Agent, any obligation of that Lender to make LIBOR Rate Loans shall be suspended until the Lender notifies the Agent and the Borrower that the circumstances giving rise to such determination no longer exist.

                 (b) If a Lender determines that it is unlawful to maintain any LIBOR Rate Loan, the Borrower shall, upon its receipt of notice of such fact and demand from such Lender (with a copy to the Agent), prepay in full such LIBOR Rate Loans of that Lender then outstanding, together with interest accrued thereon and amounts required under SECTION 5.4, either on the last day of the Interest Period thereof, if the Lender may lawfully continue to maintain such LIBOR Rate Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such LIBOR Rate Loans. If the Borrower is required to so prepay any LIBOR Rate Loans, then concurrently with such prepayment, the Borrower shall borrow from the affected Lender, in the amount of such repayment, a Base Rate Loan.

    5.3  INCREASED COSTS AND REDUCTION OF RETURN.

                 (a) If any Lender determines that due to either (i) the introduction of or any change in the interpretation of any law or regulation or (ii) the compliance by that Lender with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any LIBOR Rate Loans, then the Borrower shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Lender, additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Lender shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by such Lender or any corporation or other entity controlling such Lender with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation or other entity controlling such Lender and (taking into consideration such Lender's or such corporation's or other entity's policies with respect to capital adequacy and such Lender's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitments, loans, credits or obligations under this Agreement, then, upon demand of such Lender to the Borrower through the Agent, the Borrower shall pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

    5.4 FUNDING LOSSES. The Borrower shall reimburse each Lender and hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of:

                 (a) the failure of the Borrower to make on a timely basis any payment of principal of any LIBOR Rate Loan;

                 (b) the failure of the Borrower to borrow, continue or convert a Loan after the Borrower has given (or is deemed to have given) a Notice of Borrowing or a Notice of Continuation/Conversion; or

                 (c) the prepayment or other payment (including after acceleration thereof) of any LIBOR Rate Loans on a day that is not the last day of the relevant Interest Period;

including any such lost profit and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain its LIBOR Rate Loans or from fees payable to terminate the deposits from which such funds were obtained. Borrower shall also pay any customary administrative fees charged by any Lender in connection with the foregoing.

    5.5  INABILITY TO DETERMINE RATES

         If the Agent determines that for any reason adequate and reasonable means do not exist for determining the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan, or that the LIBOR Rate for any requested Interest Period with respect to a proposed LIBOR Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Loan, the Agent will promptly so notify the Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Rate Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, the Borrower may revoke any Notice of Borrowing or Notice of Conversion/Continuation then submitted by it. If the Borrower does not revoke such Notice, the Lenders shall make, convert or continue the Loans, as proposed by the Borrower, in the amount specified in the applicable notice submitted by the Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Rate Loans.

    5.6  CERTIFICATES OF LENDERS

         Any Lender claiming reimbursement or compensation under this Article 5 shall deliver to the Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to such Lender hereunder and such certificate shall be conclusive and binding on the Borrower in the absence of manifest error.

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

    5.7  SURVIVAL. The agreements and obligations of the Borrower in this
Article 5 shall survive the payment of all other Obligations.

    5.8 CHANGE OF OFFICE. If any Lender exercises its rights under either of Sections 5.2 or 5.3, such Lender agrees to take the actions described in
Section 5.1(e) to the extent practicable so as to avoid the restrictions set forth in Section 5.2 or the increased costs set forth in Section 5.3.

                                   ARTICLE 6

                                  COLLATERAL

    6.1  GRANT OF SECURITY INTEREST.

                  (a) As security for all Obligations, the Borrower and each Guarantor hereby grant to the Agent, for the benefit of the Agent and the Lenders, a continuing security interest in, lien on, assignment of and right of set-off against, all of the following property and assets of the Borrower and each Guarantor, whether now owned or existing or hereafter acquired or arising, regardless of where located:

                           (i)    all Accounts (including any credit
enhancement therefor);

                           (ii)   all Inventory;

                           (iii)  all contract rights, letters of credit,
Assigned Contracts, chattel paper, instruments, notes, documents, and documents of title;

                           (iv)   all General Intangibles;

                           (v)    all Equipment;

                           (vi)   all Investment Property;

                           (vii)  all money, cash, cash equivalents,
securities and other property of any kind of the Borrower or any Guarantor held directly or indirectly by the Agent or any Lender;

                           (viii) all of the Borrower's and each Guarantor's
deposit accounts, credits, and balances with and other claims against the Agent or any Lender or any of their Affiliates or any other financial institution with which the Borrower or any Guarantor maintains deposits, including any Payment Accounts;

                           (ix)   all books, records and other property
related to or referring to any of the foregoing, including books, records, account ledgers, data processing records, computer software and other property and General Intangibles at any time evidencing or relating to any of the foregoing; and

                           (x)    all accessions to, substitutions for and
replacements, products and proceeds of any of the foregoing, including, but not limited to, proceeds of any insurance policies, claims against third parties, and condemnation or requisition payments with respect to all or any of the foregoing.

All of the foregoing, together with the Real Estate, all of the capital stock of Borrower, each Guarantor and all of their Subsidiaries (which shall be pledged and delivered to Agent within fifteen (15) days after the Closing
Date) and all other property of the Borrower and each Guarantor in which the Agent or any Lender may at any time be granted a Lien, is herein collectively referred to as the "Collateral"; provided that Avoidance Recoveries are expressly excluded from the Collateral; provided further, that the Borrower and the Guarantors shall only be obligated to pledge 65% of the outstanding capital stock of any Foreign Subsidiary if, within that fifteen-day period, the Borrower demonstrates to Agent's reasonable satisfaction that the pledge of two-thirds or more of the outstanding capital stock of that Foreign Subsidiary would result in a material incremental income tax liability under
Section 956 of the Internal Revenue Code, as amended, taking into account all relevant factors, including all net operating losses of the Parent or the Borrower on a consolidated basis.

                  (b) If necessary to perfect or maintain Agent's Lien, as determined by Agent, the Borrower and each Guarantor shall upon Agent's request, execute and deliver to the Agent the Mortgage(s) on the Real Estate.

                  (c) All of the Obligations shall be secured by all of the Collateral.

    6.2  PERFECTION AND PROTECTION OF SECURITY INTEREST.

                  (a) The Borrower and each Guarantor shall, at their expense, perform all steps reasonably requested by the Agent at any time to perfect, maintain, protect, and enforce the Agent's Liens, including: (i) executing, delivering and/or filing and recording of the Mortgage(s), the Patent and Trademark Agreements, Pledge Agreements, Subsidiaries' share certificates and stock powers, and executing and filing financing or continuation statements, and amendments thereof, in form and substance reasonably satisfactory to the Agent; (ii) delivering to the Agent the originals of all instruments, documents, and chattel paper, and all other Collateral of which the Agent determines it should have physical possession in order to perfect and protect the Agent's security interest therein, duly pledged, endorsed or assigned to the Agent without restriction, including all instruments and chattel paper constituting proceeds of asset dispositions;
(iii) delivering to the Agent warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and certificates of title covering any portion of the collateral for which certificates of title have been issued; (iv) when an Event of Default exists, transferring Inventory to warehouses or other locations designated by the Agent; (v) placing notations on the Borrower's and the Guarantors' books of account to disclose the Agent's security interest; (vi) delivering to the Agent all letters of credit on which the Borrower or any Guarantor is named beneficiary; and (vii) taking such other steps as are deemed necessary or desirable by the Agent to maintain and protect the Agent's Liens. To the extent permitted by applicable law, the Agent may file, without the Borrower's or any Guarantor's signature, one or more financing statements disclosing the Agent's Liens. The

Borrower and each Guarantor agree that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

                  (b) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of the Borrower's or any Guarantor's agents or processors, then the Borrower or the applicable Guarantor shall notify the Agent thereof and shall, at the request of Agent, notify such Person of the Agent's security interest in such Collateral and instruct such Person to hold all such Collateral for the Agent's account subject to the Agent's instructions. If at any time any Collateral is located in any operating facility of the Borrower or any Guarantor not owned by the Borrower or the applicable Guarantor, then the Borrower or the applicable Guarantor shall, at the request of the Agent, obtain written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral.

                  (c) From time to time, the Borrower and each Guarantor shall, upon the Agent's request, execute and deliver confirmatory written instruments pledging to the Agent, for the ratable benefit of the Agent and the Lenders, the Collateral, but the failure to do so shall not affect or limit any security interest or any other rights of the Agent or any Lender in and to the Collateral. So long as this Agreement is in effect and until all Obligations have been fully satisfied, the Agent's Liens shall continue in full force and effect in all Collateral (whether or not deemed eligible for the purpose of calculating the Availability or as the basis for any advance, loan, extension of credit, or other financial accommodation).

    6.3 LOCATION OF COLLATERAL. The Borrower and each Guarantor represents and warrants to the Agent and the Lenders that: (a) SCHEDULE 6.3 is a correct and complete list of the Borrower's and each Guarantor's chief executive office, the location of its books and records, the locations of the Collateral, and the locations of all of its other places of business; and (b)
SCHEDULE 6.3 correctly identifies any of such facilities and locations that are not owned by the Borrower or the applicable Guarantor and sets forth the names of the owners and lessors or sublessors of such facilities and locations. The Borrower and each Guarantor agrees that it will not (i) maintain any Collateral at any location other than those locations listed for the Borrower and such Guarantor on SCHEDULE 6.3, (ii) otherwise change or add to any of such locations, or (iii) change the location of its chief executive office from the location identified in SCHEDULE 6.3, unless it gives the Agent at least thirty (30) days' prior written notice thereof and executes any and all financing statements and other documents that the Agent reasonably requests in connection therewith. Without limiting the foregoing, the Borrower and each Guarantor represents that all of its Eligible Inventory (other than Inventory in transit) is, and covenants that all of its Eligible Inventory will be, located either (a) on premises owned by the Borrower or the applicable Guarantor, (b) on premises leased by the Borrower or the applicable Guarantor, provided that the Agent has, if requested by the Agent, received an executed landlord waiver from the landlord of such premises in form and substance satisfactory to the Agent, or (c) in a warehouse or with a bailee, provided that the Agent has, if requested by the Agent, received an executed bailee letter from the applicable Person in form and substance satisfactory to the Agent.

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    6.4  TITLE TO, LIENS ON, AND SALE AND USE OF COLLATERAL. The Borrower and
each Guarantor represent and warrant to the Agent and the Lenders and agree with the Agent and the Lenders that: (a) all of the Collateral is and will continue to be owned by the Borrower or the applicable Guarantor free and clear of all Liens whatsoever, except for Permitted Liens; (b) the Agent's Liens in the Collateral will not be subject to any prior Lien except for those Liens identified in CLAUSES (c), (d) and (e) of the definition of Permitted Liens; and (c) the Borrower or the applicable Guarantor will use, store, and maintain the Collateral with all reasonable care and will use such Collateral for lawful purposes only.

    6.5 APPRAISALS. Whenever a Default or Event of Default exists, and at such other times not more frequently than once a year as the Agent requests, the Borrower and each Guarantor shall, at its expense and upon the Agent's request, provide the Agent with appraisals or updates thereof of any or all of the Collateral from an appraiser, and prepared on a basis, satisfactory to the Agent, such appraisals and updates to include, without limitation, information required by applicable law and regulation and by the internal policies of the Lenders.

    6.6  ACCESS AND EXAMINATION; CONFIDENTIALITY; CONSENT TO ADVERTISING.

                  (a) The Agent, accompanied by any Lender which so elects, may at all reasonable times during regular business hours (and at any time when a Default or Event of Default exists and is continuing) have reasonable access to, examine, audit, make extracts from or copies of and inspect any or all of the Borrower's and each Guarantor's records, files, and books of account and the Collateral, and discuss the Borrower's and each Guarantor's affairs with the Borrower's and such Guarantor's officers and management. The Borrower and each Guarantor will deliver to the Agent any instrument necessary for the Agent to obtain records from any service bureau maintaining records for the Borrower or such Guarantor. The Agent may, and at the direction of the Majority Lenders shall, at any time when a Default or Event of Default exists, and at the Borrower's and the Guarantor's expense, make copies of all of the Borrower's and each Guarantor's books and records, or require the Borrower or the applicable Guarantor to deliver such copies to the Agent. The Agent may, without expense to the Agent, use such of the Borrower's and each Guarantor's respective personnel, supplies, and Real Estate as may be reasonably necessary for maintaining or enforcing the Agent's Liens. The Agent shall have the right, at any time, in the Agent's name or in the name of a nominee of the Agent, to verify the validity, amount or any other matter relating to the Accounts, Inventory, or other Collateral, by mail, telephone, or otherwise.

                  (b) The Borrower and each Guarantor hereby consent that the Agent and each Lender may issue standard tombstones with respect to the transactions contemplated hereby without the Borrower's review and approval and subject to the Borrower's prior review and approval, which shall not be unreasonably withheld, may publish information describing the credit accommodation entered into pursuant to this Agreement, including the name and address of the Borrower and a general description of the Borrowers business and may use the Borrower's name in advertising and other promotional material.

                  (c) Each Lender severally agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information identified as

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"confidential" or "secret" by the Borrower and provided to the Agent or such
Lender by or on behalf of the Borrower, under this Agreement or any other Loan Document, except to the extent that such information (i) was or becomes generally available to the public other than as a result of disclosure by the Agent or such Lender, or (ii) was or becomes available on a nonconfidential basis from a source other than the Borrower or any Guarantor, provided that such source is not bound by a confidentiality agreement with the Borrower known to the Agent or such Lender; PROVIDED, HOWEVER, that the Agent and any Lender may disclose such information (1) at the request or pursuant to any requirement of any Governmental Authority to which the Agent or such Lender is subject or in connection with an examination of the Agent or such Lender by any such Governmental Authority; (2) pursuant to subpoena or other court process; (3) when required to do so in accordance with the provisions of any applicable Requirement of Law or any order of the Bankruptcy Court; (4) to the extent reasonably required in connection with any litigation or proceeding (including, but not limited to, any bankruptcy proceeding) to which the Agent, any Lender or their respective Affiliates may be party; (5) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (6) to the Agent's or such Lender's independent auditors, accountants, attorneys and other professional advisors; (7) to any prospective Participant or Assignee under any Assignment and Acceptance, actual or potential, provided that such prospective Participant or Assignee agrees to keep such information confidential to the same extent required of the Agent and the Lenders hereunder; (8) as expressly permitted under the terms of any other document or agreement regarding confidentiality to which the Borrower is party or is deemed party with the Agent or such Lender, and (9) to its Affiliates.

    6.7 COLLATERAL REPORTING. The Borrower shall provide the Agent with the following documents at the following times in form reasonably satisfactory to the Agent: (a) on a weekly basis, or more frequently if requested by the Agent, a schedule of the Accounts created since the last such schedule and a Borrowing Base Certificate; (b) on a monthly basis, by the twentieth (20th) day of the following month, or more frequently if requested by the Agent, an aging of the Accounts; (c) on a monthly basis, by the twentieth (20th) day of the following month, a summary of professional fees and disbursements incurred by the Borrower and the Guarantors and any statutory committee in the Bankruptcy Cases, a comparison of those payments during the preceding month to the Fee Budget for that month and a summary of all such fees and expenses that remain unpaid; (d) on a monthly basis by the last day of the following month (or more frequently if requested by the Agent), Inventory reports by category and location, with additional detail showing additions to and deletions from the Inventory, together with a reconciliation to the Borrower's general ledger; (e) upon request, copies of invoices in connection with the Accounts, customer statements, credit memos, remittance advices and reports, deposit slips, shipping and delivery documents in connection with the Accounts and for Inventory and Equipment acquired by the Borrower or any Guarantor, purchase orders and invoices; (f) upon request, a statement of the balance of each of the Intercompany Accounts; (g) such other reports as to the Collateral as the Agent shall reasonably request from time to time; and
(h) with the delivery of each of the foregoing, a certificate of the Borrower executed by an officer thereof certifying as to the accuracy and completeness of the foregoing. If the Borrower's or any Guarantor's records or reports of the Collateral are prepared by an accounting service or other agent, the Borrower and

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such Guarantor hereby authorizes such service or agent to deliver such records, reports, and related documents to the Agent, for distribution to the Lenders.

    6.8 ACCOUNTS.(a) The Borrower and each Guarantor hereby represent and warrant to the Agent and the Lenders, with respect to the Accounts, that: (i) each existing Account represents, and each future Account will represent, a BONA FIDE sale or lease and delivery of goods by the Borrower or the applicable Guarantor, or rendition of services by the Borrower or the applicable Guarantor, in the ordinary course of the Borrower's or such Guarantor's business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms set forth in the invoice therefor or in the schedule thereof delivered to the Agent, without any offset, deduction, defense, or counterclaim except those known to the Borrower or the applicable Guarantor and disclosed to the Agent and the Lenders pursuant to this Agreement; (iii) no payment will be received with respect to any Account, and no credit, discount, or extension, or agreement therefor will be granted on any Account, except as reported to the Agent and the Lenders in accordance with this Agreement; (iv) each copy of an invoice delivered to the Agent by the Borrower or the applicable Guarantor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any invoice representing a sale of goods will have been delivered to the Account Debtor and all services of the Borrower or the applicable Guarantor described in each invoice will have been performed.

                  (b) Neither the Borrower nor any Guarantor shall re-date any invoice or sale or make sales on extended dating beyond that customary in the Borrower's or the applicable Guarantor's business or extend or modify any Account. If the Borrower or any Guarantor becomes aware of any matter adversely affecting the collectibility of any Account or the Account Debtor therefor involving an amount greater than $1,000,000, including information regarding the Account Debtor's creditworthiness, the Borrower will promptly so advise the Agent.

                  (c) Neither the Borrower nor any Guarantor shall accept any note or other instrument (except a check or other instrument for the immediate payment of money) with respect to any Account without the Agent's written consent which shall not be unreasonably withheld or delayed. If the Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and the Borrower or the applicable Guarantor will promptly deliver such instrument to the Agent, endorsed by the Borrower or the applicable Guarantor to the Agent in a manner satisfactory in form and substance to the Agent. Regardless of the form of presentment, demand or notice of protest with respect thereto, the Borrower or the applicable Guarantor shall remain liable thereon until such instrument is paid in full.

                  (d) The Borrower shall notify the Agent promptly of all disputes and claims in excess of $1,000,000 with any Account Debtor, and the Borrower and each Guarantor agrees to settle, contest, or adjust such dispute or claim at no expense to the Agent or any Lender. No discount, credit or allowance shall be granted to any such Account Debtor without the Agent's prior written consent, except for discounts, credits and allowances made or given in the ordinary course of the Borrower's or the applicable Guarantor's business when no Event of Default exists hereunder. The Borrower shall send the Agent a copy of each credit memorandum in excess of

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$1,000,000 as soon as issued. The Agent may at all times when an Event of
Default exists hereunder, settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which the Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Agent will credit the Borrower's Loan Account with the net amounts received by the Agent in payment of any Accounts.

                  (e) If an Account Debtor returns any Inventory to the Borrower or any Guarantor when no Event of Default exists, then the Borrower or the applicable Guarantor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The Borrower shall immediately report to the Agent any return involving an amount in excess of $500,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to the Borrower or any Guarantor when an Event of Default exists, the Borrower or the applicable Guarantor, upon the request of the Agent, shall: (i) hold the returned Inventory in trust for the Agent; (ii) segregate all returned Inventory from all of its other property;
(iii) dispose of the returned Inventory solely according to the Agent's written instructions; and (iv) not issue any credits or allowances with respect thereto without the Agent's prior written consent. All returned Inventory shall be subject to the Agent's Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.

    6.9  COLLECTION OF ACCOUNTS; PAYMENTS.

                  (a) Until the Agent notifies the Borrower to the contrary, the Borrower and the Guarantors shall make collection of all Accounts and other Collateral for the Agent, shall receive all payments as the Agent's trustee, and shall immediately deliver all payments in their original form duly endorsed in blank into a Payment Account established for the account of the Borrower and the Guarantors at a Clearing Bank reasonably acceptable to the Agent, subject to a Blocked Account Agreement. Within ten (10) days following the Closing Date, the Borrower and each Guarantor shall establish a lock-box service for collections of Accounts at a Clearing Bank reasonably acceptable to the Agent and subject to a Blocked Account Agreement and other documentation reasonably acceptable to the Agent. If such lock-box service is established, the Borrower and the applicable Guarantor shall instruct all Account Debtors to make all payments directly to the address established for such service. If, notwithstanding such instructions, the Borrower or any Guarantor receives any proceeds of Accounts, it shall receive such payments as the Agent's trustee, and shall immediately deliver such payments to the Agent in their original form duly endorsed in blank or deposit them into a Payment Account, as the Agent may direct. All collections received in any lock-box or Payment Account or directly by the Borrower or any Guarantor or the Agent, and all funds in any Payment Account or other account to which such collections are deposited shall be subject to the Agent's sole control and withdrawals by the Borrower and the Guarantors shall not be permitted. The Agent or the Agent's designee may, at any time after the occurrence and during the continuation of an Event of Default, notify Account Debtors that the Accounts have been assigned to the Agent and of the Agent's security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a Revolving Loan. So long as an Event of Default has occurred and is continuing, the Borrower and each Guarantor, at the Agent's request, shall execute and deliver to the Agent

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

such documents as the Agent shall require to grant the Agent access to any post office box in which collections of Accounts are received.

                  (b) If sales of Inventory are made or services are rendered for cash, the Borrower or the applicable Guarantor shall immediately deliver to the Agent or deposit into a Payment Account the cash which the Borrower or such Guarantor receives.

                  (c) All payments received by the Agent at a bank account designated by it, will be the Agent's sole property for its benefit and the benefit of the Lenders and will be credited to the Loan Account upon collection of immediately available funds with respect thereto.

                  (d) In the event the Borrower repays all of the Obligations upon the termination of this Agreement or upon acceleration of the Obligations, other than through the Agent's receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited to the Borrower's Loan Account upon receipt of immediately available funds by Agent.

    6.10 INVENTORY; RECORDS. The Borrower and each Guarantor represent and warrant to the Agent and the Lenders and agree with the Agent and the Lenders that all of the Inventory owned by the Borrower and each Guarantor is and will be held for sale or lease, or to be furnished in connection with the rendition of services, in the ordinary course of the Borrower's or the applicable Guarantor's business, and is and will be fit for such purposes. The Borrower and each Guarantor will keep its Inventory in good and marketable condition, except for damaged or defective goods arising in the ordinary course of the Borrower's or the applicable Guarantor's business. Neither the Borrower nor any Guarantor will, without the prior written consent of the Agent, acquire or accept any Inventory on consignment or approval. The Borrower and each Guarantor agree that all Inventory produced by the Borrower or such Guarantor in the United States of America will be produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations, and orders thereunder. The Borrower and each Guarantor will conduct a physical count of the Inventory at least once per Fiscal Year, and after and during the continuation of an Event of Default, at such other times as the Agent requests. Neither the Borrower nor any Guarantor will, without the Agent's written consent, sell any Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis, other than Inventory sold pursuant to the "Active Wear New Product Placement Program."

    6.11 EQUIPMENT.(a) The Borrower and each Guarantor represent and warrant to the Agent and the Lenders and agree with the Agent and the Lenders that all of the Equipment owned by the Borrower and such Guarantor is and will be used or held for use in the Borrower's or the applicable Guarantor's business, and is and will be fit for such purposes. The Borrower and each Guarantor shall keep and maintain its Equipment in good operating condition and repair (ordinary wear and tear excepted) and shall make all necessary replacements thereof.

                  (b) The Borrower shall promptly inform the Agent of any material additions to or deletions from the Equipment other than Capital Expenditures set forth in the Projections.

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Neither the Borrower nor any Guarantor shall permit any Equipment to become a fixture with respect to real property or to become an accession with respect to other personal property with respect to which real or personal property the Agent does not have a Lien. Neither the Borrower nor any Guarantor will, without the Agent's prior written consent, alter or remove any identifying symbol or number on any of the Equipment constituting Collateral.

                  (c) Neither the Borrower nor any Guarantor shall, without the Agent's prior written consent, sell, lease as a lessor, or otherwise dispose of any of the Equipment, except in accordance with Section 9.9.

    6.12 ASSIGNED CONTRACTS. The Borrower and the Guarantors shall fully perform all of its obligations under each of the Assigned Contracts and shall enforce all of their respective rights and remedies thereunder, in each case, as it deems appropriate in its business judgment; PROVIDED, HOWEVER, that neither the Borrower nor any Guarantor shall take any action or fail to take any action with respect to its Assigned Contracts which would cause the termination of a material Assigned Contract. Without limiting the generality of the foregoing, the Borrower and each Guarantor shall take all action necessary or appropriate to permit, and shall not take any action which would have any materially adverse effect upon, the full enforcement of all indemnification rights under its Assigned Contracts. The Borrower shall notify the Agent and the Lenders in writing, promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a material claim by it for indemnification under any of its Assigned Contracts, and shall diligently pursue such right and report to the Agent on all further developments with respect thereto. The Borrower and each Guarantor shall deposit into the Payment Account or remit directly to the Agent for application to the Obligations all amounts received by the Borrower or any Guarantor as indemnification or otherwise pursuant to its Assigned Contracts. If the Borrower or any Guarantor shall fail after the Agent's demand to pursue diligently any right under its Assigned Contracts, or if an Event of Default then exists, the Agent may, and at the direction of the Majority Lenders shall, directly enforce such right in its own or the Borrower's or such Guarantor's name and may enter into such settlements or other agreements with respect thereto as the Agent or the Majority Lenders, as applicable, shall determine. In any suit, proceeding or action brought by the Agent for the benefit of the Lenders under any Assigned Contract for any sum owing thereunder or to enforce any provision thereof, the Borrower and each Guarantor shall indemnify and hold the Agent and Lenders harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of the obligor thereunder arising out of a breach by the Borrower or any Guarantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower or any Guarantor to or in favor of such obligor or its successors. All such obligations of the Borrower and the Guarantors shall be and remain enforceable only against the Borrower or the applicable Guarantor and shall not be enforceable against the Agent or the Lenders. Notwithstanding any provision hereof to the contrary, the Borrower and each Guarantor shall at all times remain liable to observe and perform all of its duties and obligations under its Assigned Contracts, and the Agent's or any Lender's exercise of any of their respective rights with respect to the Collateral shall not release the Borrower or any Guarantor from any of such duties and obligations. Neither the Agent nor any Lender shall be obligated to perform or fulfill any of the Borrower's or any Guarantor's duties or obligations under its Assigned Contracts or to make any payment

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thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

    6.13 DOCUMENTS, INSTRUMENTS, AND CHATTEL PAPER. The Borrower and each Guarantor represent and warrant to the Agent and the Lenders that (a) all documents, instruments, and chattel paper describing, evidencing, or constituting Collateral, and all signatures and endorsements thereon, are and will be complete, valid, and genuine, and (b) all goods evidenced by such documents, instruments, and chattel paper are and will be owned by the Borrower or one of the Guarantors, free and clear of all Liens other than Permitted Liens.

    6.14 RIGHT TO CURE. The Agent may, in its discretion, and shall, at the direction of the Majority Lenders, pay any amount or do any act required of the Borrower or any Guarantor hereunder or under any other Loan Document in order to preserve, protect, maintain or enforce the Obligations, the Collateral or the Agent's Liens therein, and which the Borrower or the applicable Guarantor fails to pay or do, including payment of any judgment against the Borrower or any Guarantor, any insurance premium, any warehouse charge, any finishing or processing charge, any landlord's or bailee's claim, and any other Lien upon or with respect to the Collateral. All payments that the Agent makes under this
SECTION 6.14 and all out-of-pocket costs and expenses that the Agent pays or incurs in connection with any action taken by it hereunder shall be charged to the Borrower's Loan Account as a Revolving Loan. Any payment made or other action taken by the Agent under this SECTION 6.14 shall be without prejudice to any right to assert an Event of Default hereunder and to proceed thereafter as herein provided.

    6.15 POWER OF ATTORNEY. The Borrower and each Guarantor hereby appoint the Agent and the Agent's designee as the Borrower's and such Guarantor's attorney, with power: (a) to endorse the Borrower's and such Guarantor's name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Agent's or any Lender's possession; (b) to sign the Borrower's or such Guarantor's name on any invoice, bill of lading, warehouse receipt or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) so long as any Event of Default has occurred and is continuing, to notify the post office authorities to change the address for delivery of the Borrower's or such Guarantor's mail to an address designated by the Agent and to receive, open and dispose of all mail addressed to the Borrower or any Guarantor; (d) to send requests for verification of Accounts to customers or Account Debtors; (e) to clear Inventory through customs in the Borrower's or such Guarantor's name, the Agent's name or the name of the Agent's designee, and to sign and deliver to customs officials powers of attorney in the Borrower's or such Guarantor's name for such purpose; and (f) to do all things necessary to carry out this Agreement. The Borrower and each Guarantor ratify and approve all acts of such attorney. None of the Lenders or the Agent nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied.

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    6.16 THE AGENT'S AND LENDERS' RIGHTS, DUTIES AND LIABILITIES. The Borrower
and each Guarantor assume all responsibility and liability arising from or relating to the use, sale or other disposition of the Collateral. The Obligations shall not be affected by any failure of the Agent or any Lender to take any steps to perfect the Agent's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release the Borrower or any Guarantor from any of the Obligations. Following the occurrence and during the continuation of an Event of Default, the Agent may (but shall not be required to), and at the direction of the Majority Lenders shall, without notice to or consent from the Borrower or any Guarantor, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower or any Guarantor for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Agent and/or any Lender and the Borrower.

    6.17 SITE VISITS, OBSERVATIONS AND TESTING. The Agent and its representatives will have the right at any reasonable time to enter and visit the Real Estate and any other place where any property of the Borrower or any Guarantor is located for the purposes of observing the Real Estate, taking and removing soil or groundwater samples, and conducting tests on any part of the Real Estate. The Agent is under no duty, however, to visit or observe the Real Estate or to conduct tests, and any such acts by the Agent will be solely for the purposes of protecting the Agent's Liens and preserving the Agent and the Lenders' rights under this Agreement. No site visit, observation or testing by the Agent and the Lenders will result in a waiver of any default of the Borrower or any Guarantor or impose any liability on the Agent or the Lenders. In no event will any site visit, observation or testing by the Agent be a representation that hazardous substances are or are not present in, on or under the Real Estate, or that there has been or will be compliance with any Environmental Law. Neither the Borrower nor any other party is entitled to rely on any site visit, observation or testing by the Agent. The Agent and the Lenders owe no duty of care to protect the Borrower or any other party against, or to inform the Borrower or any other party of, any hazardous substances or any other adverse condition affecting the Real Estate. The Agent may in its discretion disclose to the Borrower or any Guarantor or to any other party if so required by law any report or findings made as a result of, or in connection with, any site visit, observation or testing by the Agent; PROVIDED, HOWEVER, that the Agent, prior to any such notification, shall notify the Borrower or the applicable Guarantor of any information Agent intends to deliver to any Governmental Authority. The Borrower and each Guarantor understand and agree that the Agent makes no warranty or representation to the Borrower or any Guarantor or any other party regarding the truth, accuracy or completeness of any such report or findings that may be disclosed. The Borrower and each Guarantor also understands that depending on the results of any site visit, observation or testing by the Agent and disclosed to the Borrower or such Guarantor, the Borrower or such Guarantor may have a legal obligation to notify one or more environmental agencies of the results, that such reporting requirements are site-specific, and are to be evaluated by the Borrower or the applicable Guarantor without advice or assistance from the Agent. In each instance, the Agent will give the Borrower or the applicable Guarantor

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reasonable notice before entering the Real Estate or any other place the Agent is permitted to enter under this SECTION 6.17. The Agent will make reasonable efforts to avoid interfering with the Borrower's or the applicable Guarantor's use of the Real Estate or any other property in exercising any rights provided hereunder.

    6.18 SECURITY INTEREST IN COLLATERAL.

                  (a) Effective on and after the date of the entry by the Bankruptcy Court of the Interim Order, pursuant to sections 364(c)(2) and 364(d)(1) of the Bankruptcy Code, the grant of the security interest set forth herein for the ratable benefit of the Lenders and the Agent shall be a first priority priming security interest, senior to all other Liens, if any, on all of the Borrower's and the Guarantors' right, title and interest in and to all of the Collateral, and each of the Borrower and the Guarantors hereby covenant, represent, and warrant that, upon entry of the Interim Order, pursuant to Bankruptcy Code Section 364(d)(1), the Obligations of the Borrower and the Guarantors shall at all times be secured by all of the Collateral.

                  (b) The Lien created under this SECTION 6.18 on the Collateral in favor of the Agent (for its benefit and the ratable benefit of the Lenders and the Agent) shall constitute a first priority Lien senior to all other Liens in all property of the Borrower and the Guarantors.

                  (c) The Lien referred to in subsection (a) of this SECTION
6.18 shall be subject to (1) prior to the occurrence of a Carve-Out Event, unpaid professional fees and disbursements incurred by the Borrower or any Guarantor and one statutory committee approved in the Bankruptcy Cases and approved under Sections 330 and 331 of the Bankruptcy Code; (2) after the occurrence and during the pendency of a Carve-Out Event (as hereinafter defined) has occurred and is continuing, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower or any Guarantor and one statutory committee appointed in the Bankruptcy Cases in an aggregate amount not in excess of $5,000,000 and (3) the payment of fees pursuant to 28 U.S.C. Section 1930 (collectively, the "CARVE-Out") (it being understood that the Superpriority Claim granted to the Agent and the Lenders as described herein shall continue to be subject to the Carve-Out). The Carve-Out shall not be reduced by success fees or percentage fees payable to financial or restructuring advisors retained by the Borrower or one statutory committee after approval of the Bankruptcy Court. The Lenders agree that so long as no Event of Default has occurred and is continuing (a "CARVE-OUT EVENT"), the Borrower shall, to the extent of permitted Borrowings hereunder, be permitted to pay compensation and reimbursement of expenses incurred prior to a Carve-Out Event and authorized to be paid under 11 U.S.C. Section 330 and 11 U.S.C. Section 331 or otherwise pursuant to an order of the Bankruptcy Court, as the same may be due and payable, and the same shall not reduce the Carve-Out.

                                   ARTICLE 7

                BOOKS AND RECORDS; FINANCIAL INFORMATION; NOTICES

    7.1 BOOKS AND RECORDS. The Borrower and each Guarantor shall, and shall cause their Subsidiaries to, maintain, at all times, correct and complete books, records and accounts in

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which complete, correct and timely entries are made of its transactions in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(a). The Borrower and each Guarantor shall, and shall cause their Subsidiaries to, by means of appropriate entries, reflect in such accounts and in all Financial Statements proper liabilities and reserves for all taxes and proper provision for depreciation and amortization of property and bad debts, all in accordance with GAAP. The Borrower and each Guarantor shall, and shall cause their Subsidiaries to, maintain at all times books and records pertaining to the Collateral in such detail, form and scope as the Agent or any Lender shall reasonably require, including, but not limited to, records of (a) all payments received and all credits and extensions granted with respect to the Accounts; (b) the return, rejection, repossession, stoppage in transit, loss, damage, or destruction of any Inventory; and (c) all other dealings affecting the Collateral.

    7.2 FINANCIAL INFORMATION. The Borrower and each Guarantor shall, and shall cause their Subsidiaries to, promptly furnish to each Lender, all such financial information as the Agent shall reasonably request. Without limiting the foregoing, the Borrower and each Guarantor shall, and shall cause their Subsidiaries to, furnish to the Agent, in sufficient copies for distribution by the Agent to each Lender, in such detail as the Agent or the Lenders shall request, the following:

                  (a) As soon as available, but in any event not later than one hundred twenty (120) days after Fiscal Year 1999 and within one hundred five
(105) days after the close of each subsequent Fiscal Year, consolidated audited balance sheets and statements of income and expense, cash flow and of stockholders' equity for the Parent and its Subsidiaries and for Borrower and its Subsidiaries for such Fiscal Year, and the accompanying notes thereto, setting forth in each case in comparative form figures for the previous Fiscal Year, all in reasonable detail, fairly presenting the financial position and the results of operations of the Borrower, Parent and their respective consolidated Subsidiaries as at the date thereof and for the Fiscal Year then ended, and prepared in accordance with GAAP. Such statements shall be examined in accordance with generally accepted auditing standards by and, in the case of such statements performed on a consolidated basis, accompanied by a report thereon unqualified in any respect of Ernst & Young, LLP or other independent certified public accountants selected by the Parent and reasonably satisfactory to the Agent. The Parent and the Borrower, simultaneously with retaining such independent public accountants to conduct such annual audit, shall send a letter to such accountants, with a copy to the Agent and the Lenders, notifying such accountants that one of the primary purposes for retaining such accountants' services and having audited financial statements prepared by them is for use by the Agent and the Lenders. The Borrower and each Guarantor hereby authorize the Agent to communicate directly with its certified public accountants and, by this provision, authorize those accountants to disclose to the Agent any and all financial statements and other supporting financial documents and schedules relating to the Borrower and the Guarantors and to discuss directly with the Agent the finances and affairs of the Borrower and the Guarantors.

                  (b) As soon as available, but in any event not later than thirty (30) days after the end of each Fiscal Month, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Month, and consolidated and consolidating unaudited statements of income and expense and cash flow for the Borrower

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and its consolidated Subsidiaries for such Fiscal Month and for the period from the beginning of the Fiscal Year to the end of such Fiscal Month, all in reasonable detail, fairly presenting the financial position and results of operations of the Borrower and its consolidated Subsidiaries as at the date thereof and for such periods, and prepared in accordance with GAAP applied consistently with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(a). Concurrently with the delivery of such financial statements, the Borrower shall deliver to the Agent and Lenders a summary of cash transfers during the preceding Fiscal Month between the Borrower and the Guarantors, collectively, and the Foreign Subsidiaries, in form and substance reasonably satisfactory to the Agent. The Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly in all material respects the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended, subject to normal year-end adjustments.

                  (c) As soon as available, but in any event not later than forty-five (45) days after the close of each Fiscal Quarter other than the fourth quarter of a Fiscal Year, consolidated and consolidating unaudited balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such Fiscal Quarter, and consolidated and consolidating unaudited statements of income and expense and statement of cash flows for the Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the end of such quarter, all in reasonable detail, fairly presenting the financial position and results of operation of the Borrower and its Subsidiaries as at the date thereof and for such periods, prepared in accordance with GAAP consistent with the audited Financial Statements required to be delivered pursuant to SECTION 7.2(a). The Borrower shall certify by a certificate signed by a Responsible Officer that all such statements have been prepared in accordance with GAAP and present fairly, subject to normal year-end adjustments, the Borrower's financial position as at the dates thereof and its results of operations for the periods then ended.

                  (d) With each of the audited Financial Statements delivered pursuant to SECTION 7.2(a), a certificate of the independent certified public accountants that examined such statement to the effect that they have reviewed and are familiar with this Agreement and that, in examining such Financial Statements, they did not become aware of any fact or condition which then constituted a Default or Event of Default with respect to the financial covenants set forth in Sections 9.23 and 9.25, except for those, if any, described in reasonable detail in such certificate.

                  (e) With each of the annual audited Financial Statements delivered pursuant to SECTION 7.2(a), and within forty-five (45) days after the end of each Fiscal Quarter, a certificate of the chief financial officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish that the Parent and its Subsidiaries were in compliance with the covenants set forth in SECTIONS 9.23 and 9.25 during the period covered in such Financial Statements and as at the end thereof, and (ii) stating that, except as explained in reasonable detail in such certificate, (A) all of the representations and warranties of the Borrower and the Guarantors contained in this Agreement and the other Loan Documents are correct and complete in all material respects as at the date of such certificate as if made at such time, except for those that speak as of a particular date, (B) the Borrower and the Guarantors are, at the date of such certificate, in compliance in all material respects with all of its respective covenants and agreements in this Agreement and the other Loan Documents, (C) no Default or Event of Default

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then exists or existed during the period covered by such Financial
Statements, (D) describing and analyzing in reasonable detail all material trends, changes, and developments in each and all Financial Statements; and
(E) explaining the variances of the figures in the corresponding budgets and prior Fiscal Year financial statements. If such certificate discloses that a representation or warranty is not correct or complete, or that a covenant has not been complied with, or that a Default or Event of Default existed or exists, such certificate shall set forth what action the Borrower has taken or proposes to take with respect thereto.

                  (f) No sooner than sixty (60) days and not less than fifteen
(15) days prior to the beginning of each Fiscal Year, annual forecasts (to include forecasted consolidated and consolidating balance sheets, statements of income and expenses and statements of cash flow) for the Borrower and its Subsidiaries as at the end of and for each month of such Fiscal Year.

                  (g) Promptly after filing with the PBGC and the IRS, a copy of each annual report or other filing filed with respect to each Plan of the Borrower or any Guarantor.

                  (h) Promptly upon the filing thereof, copies of all reports, if any, to or other documents filed by the Parent, the Borrower or any of its Subsidiaries with the Securities and Exchange Commission under the Exchange Act, and all material reports, notices, or statements sent or received by the Borrower or any of its Subsidiaries to or from the holders of any equity interests of the Borrower (other than routine non-material correspondence sent by shareholders of the Borrower to the Borrower) or any such Subsidiary or of any Debt for Borrowed Money of the Borrower or any of its Subsidiaries registered under the Securities Act of 1933 or to or from the trustee under any indenture under which the same is issued.

                  (i) As soon as available, but in any event not later than 15 days after the Borrower's or Parent's receipt thereof, a copy of all management reports and management letters prepared for the Borrower or the Parent by any independent certified public accountants of the Borrower.

                  (j) Promptly after their preparation, copies of any and all proxy statements, financial statements, and reports which the Borrower or Parent makes available to its shareholders.

                  (k) Promptly after filing with the IRS, a copy of each tax return filed by the Borrower or the Parent or by any of its Subsidiaries.

                  (l) Such additional information as the Agent and/or any Lender may from time to time reasonably request regarding the financial and business affairs of the Parent, Borrower or any Subsidiary of either of them.

    7.3 NOTICES TO THE LENDERS. The Borrower shall notify the Agent and the Lenders in writing of the following matters at the following times:

                  (a) Immediately after becoming aware of any Default or Event of Default;

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                  (b) Immediately after becoming aware of the commencement by the holder of any capital stock or Debt of the Parent, the Borrower or any Subsidiary of any enforcement action because of any asserted default or non-compliance;

                  (c) Immediately after becoming aware of any Material Adverse Effect;

                  (d) Immediately after becoming aware of any pending or threatened action, suit, or proceeding, by any Person, or any pending or threatened investigation by a Governmental Authority, which could reasonably be expected to have a Material Adverse Effect;

                  (e) Immediately after becoming aware of any pending or threatened strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower or any of its Subsidiaries in a manner which could reasonably be expected to have a Material Adverse Effect;

                  (f) Immediately after becoming aware of any violation of any law, statute, regulation, or ordinance of a Governmental Authority affecting the Borrower or any Guarantor which could reasonably be expected to have a Material Adverse Effect;

                  (g) Immediately after receipt of any notice of any violation by the Borrower or any Guarantor of any Environmental Law which could reasonably be expected to have a Material Adverse Effect or that any Governmental Authority has asserted in writing that the Borrower or any Subsidiary is not in compliance with any Environmental Law or is investigating the Borrower's or such Subsidiary's compliance therewith;

                  (h) Immediately after receipt of any written notice that the Borrower or any Subsidiary is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant or that the Borrower or any Subsidiary is subject to investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to the Release or threatened Release of any Contaminant which, in either case, is reasonably likely to give rise to liability in excess of $500,000;

                  (i) Immediately after receipt of any written notice of the imposition of any Environmental Lien against any property of the Borrower or any Subsidiary;

                  (j) Any change in the Borrower's or any Guarantor's name, state of organization, or form of organization, trade names under which the Borrower or Guarantor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, in each case at least thirty (30) days prior thereto;

                  (k) Within ten (10) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know, that an ERISA Event or a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred which could reasonably be expected to have a Material Adverse Effect, and, when known, any action taken or threatened by the IRS, the DOL or the PBGC with respect thereto;

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                  (l) Upon request by Agent, or, in the event that such filing reflects a significant change with respect to the matters covered thereby, within three (3) Business Days after the filing thereof with the PBGC, the DOL or the IRS, as applicable, copies of the following: (i) each annual report (form 5500 series), including Schedule B thereto, filed with the PBGC, the DOL or the IRS with respect to each Plan, (ii) a copy of each funding waiver request filed with the PBGC, the DOL or the IRS with respect to any Plan and all communications received by the Borrower or any ERISA Affiliate from the PBGC, the DOL or the IRS with respect to such request, and (iii) a copy of each other filing or notice filed with the PBGC, the DOL or the IRS, with respect to each Plan of either the Borrower or any ERISA Affiliate;


                  (m) Upon request by Agent, copies of each actuarial report for any Plan or Multi-employer Plan and annual report for any Multi-employer Plan; and within three (3) Business Days after receipt thereof by the Borrower or any ERISA Affiliate, copies of the following: (i) any notices of the PBGC's intention to terminate a Pension Plan or to have a trustee appointed to administer such Pension Plan; (ii) any favorable or unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Code; or (iii) any notice from a Multi-employer Plan regarding the imposition of withdrawal liability;

                  (n) Within three (3) Business Days after the occurrence thereof: (i) any changes in the benefits of any existing Plan which increase the Borrower's or any Guarantor's annual costs with respect thereto by an amount in excess of $250,000 or the establishment of any new Plan or the commencement of contributions to any Plan to which the Borrower or any ERISA Affiliate was not previously contributing; or (ii) any failure by the Borrower, any Guarantor or any ERISA Affiliate to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; or

                  (o) Within three (3) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that any of the following events has or will occur: (i) a Multi-employer Plan has been or will be terminated; (ii) the administrator or plan sponsor of a Multi-employer Plan intends to terminate a Multi-employer Plan; or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multi-employer Plan.

                  Each notice given under this Section shall describe the subject matter thereof in reasonable detail, and shall set forth the action that the Borrower, or any ERISA Affiliate, as applicable, has taken or proposes to take with respect thereto.

                                   ARTICLE 8

                     GENERAL WARRANTIES AND REPRESENTATIONS

         The Borrower and each Guarantor, jointly and severally, warrant and represent to the Agent and the Lenders that except as hereafter disclosed to and accepted by the Agent and the Majority Lenders in writing:

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    8.1  AUTHORIZATION, VALIDITY, AND ENFORCEABILITY OF THIS AGREEMENT AND THE
LOAN DOCUMENTS. In accordance with the Bankruptcy Code, the Borrower and each Guarantor has the corporate power and authority to execute, deliver and perform this Agreement and the other Loan Documents to which it is a party, to incur the Obligations, and to grant to the Agent Liens upon and security interests in the Collateral. In accordance with the Bankruptcy Code, the Borrower and each Guarantor has taken all necessary corporate action to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by the Borrower and each Guarantor, and constitute the legal, valid and binding obligations of the Borrower and each Guarantor, enforceable against it in accordance with their respective terms without defense, setoff or counterclaim. The Borrower's and each Guarantor's execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party do not and will not conflict with, or constitute a violation or breach of, or constitute a default under, or result in, or require the creation or imposition of any Lien upon the property of the Parent or any of its Subsidiaries by reason of the terms of (a) any Requirement of Law applicable to the Parent or any of its Subsidiaries, or (b) the certificate or articles of incorporation or by-laws of the Parent or any of its Subsidiaries.

    8.2 VALIDITY AND PRIORITY OF SECURITY INTEREST. The provisions of this Agreement, the Interim Order, and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Agent, for the ratable benefit of the Agent and the Lenders, and, upon entry of the Interim Order, such Liens constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral, all as more fully provided herein.

    8.3 ORGANIZATION AND QUALIFICATION. The Borrower and each Guarantor (a) is duly incorporated and organized and validly existing in good standing under the laws of the Cayman Islands, in the case of Parent, or the state of its incorporation, (b) is qualified to do business as a foreign corporation and is in good standing in the jurisdictions set forth on SCHEDULE 8.3 which are the only jurisdictions in which qualification is necessary in order for it to own or lease its property and conduct its business and (c) has all requisite power and authority to conduct its business and to own its property.

    8.4 CORPORATE NAME; PRIOR TRANSACTIONS. Except as set forth in SCHEDULE 8.4 hereto, the Borrower and each Guarantor has not, during the past five (5) years, been known by or used any other corporate or fictitious name, or been a party to any merger or consolidation, or acquired all or substantially all of the assets of any Person, or acquired any of its property outside of the ordinary course of business.

    8.5 SUBSIDIARIES AND AFFILIATES. SCHEDULE 8.5 is a correct and complete list of the name and relationship to the Parent of each and all of the Parent's Subsidiaries and other Affiliates. Each Subsidiary is (a) duly incorporated and organized and validly existing in good standing under the laws of its state of incorporation set forth on SCHEDULE 8.5, and (b) qualified to do business as a foreign corporation and in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a material adverse effect on any such Subsidiary's business, operations, prospects, property, or condition (financial

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or otherwise) and (c) has all requisite power and authority to conduct its business and own its property.

    8.6  FINANCIAL STATEMENTS AND PROJECTIONS.

                  (a) The Borrower has delivered to the Agent and the Lenders the audited balance sheet and related statements of income, retained earnings, cash flows, and changes in stockholders equity for the Borrower and its consolidated Subsidiaries as of January 2, 1999, and for the Fiscal Year then ended, accompanied by the report thereon of the Borrower's independent certified public accountants, Ernst & Young, LLP. The Borrower has also delivered to the Agent and the Lenders the unaudited balance sheet and related statements of income and cash flows for the Borrower and its consolidated Subsidiaries as of October 2, 1999. Such financial statements are attached hereto as EXHIBIT C. All such financial statements have been prepared in accordance with GAAP and present accurately and fairly in all material respects the financial position of the Borrower and its consolidated Subsidiaries as at the dates thereof and their results of operations for the periods then ended.

                  (b) The Latest Projections when submitted to the Lenders as required herein represent the Borrower's best estimate of the future financial performance of the Borrower and its consolidated Subsidiaries for the periods set forth therein. The Latest Projections have been prepared on the basis of the assumptions set forth therein, which the Borrower believes are fair and reasonable in light of current and reasonably foreseeable business conditions at the time submitted to the Lender.

    8.7 CAPITALIZATION. The Parent's authorized capital stock consists of 200,000,000 shares of Class A common stock, 100 shares of Class B common stock, and 35,000 shares denominated as preferred shares, each with a par value of $.01 per share, of which, as of November 30, 1999, 66,931,450 shares of Class A common and 4 shares of Class B common were validly issued and outstanding, fully paid and non-assessable.

    8.8 DEBT. After giving effect to the making of the Term Loan and the Revolving Loans to be made on the Closing Date, the Parent and its Subsidiaries have no Debt, except (a) the Obligations, (b) Debt described on SCHEDULE 8.8,
(c) trade payables and other contractual obligations arising in the ordinary course of business, and (d) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT C.

    8.9 DISTRIBUTIONS. Since November 12, 1999, no Distribution has been declared, paid, or made upon or in respect of any capital stock or other securities of the Parent or any of its Subsidiaries.

    8.10 TITLE TO PROPERTY. The Borrower and each Guarantor has good and marketable title in fee simple or a valid leasehold interest to the Real Estate identified on SCHEDULE 8.11 as owned or leased by the Borrower or the applicable Guarantor, and the Borrower or the applicable Guarantor has good, indefeasible, and merchantable title to all of its other property (including the assets reflected on the latest Financial Statements delivered to the Agent and the Lenders, except

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as disposed of in the ordinary course of business since the date thereof), free of all Liens except Permitted Liens.

    8.11 REAL ESTATE; LEASES. SCHEDULE 8.11 sets forth, as of the Closing Date, a correct and complete list of all Real Estate owned by the Borrower and each Guarantor, all leases and subleases of real or personal property held by the Borrower or any Guarantor as lessee or sublessee (other than leases of personal property as to which the Borrower or any Guarantor is lessee or sublessee for which the value of such personal property is less than $2,000,000), and all leases and subleases of real or personal property held by the Borrower and each Guarantor as lessor, or sublessor. Each of such leases and subleases is valid and enforceable in accordance with its terms and is in full force and effect, and no default by any party to any such lease or sublease exists.

    8.12 PROPRIETARY RIGHTS. SCHEDULE 8.12 sets forth a correct and complete list of all of the Borrower's and each Guarantor's Proprietary Rights. None of the Proprietary Rights is subject to any licensing agreement or similar arrangement except as set forth on SCHEDULE 8.12. To the best of the Borrower's and each Guarantor's knowledge, none of the Proprietary Rights infringes on or conflicts with any other Person's property, and no other Person's property infringes on or conflicts with the Proprietary Rights. The Proprietary Rights described on SCHEDULE 8.12 constitute all of the property of such type necessary to the current and anticipated future conduct of the Borrower's and each Guarantor's business.

    8.13 TRADE NAMES. All trade names or styles under which the Borrower or any Guarantor will sell Inventory or create Accounts, or to which instruments in payment of Accounts may be made payable, are listed on SCHEDULE 8.13.

    8.14 LITIGATION. Except as set forth on SCHEDULE 8.14, there is no pending, or to the best of the Borrower's and each Guarantor's knowledge threatened, action, suit, proceeding, or counterclaim by any Person, or to the best of the Borrower's and each Guarantor's knowledge investigation by any Governmental Authority, or any basis for any of the foregoing, which could reasonably be expected to cause a Material Adverse Effect.

    8.15 RESTRICTIVE AGREEMENTS. Neither the Borrower nor any Guarantor is a party to any contract or agreement, or subject to any charter or other corporate restriction, which affects its ability to execute, deliver, and perform the Loan Documents and repay the Obligations or which could reasonably be expected to cause a Material Adverse Effect.

    8.16 LABOR DISPUTES. Except as set forth on SCHEDULE 8.16, as of the Closing Date (a) there is no collective bargaining agreement or other labor contract covering employees of the Borrower or any Guarantor, (b) no such collective bargaining agreement or other labor contract is scheduled to expire during the term of this Agreement, (c) no union or other labor organization is seeking to organize, or to be recognized as, a collective bargaining unit of employees of the Borrower or any Guarantor or for any similar purpose, and (d) there is no pending or (to the best of the Borrower's or any Guarantor's knowledge) threatened, strike, work stoppage, material unfair labor practice claim, or other material labor dispute against or affecting the Borrower or any Guarantor or their employees.

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    8.17 ENVIRONMENTAL LAWS. Except as otherwise disclosed on SCHEDULE 8.17 and except to the extent that any of the following could not reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and its Subsidiaries have complied in all material respects with all Environmental Laws and neither the Borrower nor any Subsidiary nor any of its presently owned real property or presently conducted operations, nor its previously owned real property or prior operations, is subject to any enforcement order from or liability agreement with any Governmental Authority or private Person respecting (i) compliance with any Environmental Law or (ii) any potential liabilities and costs or remedial action arising from the Release or threatened Release of a Contaminant.

                  (b) The Borrower and its Subsidiaries have obtained all permits necessary for their current operations under Environmental Laws, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits.

                  (c) Neither the Borrower nor any of its Subsidiaries, nor, to the best of the Borrower's knowledge, any of its predecessors in interest, has in violation of applicable law stored, treated or disposed of any hazardous waste.

                  (d) Neither the Borrower nor any of its Subsidiaries has received any summons, complaint, order or similar written notice indicating that it is not currently in compliance with, or that any Governmental Authority is investigating its compliance with, any Environmental Laws or that it is or may be liable to any other Person as a result of a Release or threatened Release of a Contaminant.

                  (e) To the best of the Borrower's knowledge, none of the present or past operations of the Borrower and its Subsidiaries is the subject of any investigation by any Governmental Authority evaluating whether any remedial action is needed to respond to a Release or threatened Release of a Contaminant.

                  (f) Neither the Borrower nor any of its Subsidiaries has filed any notice under any requirement of Environmental Law reporting a spill or accidental and unpermitted Release or discharge of a Contaminant into the environment.

                  (g) Neither the Borrower nor any of its Subsidiaries has entered into any negotiations or settlement agreements with any Person (including the prior owner of its property) imposing material obligations or liabilities on the Borrower or any of its Subsidiaries with respect to any remedial action in response to the Release of a Contaminant or environmentally related claim.

                  (h) None of the products manufactured, distributed or sold by the Borrower or any of its Subsidiaries contain asbestos containing material.

                  (i) No Environmental Lien has attached to the Real Estate.

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

    8.18 NO VIOLATION OF LAW. Neither the Borrower nor any Guarantor is in violation of any law, statute, regulation, ordinance, judgment, order, or decree applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

    8.19 NO DEFAULT. Neither the Borrower nor any Guarantor is in default with respect to any note, indenture, loan agreement, mortgage, lease, deed, or other agreement to which the Borrower or such Guarantor is a party or by which it is bound, which default could reasonably be expected to have a Material Adverse Effect.

    8.20 ERISA COMPLIANCE. Except as specifically disclosed in SCHEDULE 8.20 and except to the extent that any of the following could not reasonably be expected to have a Material Adverse Effect:

                  (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Borrower, nothing has occurred which would cause the loss of such qualification. The Borrower and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to
Section 412 of the Code has been made with respect to any Plan.

                  (b) There are no pending or, to the best knowledge of Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

                  (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has any liability with respect to a Multi-employer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    8.21 TAXES. Except for extensions which remain in full force and effect, the Borrower and each Guarantor have filed all federal and other tax returns and reports required to be filed, and, except to the extent prohibited by the filing of the Bankruptcy Cases, have paid all federal and other taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable unless such unpaid taxes and assessments would constitute a Permitted Lien.

    8.22 REGULATED ENTITIES. None of the Borrower, any Person controlling the Borrower, or any Guarantor, is an "Investment Company" within the meaning of the Investment Company

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Act of 1940. Neither the Borrower nor any Guarantor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or law, or any other federal or state statute or regulation limiting its ability to incur indebtedness.

    8.23 USE OF PROCEEDS; MARGIN REGULATIONS. Neither the Borrower nor any Guarantor is engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

    8.24 COPYRIGHTS, PATENTS, TRADEMARKS AND LICENSES, ETC. The Borrower and each Guarantor owns or is licensed or otherwise has the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, licenses, rights of way, authorizations and other rights that are reasonably necessary for the operation of its businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower and each Guarantor, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Guarantor infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the Borrower's or any Guarantor's knowledge, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower or any Guarantor, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

    8.25 YEAR 2000 COMPLIANCE. On the basis of a comprehensive review and assessment undertaken by Borrower of Borrower's and each Guarantor's computers and computer applications and inquiry made of Borrower's and each Guarantor's material suppliers, vendors and customers, the Borrower and each Guarantor reasonably believes that the "Year 2000 problem" (that is, the risk that computers and computer applications used by any person may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) will not result in a Material Adverse Effect.

    8.26 FULL DISCLOSURE. None of the representations or warranties made by the Borrower or any Guarantor in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Borrower or any Guarantor in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Borrower to the Lenders prior to the Closing Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

    8.27 MATERIAL AGREEMENTS. SCHEDULE 8.27 hereto sets forth as of the Closing Date all material agreements and contracts relating to Debt for Borrowed Money of the Borrower or any Guarantor to which the Borrower or any of its Subsidiaries is a party or is bound as of the Closing Date.

    8.28 BANK ACCOUNTS. SCHEDULE 8.28 contains as of the Closing Date a complete and accurate list of all bank accounts maintained by the Borrower and each Guarantor with any bank or other financial institution.

    8.29 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower or any Guarantor of this Agreement or any other Loan Document, except the Bankruptcy Court and notices to creditors required by the Bankruptcy Code.

    8.30 GUARANTORS. The Guarantors that are signatories hereto constitute all of the Subsidiaries of the Borrower incorporated or organized under the laws of any state in the United States of America ("Domestic Subsidiaries"), other than FTL Receivables Company and those Domestic Subsidiaries listed on SCHEDULE 8.30 hereto, and Parent. The Subsidiaries listed on SCHEDULE 8.30 hereto are inactive and have no material assets.

    8.31 THE ORDERS. On the date of the making of the initial Loans or the issuance of the initial Letters of Credit hereunder, whichever first occurs, the Interim Order will have been entered and will not have been stayed, amended, vacated, reversed or rescinded. On the date of the making of any subsequent Loan or the subsequent issuance of any other Letter of Credit, the Interim Order or the Final Order, as the case may be, shall have been entered and shall not have been amended, stayed, vacated or rescinded. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations of the Borrower or any Guarantor hereunder and under the other Loan Documents, the Lenders shall, subject to the provisions of SECTION 11.2, be entitled to immediate payment of such Obligations, and to enforce the remedies provided for hereunder, without further application to or order by the Bankruptcy Court.

                                   ARTICLE 9

                       AFFIRMATIVE AND NEGATIVE COVENANTS

         The Borrower covenants to the Agent and each Lender that so long as any of the Obligations remain outstanding or this Agreement is in effect:

    9.1 TAXES AND OTHER OBLIGATIONS. Subject to the Bankruptcy Code, the Borrower shall, and shall cause each of its Subsidiaries to, (a) file when due all tax returns and other reports which it is required to file, except for extensions filed in the ordinary course of business; (b) pay, or provide for the payment, when due, of all taxes, fees, assessments and other governmental charges against it or upon its property arising after the Petition Date, income and franchises, make all required withholding and other tax deposits, and establish adequate reserves for the payment of all such items, and provide to the Agent and the Lenders, upon request, satisfactory evidence of its timely compliance with the foregoing; and (c) pay when due all Debt owed by it arising after the Petition Date and all claims of materialmen, mechanics, carriers, warehousemen, landlords, processors and other like Persons arising after the Petition Date, and all other indebtedness owed by it arising after the Petition Date and perform and discharge in a timely manner all other obligations undertaken by it arising after the Petition Date; PROVIDED, HOWEVER, so long as the Borrower has notified the Agent in writing, neither the Borrower nor any of its Subsidiaries need pay any tax, fee, assessment, or governmental charge, that
(i) it is contesting in good faith by appropriate proceedings diligently pursued, (ii) the Borrower or its Subsidiary, as the case may be, has established proper reserves for as provided in GAAP, and (iii) no Lien (other than a Permitted Lien) results from such non-payment.

    9.2 CORPORATE EXISTENCE AND GOOD STANDING. The Borrower and each Guarantor shall maintain its corporate existence and its qualification and good standing in all jurisdictions in which the failure to maintain such existence and qualification or good standing could reasonably be expected to have a Material Adverse Effect.

    9.3 COMPLIANCE WITH LAW AND AGREEMENTS; MAINTENANCE OF LICENSES. The Borrower and each Guarantor shall comply in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act and all Environmental Laws). The Borrower shall, and shall cause each of its Subsidiaries to, obtain and maintain all licenses, permits, franchises, and governmental authorizations necessary to own its property and to conduct its business as conducted on the Closing Date. Neither the Borrower nor any Guarantor shall modify, amend or alter its certificate or article of incorporation other than in a manner which does not adversely affect the rights of the Lenders or the Agent.

    9.4 MAINTENANCE OF PROPERTY. The Borrower and each Guarantor shall maintain all of its property necessary and useful in the conduct of its business, in good operating condition and repair, ordinary wear and tear excepted.

    9.5  INSURANCE.

                  (a) The Borrower and each Guarantor shall maintain with financially sound and reputable insurers having a rating of at least AVII or better by Best Rating Guide, insurance against loss or damage by fire with extended coverage; theft, burglary, pilferage and loss in transit; public liability and third party property damage; larceny, embezzlement or other criminal liability; business interruption; public liability and third party property damage; and such other hazards or of such other types as is customary for Persons engaged in the same or similar business, in amounts and under policies reasonably acceptable to the Agent and the Majority Lenders. Without limiting the foregoing, the Borrower and each Guarantor shall also maintain flood insurance, in the event of a designation of the area in which any Real Estate covered by the Mortgages and any of the Equipment and Inventory located on such Real Estate is located as "flood prone" or a "flood risk area," (hereinafter "SFHA") as defined by the Flood Disaster Protection Act of 1973, in an amount to be reasonably determined by the Agent, and shall comply with the additional requirements of the National Flood Insurance Program as set forth in said Act. The Borrower and each Guarantor shall also maintain flood insurance for its Inventory and Equipment which is, at any time, located in a SFHA.

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

                  (b) The Borrower and each Guarantor shall cause the Agent, for the ratable benefit of the Agent and the Lenders, to be named as secured party or mortgagee and sole loss payee or additional insured, in a manner acceptable to the Agent. Each policy of insurance shall contain a clause or endorsement requiring the insurer to give not less than thirty (30) days' prior written notice to the Agent in the event of cancellation of the policy for any reason whatsoever and a clause or endorsement stating that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any Guarantor or the owner of any Real Estate for purposes more hazardous than are permitted by such policy. All premiums for such insurance shall be paid by the Borrower when due, and certificates of insurance and, if requested by the Agent or any Lender, photocopies of the policies, shall be delivered to the Agent, in each case in sufficient quantity for distribution by the Agent to each of the Lenders. If the Borrower fails to procure such insurance or to pay the premiums therefor when due, the Agent may, and at the direction of the Majority Lenders shall, do so from the proceeds of Revolving Loans.

                  (c) The Borrower and each Guarantor shall promptly notify the Agent and the Lenders of any loss, damage, or destruction to the Collateral in excess of $1,000,000, whether or not covered by insurance. The Agent is hereby authorized to collect all insurance proceeds in respect of Collateral directly and to apply or remit them as follows:

                           (i) With respect to insurance proceeds relating to
Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.5.

                           (ii) With respect to insurance proceeds relating to
Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, in accordance with
SECTION 4.5, or at the option of the Required Lenders, Agent may permit or require the Borrower or the applicable Guarantor to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the loss, damage or destruction; PROVIDED, HOWEVER, that so long as there does not then exist any Default or Event of Default, the Borrower or the applicable Guarantor shall be permitted to use insurance proceeds relating to Collateral consisting of Fixed Assets (other than such proceeds of Fixed Assets that are obsolete or consist of discontinued facilities) in an aggregate amount not to exceed $15,000,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and PROVIDED, FURTHER, that the Borrower or the applicable Guarantor first (i) provides the Agent and the Required Lenders with plans and specifications for any such repair or restoration which shall be reasonably satisfactory to the Agent and the Required Lenders and (ii) demonstrates to the reasonable satisfaction of the Agent and the Required Lenders that the funds available to it will be sufficient to complete such project in the manner provided therein.

    9.6 CONDEMNATION.(a) The Borrower and each Guarantor shall, immediately upon learning of the institution of any proceeding for the condemnation or other taking of any of its property, notify the Agent of the pendency of such proceeding, and agrees that the Agent may

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

participate in any such proceeding, and the Borrower and each Guarantor from time to time will deliver to the Agent all instruments reasonably requested by the Agent to permit such participation.

                  (b) The Agent is hereby authorized to collect the proceeds of any condemnation claim or award directly, and to apply or remit them as follows:

                           (i) With respect to condemnation proceeds relating to
Collateral other than Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, to the reduction of the Obligations in the order provided for in SECTION 4.5.

                           (ii) With respect to condemnation proceeds relating
to Collateral consisting of Fixed Assets, after deducting from such proceeds the reasonable expenses, if any, incurred by the Agent in the collection or handling thereof, the Agent shall apply such proceeds, ratably, in accordance with SECTION 4.5, or at the option of the Required Lenders, may permit or require the Borrower or the applicable Guarantor to use such money, or any part thereof, to replace, repair, restore or rebuild the relevant Fixed Assets in a diligent and expeditious manner with materials and workmanship of substantially the same quality as existed before the condemnation; PROVIDED, HOWEVER, that so long as there does not then exist any Default or Event of Default, the Borrower or the applicable Guarantor shall be permitted to use condemnation proceeds relating to Collateral consisting of Fixed Assets (other than such proceeds of Fixed Assets that are obsolete or consist of discontinued facilities) in an aggregate amount not to exceed $15,000,000 with respect to any occurrence, to replace, repair, restore or rebuild the relevant Fixed Assets, in the manner set forth in this sentence; and PROVIDED, FURTHER, that plans and specifications for any such repair or restoration shall be reasonably satisfactory to the Agent and the Required Lenders and shall be subject to the reasonable approval of the Agent and the Required Lenders.

    9.7 ENVIRONMENTAL LAWS.(a) The Borrower and each Guarantor shall conduct its business in compliance in all material respects with all Environmental Laws applicable to it, including those relating to the generation, handling, use, storage, and disposal of any Contaminant. The Borrower and each Guarantor shall take prompt and appropriate action to respond to any non-compliance with Environmental Laws and shall regularly report to the Agent on such response.

                  (b) The Agent or any Lender may request copies of technical reports prepared by the Borrower or any Guarantor and its communications with any Governmental Authority to determine whether the Borrower or any applicable Guarantor is proceeding reasonably to correct, cure or contest in good faith any alleged non-compliance or environmental liability. The Borrower and each Guarantor shall, at the Agent's or the Majority Lenders' request and at the Borrower's or the applicable Guarantor's expense, (i) retain an independent environmental engineer reasonably acceptable to the Agent to evaluate the site, including tests if appropriate, where the non-compliance or alleged non-compliance with Environmental Laws has occurred and prepare and deliver to the Agent, in sufficient quantity for distribution by the Agent to the Lenders, a report setting forth the results of such evaluation, a proposed plan for responding to any environmental problems described therein, and an estimate of the costs thereof, and (ii) provide to the Agent a supplemental report of such engineer whenever the scope of the environmental problems, or the response thereto or the estimated costs thereof, shall change in any material respect.

    9.8 COMPLIANCE WITH ERISA. The Borrower and each Guarantor shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; (c) make all required contributions to any Plan subject to Section 412 of the Code; (d) not engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan; and (e) not engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

    9.9 MERGERS, CONSOLIDATIONS OR SALES. Neither the Borrower nor any Guarantor shall enter into any transaction of merger, reorganization, or consolidation, or transfer, sell, assign, lease, or otherwise dispose of all or any part of its property, or wind up, liquidate or dissolve, or agree to do any of the foregoing (or apply to the Bankruptcy Court for authority to do so), except (i) for sales of Inventory in the ordinary course of its business and
(ii) for sales or other dispositions of assets, including capital stock of Subsidiaries, provided that (i) such sale or other disposition is approved by the Bankruptcy Court and (ii) the proceeds of such sale or disposition are applied to the outstanding Loans in accordance with SECTION 4.5. The inclusion of proceeds in the definition of Collateral shall not be deemed to constitute the Agent's or any Lender's consent to any sale or other disposition of the Collateral except as expressly permitted herein.

    9.10 DISTRIBUTIONS; CAPITAL CHANGE; RESTRICTED INVESTMENTS. Neither the Borrower nor any Guarantor shall (i) directly or indirectly declare or make, or incur any liability to make, any Distribution, except Distributions to the Borrower by its Subsidiaries, (ii) make any change in its capital structure which would have a Material Adverse Effect or (iii) make any Restricted Investment.

    9.11 TRANSACTIONS AFFECTING COLLATERAL OR OBLIGATIONS. Neither the Borrower nor any Guarantor shall enter into any transaction subsequent to the Petition Date which would be reasonably expected to have a Material Adverse Effect.

    9.12 GUARANTIES. Neither the Borrower nor any Guarantor shall make, issue, or become liable on (or apply to the Bankruptcy Court for authority to make, issue or become liable on) any Guaranty, except Guaranties of the Obligations in favor of the Agent, guaranties listed on Schedule 8.8 and amendments, renewals and replacements of the foregoing.

    9.13 DEBT. Neither the Borrower nor any Guarantor shall incur or maintain any Debt (or apply to the Bankruptcy Court for authority to do so), other than:
(a) the Obligations; (b) trade payables and contractual obligations to suppliers and customers arising in the ordinary course of business; (c) other Debt existing on the Closing Date and reflected in the Financial Statements attached hereto as EXHIBIT C; (d) Debt described on SCHEDULE 8.8 and (e) the Carve-Out.

    9.14 PREPAYMENT. Neither the Borrower nor any Guarantor shall voluntarily prepay any Debt (or apply to the Bankruptcy Court for authority to do so), except the Obligations in accordance with the terms of this Agreement.

    9.15 TRANSACTIONS WITH AFFILIATES. Except as set forth below and as set forth on Schedule 9.15, neither the Borrower nor any Guarantor shall, sell, transfer, distribute, or pay any money or property, including, but not limited to, any fees or expenses of any nature (including, but not limited to, any fees or expenses for management services), to any Affiliate, or lend or advance money or property to any Affiliate, or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or indebtedness, or any property, of any Affiliate, or become liable on any Guaranty of the indebtedness, dividends, or other obligations of any Affiliate. Notwithstanding the foregoing, while no Event of Default has occurred and is continuing, the Borrower and each Guarantor may engage in transactions with Affiliates in the ordinary course of business consistent with past practices, in amounts and upon terms fully disclosed to the Agent and the Lenders, and no less favorable to the Borrower and its Subsidiaries than would be obtained in a comparable arm's-length transaction with a third party who is not an Affiliate.

    9.16 INVESTMENT BANKING AND FINDER'S FEES. Neither the Borrower nor any Guarantor shall pay or agree to pay, or reimburse any other party with respect to, any investment banking or similar or related fee, underwriter's fee, finder's fee, or broker's fee to any Person in connection with this Agreement. The Borrower and each Guarantor shall defend and indemnify the Agent and the Lenders against and hold them harmless from all claims of any Person that the Borrower is obligated to pay for any such fees, and all costs and expenses (including reasonable attorneys' fees) incurred by the Agent and/or any Lender in connection therewith.

    9.17 INTENTIONALLY OMITTED.

    9.18 BUSINESS CONDUCTED. Neither the Borrower nor any Guarantor shall engage directly or indirectly, in any line of business other than the businesses in which the Borrower or such Guarantor was engaged immediately prior to the Petition Date.

    9.19 LIENS AND RECLAMATION CLAIMS.(a) Neither the Borrower nor any Guarantor shall create, incur, assume, or permit to exist (or apply to the Bankruptcy Court for authority to create, incur, assume or permit to exist) any Lien on any property now owned or hereafter acquired by any of them, except Permitted Liens and Liens granted pursuant to the Adequate Protection Order (all of which shall be subordinated to the Liens granted hereunder in favor of the Agent and the Lenders), as more fully provided herein.

                  (b) Neither Borrower nor any Guarantor shall make any payments or transfer any property on account of claims asserted by any vendor of the Borrower or any Guarantor for reclamation rights in accordance with Section 2-702 of the Uniform Commercial Code and section 546(c) of the Bankruptcy Code in excess of an amount to be mutually agreed upon between the Borrower and Agent.

    9.20 SALE AND LEASEBACK TRANSACTIONS. Neither the Borrower nor any Guarantor shall (or apply to the Bankruptcy Court for authority to), directly or indirectly, enter into any

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

arrangement with any Person providing for the Borrower or such Guarantor to lease or rent property that the Borrower or such Guarantor has sold or will sell or otherwise transfer to such Person.

         9.21 NEW SUBSIDIARIES. Neither the Borrower nor any Guarantor shall directly or indirectly, organize, create, acquire or permit to exist any Subsidiary other than those listed on SCHEDULE 8.5.

         9.22 FISCAL YEAR. The Borrower and the Guarantors shall not change their Fiscal Year.

         9.23 CAPITAL EXPENDITURES. Neither the Borrower nor any Guarantor shall make or incur (or apply to the Bankruptcy Court for authority to make or incur) any Capital Expenditure if, after giving effect thereto, the aggregate amount of all Capital Expenditures by the Borrower and the Guarantors and their Subsidiaries on a consolidated basis (excluding payments under the Synthetic Lease) would exceed $46,000,000 during Fiscal Year 2000 or the following amounts during the following respective periods:

                                                          Maximum Capital
                        Period                              Expenditures
                        ------                              ------------
         January 2, 2000 to April 1, 2000                   $19,191,000
         January 2, 2000 to July 1, 2000                    $32,252,000
         January 2, 2000 to September 30, 2000              $39,736,000
         January 2, 2000 to December 30, 2000               $46,000,000
         December 31, 2000 to March 31, 2001                $19,191,000
         December 31, 2000 to June 30, 2001                 $32,252,000

         9.24 INTENTIONALLY OMITTED

         9.25 EBITDAR

         . The Parent and its Subsidiaries, on a consolidated basis, shall have EBITDAR of not less than the following amounts measured of the last day of each Fiscal Quarter for the following respective periods.

                       Period                               Minimum EBITDAR
                       ------                               ---------------
         January 2, 2000 to April 1, 2000                     $ 17,681,000
         January 2, 2000 to July 1, 2000                      $ 62,260,000
         January 2, 2000 to September 30, 2000                $102,991,000
         January 2, 2000 to December 30, 2000                 $128,445,000
         December 31, 2000 to March 31, 2001                  $ 17,681,000
         December 31, 2000 to June 30, 2001                   $ 62,260,000

PROVIDED, HOWEVER, that if the Parent and its Subsidiaries fail to attain any minimum EBITDAR requirement set forth above, but attain at least 90% of that minimum EBITDAR requirement, such breach may be cured if EBITDAR for the immediately following Fiscal Month exceeds the amount of EBITDAR set forth for that Fiscal Month in the initial Projections by an amount that equals or exceeds the short-fall in EBITDAR for the measurement period ending as of the last day of the preceding Fiscal Quarter.

         9.26 USE OF PROCEEDS. The Borrower and the Guarantors shall not, and shall not suffer or permit any of their Subsidiaries to, use any portion of the Loan proceeds (including Letters of Credit), directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Borrower or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act or (v) for any purpose other than (a) the payment of Restructuring Expenses permitted hereunder, (b) the payment of adequate protection and other similar payments permitted hereunder, (c) to refinance and terminate the Securitization Arrangements, (d) for the operating expenses and working capital needs of Parent, Borrower and the Domestic Subsidiaries that are Guarantors, and (g) for the operating expenses and working capital needs of Foreign Subsidiaries in the ordinary course of business of such Foreign Subsidiaries in an amount not to exceed $30,000,000 in the aggregate at any time outstanding to the extent approved by the Bankruptcy Court and excluding prepayments of Debt For Borrowed Money.

         9.27 FURTHER ASSURANCES. The Borrower and each Guarantor shall execute and deliver, or cause to be executed and delivered, to the Agent and/or the Lenders such documents and agreements, and shall take or cause to be taken such actions, as the Agent or any Lender may, from time to time, request to carry out the terms and conditions of this Agreement and the other Loan Documents, including Revolving Loan Notes, if requested by any Lender to evidence such Lender's Revolving Loan Commitment, in form and substance reasonably satisfactory to the Agent and the Borrower.

         9.28 CHAPTER 11 CLAIMS

         . Neither the Borrower nor any Guarantor shall incur, create, assume, suffer to exist or permit any administrative expense, unsecured claim, or other Superpriority Claim or lien which is pari passu with or senior to the claims, as the case may be, of the Agent and the Lenders against the Borrower and the Guarantors hereunder, or apply to the Bankruptcy Court for authority so to do, except for the Carve-Out.

         9.29 ORDERS; PAYMENT OF CLAIMS.

                  (a) Neither the Borrower nor any Guarantor shall at any time seek, consent to or suffer to exist any modification, stay, vacation or amendment of the Interim Order or the Final Order except for any modifications and amendments agreed to in writing by Agent.

                  (b) Prior to the date on which the Obligations have been paid in full in cash and this Agreement has been terminated, neither the Borrower nor any Guarantor shall pay any


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administrative expense or other claims except (i) professional fees and expenses, (ii) other administrative expense claims incurred in the ordinary course of the business of the Borrower or such Guarantor, (iii) Pre-Petition Payments of Pre-Petition Secured Indebtedness to the extent expressly permitted and agreed to by Agent in the Adequate Protection Order, (iv) other Pre-Petition Payments in an amount not to exceed $1,000,000 in the aggregate to the extent approved by the Bankruptcy Court and to which Agent consents in writing; (v) Pre-Petition Payments consisting of employee wage and benefit claims to the extent approved by the Bankruptcy Court in an aggregate amount not to exceed $28,800,000; (vi) allowances for an employee retention program in an aggregate amount not to exceed $25,000,000 to the extent approved by the Bankruptcy Court;
(vii) customer promotion and allowance programs not to exceed $35,700,000 in the aggregate, to the extent approved by the Bankruptcy Court and (viii) critical pre-petition vendor payments in an aggregate amount not to exceed $29,000,000 to the extent approved by the Bankruptcy Court.

                                   ARTICLE 10

                              CONDITIONS OF LENDING

         10.1 CONDITIONS PRECEDENT TO MAKING OF LOANS ON THE CLOSING DATE. The obligation of the Lenders to make the initial Revolving Loans on the Closing Date and to make the Term Loan, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit on the Closing Date, are subject to the following conditions precedent having been satisfied in a manner reasonably satisfactory to the Agent and each Lender:

                  (a) This Agreement and the other Loan Documents shall have been executed by each party thereto and the Borrower and each Guarantor shall have performed and complied with all covenants, agreements and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower and each Guarantor before or on such Closing Date.

                  (b) All representations and warranties made hereunder and in the other Loan Documents shall be true and correct as if made on such date.

                  (c) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made, the Letters of Credit to be issued and the Credit Support to be in place on such date.

                  (d) [Intentionally Omitted.]

                  (e) The Borrower shall have paid or shall have made arrangements to pay all fees and expenses of the Agent and the Attorney Costs incurred in connection with any of the Loan Documents and the transactions contemplated thereby to the extent invoiced.

                  (f) The Agent shall have received evidence, in form, scope, and substance, reasonably satisfactory to the Agent, of all insurance coverage as required by this Agreement.


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

                  (g) The Agent and the Lenders shall have had an opportunity, if they so choose, to examine the books of account and other records and files of the Borrower and to make copies thereof, and to conduct a pre-closing audit which shall include, without limitation, verification of Inventory, Accounts, and the Borrowing Base, and the results of such examination and audit shall have been satisfactory to the Agent and the Lenders in all respects.

                  (h) Unless otherwise agreed in writing by Agent, the use of proceeds of the initial Loans shall include an amount sufficient to repurchase all outstanding Accounts sold to FTL Receivables Company at a price equal to the principal and all accrued interest and all other obligations with respect to loans to FTL Receivables Company (but without premium or penalty).

                  (i) Unless otherwise agreed in writing by Agent, concurrently with the initial Loans hereunder, the Securitization Arrangement shall be terminated.

                  (j) All proceedings taken in connection with the execution of this Agreement, the Term Loan Notes, all other Loan Documents and all documents and papers relating thereto shall be reasonably satisfactory in form, scope, and substance to the Agent and the Lenders.

                  (k) At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy (or such other evidence satisfactory to Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit F (the "INTERIM ORDER"), which (i) as entered, shall be acceptable in form and substance to Agent, (ii) shall have been entered within two (2) days following the initial Petition Date, approving the Loan Documents and granting Superpriority Claim status and the Liens described in SECTION 6.18 with the priority described herein, (iii) shall have been entered upon an application of the Borrower and the Guarantors satisfactory in form and substance to Agent, (iv) shall be in full force and effect, and (v) shall not have been stayed, reversed, modified or amended in any respect.

                  (l) The Bankruptcy Cases shall have been commenced by the Borrower, and the Borrower and each Guarantor shall be a debtor and debtor-in-possession.

                  (m) All orders entered in the Bankruptcy Cases on or prior to the date the Interim Order is entered shall be in form and substance satisfactory to the Agent.

         The acceptance by the Borrower of any Loans made or Letters of Credit issued on the Closing Date shall be deemed to be a representation and warranty made by the Borrower and each Guarantor to the effect that all of the conditions precedent to the making of such Loans or the issuance of such Letters of Credit have been satisfied, with the same effect as delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer of the Borrower and each Guarantor, dated the Closing Date, to such effect.

         Execution and delivery to the Agent by a Lender of a counterpart of this Agreement shall be deemed confirmation by such Lender that (i) all conditions precedent in this SECTION 10.1 have been fulfilled to the satisfaction of such Lender, (ii) the decision of such Lender to execute and


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

deliver to the Agent an executed counterpart of this Agreement was made by such Lender independently and without reliance on the Agent or any other Lender as to the satisfaction of any condition precedent set forth in this SECTION 10.1, and
(iii) all documents sent to such Lender for approval consent, or satisfaction were acceptable to such Lender.

         10.2 CONDITIONS PRECEDENT TO EACH LOAN. The obligation of the Lenders to make each Loan, including the initial Revolving Loans on the Closing Date and the Term Loan, and the obligation of the Agent to cause the Letter of Credit Issuer to issue any Letter of Credit shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

                  (a) the following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in CLAUSES (I) and (II), with the same effect as the delivery to the Agent and the Lenders of a certificate signed by a Responsible Officer, dated the date of such extension of credit, stating that:

                           (i) The representations and warranties
containedinthis Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date, other than any such representation or warranty which relates to a specified prior date and except to the extent the Agent and the Lenders have been notified by the Borrower that any representation or warranty is not correct and the Majority Lenders have explicitly waived in writing compliance with such representation or warranty; and

                           (ii) No event has occurred and is continuing, or
would result from such extension of credit, which constitutes a Default or an Event of Default; and

                  (b) The amount of the Borrowing Base shall be sufficient to make such Revolving Loans or issue such Letters of Credit without exceeding the Availability, PROVIDED, HOWEVER, that the foregoing conditions precedent are not conditions to each Lender participating in or reimbursing the Bank or the Agent for such Lenders' Pro Rata Share of any Non-Ratable Loan or Agent Advance made in accordance with the provisions of SECTIONS 2.2(h), (i) and (j).

                  (c) No order shall have been entered in any of the Bankruptcy Cases, (i) for the appointment of a trustee or receiver, (ii) to convert any Bankruptcy Case from a proceeding under chapter 11 of the Bankruptcy Code to a proceeding under chapter 7 of the Bankruptcy Code, or (iii) to dismiss any Bankruptcy Case.

                  (d) Jay Alix & Associates or another financial advisor reasonably acceptable to Agent shall have been (and shall continue to be) retained by the Borrower on behalf of itself and the Guarantors.

                  (e) The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect; PROVIDED, that:

                           (i) if (A) the proposed date for the making of such Loan or issuance of such Letter of Credit is thirty (30) days or more after the date of the entry of the Interim


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


         Order or (B) the making of such Loan or the issuance of such Letter of Credit would cause the aggregate amount of all Loans and Letters of Credit then outstanding to exceed the amount thereof which was authorized by the Bankruptcy Court in the Interim Order (collectively, the "ADDITIONAL CREDIT"), the Agent and each of the Lenders shall have received a certified copy (or other evidence satisfactory to the Agent) of an order of the Bankruptcy Court substantially in the form of Exhibit G, which, as entered, shall be acceptable in form and substance to Agent (the "FINAL ORDER"); and

                           (ii) at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect.

                  (f) In connection with the first Loan to be made on or after the fifth Business Day after entry by the Bankruptcy Court of the Final Order, Agent shall have received a certified copy of the Final Order.

                  (g) None of the Bankruptcy Cases shall have been dismissed or converted to chapter 7 of the Bankruptcy Code, neither the Borrower nor any Guarantor shall have filed an application for an order converting its Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, and no trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall have been appointed in any of the Bankruptcy Cases.

                                   ARTICLE 11

                                DEFAULT; REMEDIES

         11.1 EVENTS OF DEFAULT. It shall constitute an event of default ("Event of Default") if any one or more of the following shall occur for any reason:

                  (a) any failure by the Borrower to pay the principal of or interest or premium on any of the Obligations when due or any fee or other amount owing hereunder, within five (5) days after the date specified for payment thereof, whether upon demand or otherwise;

                  (b) any representation or warranty made or deemed made by the Borrower or any Guarantor in this Agreement or in any of the other Loan Documents, any Financial Statement, or any certificate furnished by the Borrower or any of its Subsidiaries at any time to the Agent or any Lender shall prove to be untrue in any material respect as of the date on which made, deemed made, or furnished;

                  (c) any default shall occur in the observance or performance of any of the covenants and agreements contained in this Agreement or any other Loan Documents (including in respect of any Bank Products), or if any such Loan Document shall terminate (other than in accordance with its terms or the terms hereof or with the written consent of the Agent and the Majority Lenders) or become void or unenforceable, without the written consent of the Agent and the Majority Lenders;


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

                  (d) If any Revolving Loan would cause the Aggregate Revolver Outstandings plus the outstanding principal balance of the Term Loan to exceed $275,000,000 or thirty (30) days or more shall have elapsed since the date on which the Interim Order was entered and, in either case, a Final Order has not been entered;

                  (e) the Borrower or any Guarantor shall file a certificate of dissolution under applicable state law or shall be liquidated, dissolved or wound-up under state law or shall commence or have commenced against it any action or proceeding for dissolution, winding-up or liquidation, or shall take any corporate action in furtherance thereof; provided that the Parent may commence proceedings under the Companies Law of the Cayman Islands; provided, further, that the Parent or the legal representative of the Parent under the laws of the Cayman Islands shall expressly consent to the Parent's execution, delivery and performance of this Agreement.

                  (f) all or any material part of the property of the Borrower or any Guarantor shall be nationalized, expropriated or condemned, seized or otherwise appropriated, or custody or control of such property or of the Borrower or such Guarantor shall be assumed by any Governmental Authority or any court of competent jurisdiction at the instance of any Governmental Authority, except where contested in good faith by proper proceedings diligently pursued where a stay of enforcement is in effect;

                  (g) any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

                  (h) any loss, theft, damage or destruction of any item or items of Collateral or other property of the Borrower or any Subsidiary occurs which could reasonably be expected to cause a Material Adverse Effect and is not adequately covered by insurance;

                  (i) there occurs a Material Adverse Effect;

                  (j) there is filed against the Borrower or any of its Subsidiaries any action, suit or proceeding under any federal or state racketeering statute (including the Racketeer Influenced and Corrupt Organization Act of 1970), which action, suit or proceeding (i) is not dismissed within one hundred twenty (120) days, and (ii) could reasonably be expected to result in the confiscation or forfeiture of any material portion of the Collateral;

                  (k) for any reason other than the failure of the Agent to take any action available to it to maintain perfection of the Agent's Liens, pursuant to the Loan Documents, any Loan Document ceases to be in full force and effect or any Lien with respect to any material portion of the Collateral intended to be secured thereby ceases to be, or is not, valid, perfected and prior to all other Liens (other than Permitted Liens) or is terminated, revoked or declared void;

                  (l) an ERISA Event shall occur with respect to a Pension Plan or Multi-employer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multi-employer Plan or the PBGC in an


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

aggregate amount in excess of $180,000,000; and (ii) the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $65,000,000.

                  (m) there occurs a Change of Control;

                  (n) Intentionally omitted;

                  (o) any of the Bankruptcy Cases shall be dismissed or converted to a case under chapter 7 of the Bankruptcy Code, or the Borrower or any Guarantor shall file an application for an order converting a case to a case under chapter 7 of the Bankruptcy Code; a trustee under chapter 7 or chapter 11 of the Bankruptcy Code shall be appointed in any of the Bankruptcy Cases; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Superpriority Claim (other than the Carve-Out) in any Bankruptcy Case which is PARI PASSU with or senior to the claims of the Agent and the Lenders against the Borrower or any Guarantor, or there shall arise any such PARI PASSU or senior Superpriority Claim, Adequate Protection Order or the Interim Order or Final Order shall be stayed, modified without the written consent of Agent, reversed or vacated;

                  (p) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) in any assets of the Borrower or any Guarantor except for real estate listed on
Schedule 11.1(p) (the "IRB Properties"); or an order shall be entered by the Bankruptcy Court that is not stayed pending appeal granting relief from the automatic stay to any creditor of the Borrower or any Guarantor (other than the Agent and the Lenders in their capacities as such) with respect to any claim other than by the holders of industrial revenue bonds or their trustees listed on Schedule 11.1(p) (the "IRB Claimants"); PROVIDED, HOWEVER, that it shall not be an Event of Default if relief from the automatic stay is lifted solely for the purpose of (i) allowing such creditor to determine the liquidated amount of its claim against the Borrower or any Guarantor; (ii) seeking payment from a collateral source other than any of the Borrower or any Guarantor; (iii) granting or permitting the granting of Liens granted pursuant to the Adequate Protection Order (all of which shall be subordinated to the Liens granted hereunder in favor of the Agent and the Lenders);

                  (q) an order of the Bankruptcy Court shall be entered in any of the Bankruptcy Cases appointing an examiner with enlarged powers relating to the operation of the business under Section 1106(b) of the Bankruptcy Code and such order shall not be reversed or vacated within thirty (30) days after the entry thereof;

                  (r) an order by the Bankruptcy Court shall be entered confirming a Reorganization Plan in any of the Bankruptcy Cases which does not require a provision for termination of the Commitments and payment in full in cash of all Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents on or before the effective date of such Reorganization Plan;


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

                  (s) an order by the Bankruptcy Court shall be entered, or the Borrower or any Guarantor shall file an application for an order, dismissing any of the Bankruptcy Cases which does not require a provision for termination of the Commitments and payment in full in cash of all Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents;

                  (t) an order by the Bankruptcy Court shall be entered with respect to any of the Bankruptcy Cases or the Borrower or any Guarantor shall file an application for an order with respect to any Bankruptcy Case, in each case without the express prior written consent of Agent, (i) to revoke, reverse, stay, modify, vacate, supplement or amend the Interim Order or the Final Order,
(ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have an administrative priority as to the Borrower or any Guarantor equal or superior to the priority of the claims of the Agent and the Lenders in respect of the Obligations (other than the Carve-Out), or (iii) to grant or permit the grant of a Lien on the Collateral (other than the Carve-Out) except as permitted in the Adequate Protection Order (all of which shall be subordinated to the Liens granted hereunder in favor of the Agent and the Lenders);

                  (u) an application for any of the orders described in clauses
(o), (r), (s) or (t) above shall be made by a Person other than the Borrower or any Guarantor and such application is not contested by the Borrower and the Guarantors in good faith and the relief requested is granted in an order that is not stayed pending appeal; or

                  (v) the Borrower or any Guarantor shall violate or fail to comply with the Interim Order, the Final Order or the Adequate Protection Order.

         11.2 REMEDIES. Unless the Bankruptcy Court authorizes less notice, upon not less than four days' prior written notice from the Agent to the Borrower:

                  (a) Subject to SECTION 11.2(d) below, if a Default or an Event of Default exists, the Agent may, in its discretion, and shall, at the direction of the Majority Lenders, without further order of or application to the Bankruptcy Court, do one or more of the following at any time or times and in any order: (i) reduce the Maximum Revolver Amount, or the advance rates against Eligible Accounts and/or Eligible Inventory used in computing the Borrowing Base, or reduce one or more of the other elements used in computing the Borrowing Base; (ii) restrict the amount of or refuse to make Revolving Loans; and (iii) restrict or refuse to provide Letters of Credit or Credit Support. If an Event of Default exists, the Agent shall, at the direction of the Majority Lenders, do one or more of the following, in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (A) terminate the Commitments and this Agreement;
(B) declare any or all Obligations to be immediately due and payable; PROVIDED, HOWEVER, that upon the occurrence of any Event of Default described in 11.1(d),
(g), (o), (p), (q), (r), (s), (t) or (u), the Commitments shall automatically and immediately expire and all Obligations shall automatically become immediately due and payable without notice or demand of any kind; and (C) pursue its other rights and remedies under the Loan Documents and applicable law.


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                  (b) If an Event of Default has occurred and is continuing: (i)
the Agent shall have for the benefit of the Lenders, in addition to all other rights of the Agent and the Lenders, the rights and remedies of a secured party under the UCC; (ii) the Agent may, at any time, take possession of the Collateral and keep it on the Borrower's or any Guarantor's premises, at no cost to the Agent or any Lender, or remove any part of it to such other place or places as the Agent may desire, or the Borrower shall, upon the Agent's demand, at the Borrower's and the Guarantors' cost, assemble the Collateral and make it available to the Agent at a place reasonably convenient to the Agent; and (iii) the Agent may sell and deliver any Collateral at public or private sales, for cash, upon credit or otherwise, at such prices and upon such terms as the Agent deems advisable, in its sole discretion, and may, if the Agent deems it reasonable, postpone or adjourn any sale of the Collateral by an announcement at the time and place of sale or of such postponed or adjourned sale without giving a new notice of sale. Without in any way requiring notice to be given in the following manner, the Borrower and each Guarantor agrees that any notice by the Agent of sale, disposition or other intended action hereunder or in connection herewith, whether required by the UCC or otherwise, shall constitute reasonable notice to the Borrower and the Guarantors if such notice is mailed by registered or certified mail, return receipt requested, postage prepaid, or is delivered personally against receipt to the Borrower, at least five (5) Business Days prior to such action to the Borrower's address specified in or pursuant to
SECTION 15.8. If any Collateral is sold on terms other than payment in full at the time of sale, no credit shall be given against the Obligations until the Agent or the Lenders receive payment, and if the buyer defaults in payment, the Agent may resell the Collateral without further notice to the Borrower or any Guarantor. In the event the Agent seeks to take possession of all or any portion of the Collateral by judicial process, the Borrower and each Guarantor irrevocably waives: (A) the posting of any bond, surety or security with respect thereto which might otherwise be required; (B) any demand for possession prior to the commencement of any suit or action to recover the Collateral; and (C) any requirement that the Agent retain possession and not dispose of any Collateral until after trial or final judgment. The Borrower and each Guarantor agrees that the Agent has no obligation to preserve rights to the Collateral or marshal any Collateral for the benefit of any Person, except as Agent may otherwise agree in writing. The Agent is hereby granted a license or other right to use, without charge, the Borrower's and each Guarantor's labels, patents, copyrights, name, trade secrets, trade names, trademarks, and advertising matter, or any similar property, in completing production of, advertising or selling any Collateral, and the Borrower's and each Guarantor's rights under all licenses and all franchise agreements shall inure to the Agent's benefit for such purpose. The proceeds of sale shall be applied first to all expenses of sale, including reasonable attorneys' fees, and then to the Obligations. The Agent will return any excess to the Borrower or the applicable Guarantor and the Borrower and each Guarantor shall remain liable for any deficiency.

                  (c) If an Event of Default has occurred and is continuing, except as otherwise provided in this Section 11.2, the Borrower and each Guarantor hereby waives all rights to notice and hearing prior to the exercise by the Agent of the Agent's rights to repossess the Collateral without judicial process or to reply, attach or levy upon the Collateral without notice or hearing.

                  (d) If an Event of Default has occurred and is continuing, all stays and injunctions, including the automatic stay pursuant to Bankruptcy Code section 362, shall be


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

vacated and terminated by each of the Interim Order and the Final Order to the extent necessary to permit the Agent and the Lenders full exercise of all of their rights and remedies, including, without limitation, all of their rights and remedies with respect to the Collateral. With respect to the Agent's and Lenders' exercise of their rights and remedies, the Borrower and each Guarantor agree and warrant as follows:

                           (i) the Borrower and each Guarantor waive, release,
                  and shall be enjoined from attempting to contest, delay, or otherwise dispute the exercise by the Agent and the Lenders of their rights and remedies before the Bankruptcy Court or otherwise; except only as expressly stated in subparagraph
                  (ii) of this paragraph; and

                           (ii) when any Agent or Lender seeks to enforce its
                  rights and remedies based on an Event of Default, and if the Borrower or any Guarantor disputes that an Event of Default has occurred, the Borrower and the Guarantors will be entitled to file an emergency motion with the Bankruptcy Court disputing whether an Event of Default has occurred. Unless otherwise agreed in writing by Agent, any such motion shall be heard within two (2) Business Days after it is filed. At the hearing on the emergency motion, the only issue that will be heard by the Bankruptcy Court will be whether an Event of Default has occurred and has not been cured, and, if an Event of Default has occurred and has not been cured, the Agent and the Lenders will be entitled to continue to exercise all of their rights and remedies without the necessity of any further notice or order. Furthermore, nothing herein shall be construed to impose or reimpose any stay or injunction of any kind against the Agent or the Lenders.

                                   ARTICLE 12

                              TERM AND TERMINATION

         12.1 TERM AND TERMINATION. The term of this Agreement shall end on the Stated Termination Date, unless the Termination Date shall earlier occur. Unless the Bankruptcy Court authorizes less notice, upon not less than four days' prior written notice from the Agent to the Borrower, the Agent upon direction from the Majority Lenders may terminate this Agreement upon the occurrence of an Event of Default. Upon the effective date of termination of this Agreement for any reason whatsoever, all Obligations (including all unpaid principal, accrued and unpaid interest and any early termination or prepayment fees or penalties) shall become immediately due and payable and the Borrower shall immediately arrange for the cancellation and return of Letters of Credit then outstanding. Notwithstanding the termination of this Agreement, until all Obligations are indefeasibly paid and performed in full in cash, the Borrower and each Guarantor shall remain bound by the terms of this Agreement and shall not be relieved of any of their Obligations hereunder, and the Agent and the Lenders shall retain all their rights and remedies hereunder (including the Agent's Liens in and all rights and remedies with respect to all then existing and after-arising Collateral).

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                                   ARTICLE 13

           AMENDMENTS; WAIVER; PARTICIPATIONS; ASSIGNMENTS; SUCCESSORS

         13.1 AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by the Borrower or any Guarantor therefrom, shall be effective unless the same shall be in writing and signed by the Majority Lenders (or by the Agent at the written request of the Majority Lenders) and the Borrower and the Guarantors and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, HOWEVER, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders and the Borrower and the Guarantors and acknowledged by the Agent, do any of the following:

              (a) increase or extend the Commitment of any Lender;

              (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

              (c) reduce the principal of, or the rate of interest specified herein on any Loan, or any fees or other amounts payable hereunder or under any other Loan Document;

              (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Lenders or any of them to take any action hereunder;

              (e) increase any of the percentages set forth in the definition of the Borrowing Base;

              (f) amend this Section or any provision of the Agreement providing for consent or other action by all Lenders;

              (g) release Collateral other than as permitted by SECTION 14.12;

              (h) change the definitions of "Majority Lenders" or "Required Lenders"; or

              (i) increase the Maximum Revolver Amount, the maximum
Revolving Loans advanced against Eligible Inventory, and Unused Letter of Credit Subfacility;

PROVIDED, HOWEVER, the Agent may, in its sole discretion and notwithstanding the limitations contained in CLAUSES (e) and (i) above and any other terms of this Agreement, make Revolving Loans (including Agent Advances) in an amount not to exceed 10% of the Borrowing Base and, PROVIDED FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Agent, affect the rights or duties of the Agent under this Agreement or any other Loan Document and, PROVIDED FURTHER, that SCHEDULE 1.1 hereto (Commitments) may be amended from time to time by Agent alone to reflect assignments of Commitments in accordance herewith.

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         13.2 ASSIGNMENTS; PARTICIPATIONS.

              (a) Any Lender may, with the written consent of the Agent (which consent shall not be unreasonably withheld or delayed) and the consent of Borrower (which consent shall not be unreasonably withheld or delayed and which consent shall not be required so long as an Event of Default has occurred and is continuing), assign and delegate to one or more Eligible Assignees (provided that no consent of the Agent or Borrower shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an "ASSIGNEE") all, or any ratable part of all, of the Loans, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $10,000,000 (provided that, unless an assignor Lender has assigned and delegated all of its Loans and Commitments, no such assignment and/or delegation shall be permitted unless, after giving effect thereto, such assignor Lender retains a Commitment in a minimum amount of $10,000,000); PROVIDED, HOWEVER, that the Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrower and the Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT H ("ASSIGNMENT AND ACCEPTANCE") together with any note or notes subject to such assignment and (iii) the assignor Lender or Assignee has paid to the Agent a processing fee in the amount of $3,000.

              (b) From and after the date that the Agent notifies the assignor Lender that it has received an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations, including, but not limited to, the obligation to participate in Letters of Credit and Credit Support have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

              (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto or the attachment, perfection, or priority of any Lien granted by the Borrower or any Guarantor to the Agent or any Lender in the Collateral; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii)

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such Assignee confirms that it has received a copy of this Agreement, together with such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such Assignee will, independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers, including the discretionary rights and incidental power, as are reasonably incidental thereto; and (vi) such Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

              (d) Immediately upon satisfaction of the requirements of
SECTION 13.2(a), this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender PRO TANTO.

              (e) Any Lender may at any time sell to one or more commercial banks, financial institutions, or other Persons not Affiliates of the Borrower (a "PARTICIPANT") participating interests in any Loans, the Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; PROVIDED, HOWEVER, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Lender shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence and during the continuance of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent and subject to the same limitation as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

              (f) Notwithstanding any other provision in this Agreement, any Lender may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

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                                   ARTICLE 14

                                    THE AGENT

         14.1 WITHHOLDING TAX.APPOINTMENT AND AUTHORIZATION. Each Lender hereby designates and appoints Bank as its Agent under this Agreement and the other Loan Documents and each Lender hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this ARTICLE 14. The provisions of this ARTICLE 14 are solely for the benefit of the Agent and the Lenders and the Borrower and the Guarantors shall have no rights as a third party beneficiaries of any of the provisions contained herein. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. As between Agent and the Lenders, except as expressly otherwise provided in this Agreement, the Agent shall have and may use its sole discretion with respect to exercising or refraining from exercising any discretionary rights or taking or refraining from taking any actions which the Agent is expressly entitled to take or assert under this Agreement and the other Loan Documents, including (a) the determination of the applicability of ineligibility criteria with respect to the calculation of the Borrowing Base, (b) the making of Agent Advances pursuant to SECTION 2.2(i), and (c) the exercise of remedies pursuant to SECTION 11.2, and any action so taken or not taken shall be deemed consented to by the Lenders.

         14.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects as long as such selection was made without gross negligence or willful misconduct.

         14.3 LIABILITY OF AGENT. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by the Borrower or any Guarantor or Affiliate of the Borrower or any Guarantor, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this

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Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower, any Guarantor or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower, any Guarantor or any of the Borrower's Subsidiaries or Affiliates.

         14.4 RELIANCE BY AGENT. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower and the Guarantors), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Lenders (or all Lenders if so required by SECTION 13.1) and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

         14.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, unless the Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Agent will notify the Lenders of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Lenders in accordance with SECTION 11; PROVIDED, HOWEVER, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable.

         14.6 CREDIT DECISION. Each Lender acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower, the Guarantors and their Affiliates, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower, the Guarantors and their Affiliates, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower. Each Lender also represents that it will, independently and without reliance upon any

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Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and each Guarantor. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower and each Guarantor which may come into the possession of any of the Agent-Related Persons.

         14.7 INDEMNIFICATION. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Borrower and the Guarantors and without limiting the obligation of the Borrower and the Guarantors to do so), pro rata, from and against any and all Indemnified Liabilities as such term is defined in SECTION 15.11; PROVIDED, HOWEVER, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

         14.8 AGENT IN INDIVIDUAL CAPACITY. The Bank and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower, the Guarantors and their Subsidiaries and Affiliates as though the Bank were not the Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, the Bank or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Subsidiary) and acknowledge that the Agent and the Bank shall be under no obligation to provide such information to them. With respect to its Loans, the Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" include the Bank in its individual capacity.

         14.9 SUCCESSOR AGENT. The Agent may resign as Agent upon 30 days notice to the Lenders and the Borrower, such resignation to be effective upon the acceptance of a successor agent to its appointment as Agent. In the event the Bank sells all of its Commitment and Revolving Loans as part of a sale, transfer or other disposition by the Bank of substantially all of its loan portfolio, the Bank shall resign as Agent and such purchaser or transferee shall become

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the successor Agent hereunder. If the Agent resigns under this Agreement, subject to the proviso in the preceding sentence, the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this
ARTICLE 14 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is thirty (30) days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Lenders appoint a successor agent as provided for above. Notwithstanding the foregoing, in the event that Bank of America, N.A. assigns all of its Loans to an Affiliate, such Affiliate shall automatically become the successor Agent hereunder upon the effective date of such assignment.

              (a) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code and such Lender claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Lender agrees with and in favor of the Agent, to deliver to the
Agent:

                  (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States of America tax treaty, properly completed IRS Forms W8ECI and W-8 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

                  (ii) if such Lender claims that interest paid under this Agreement is exempt from United States of America withholding tax because it is effectively connected with a United States of America trade or business of such Lender, two properly completed and executed copies of IRS Form W8BEN before the payment of any interest is due in the first taxable year of such Lender and in each succeeding taxable year of such Lender during which interest may be paid under this Agreement, and IRS Form W-9; and

                  (iii) such other form or forms as may be required under the Code or other laws of the United States of America as a condition to exemption from, or reduction of, United States of America withholding tax.

Such Lender agrees to promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

              (b) If any Lender claims exemption from, or reduction of, withholding tax under a United States of America tax treaty by providing IRS Form W8ECI and such Lender sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing

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to such Lender, such Lender agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Borrower to such Lender. To the extent of such percentage amount, the Agent will treat such Lender's IRS Form W8ECI as no longer valid.

              (c) If any Lender claiming exemption from United States of America withholding tax by filing IRS Form W8BEN with the Agent sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations owing to such Lender, such Lender agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code.

              (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required by SUBSECTION (a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax.

              (e) If the IRS or any other Governmental Authority of the United States of America or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered, was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason) such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Lenders under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

         14.11 CO-AGENTS. If any Lender is identified on the facing page or signature pages of this Agreement as a "co-agent", it shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "co-agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

         14.12 COLLATERAL MATTERS.

               (a) The Lenders hereby irrevocably authorize the Agent, at its option and in its sole discretion, to release any Agent's Lien upon any Collateral (i) upon the termination of the Commitments and payment and satisfaction in full by Borrower and/or the Guarantors of all Loans and reimbursement obligations in respect of Letters of Credit and Credit Support, and the termination of all outstanding Letters of Credit (whether or not any of such obligations are due) and all other Obligations; (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent that the sale or disposition is made in compliance with SECTION 9.9 (and the

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Agent may rely conclusively on any such certificate, without further inquiry); (iii) constituting property in which the Borrower or the applicable Guarantor owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to the Borrower or the applicable Guarantor under a lease which has expired or been terminated in a transaction permitted under this Agreement. Except as provided above, the Agent will not release any of the Agent's Liens without the prior written authorization of the Lenders; PROVIDED that the Agent may, in its discretion, release the Agent's Liens on Collateral valued in the aggregate not in excess of $5,000,000 during any one year period without the prior written authorization of the Lenders. Upon request by the Agent or the Borrower at any time, the Lenders will confirm in writing the Agent's authority to release any Agent's Liens upon particular types or items of Collateral pursuant to this SECTION 14.12.

              (b) Upon receipt by the Agent of any authorization required pursuant to SECTION 14.12(a) from the Lenders of the Agent's authority to release any Agent's Liens upon particular types or items of Collateral, and upon at least five (5) Business Days prior written request by the Borrower, the Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Agent's Liens upon such Collateral; PROVIDED, HOWEVER, that (i) the Agent shall not be required to execute any such document on terms which, in the Agent's opinion, would expose the Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Borrower in respect of) all interests retained by the Borrower or any Guarantor, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

              (c) The Agent shall have no obligation whatsoever to any of the Lenders to assure that the Collateral exists or is owned by the Borrower or any Guarantor or is cared for, protected or insured or has been encumbered, or that the Agent's Liens have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Agent pursuant to any of the Loan Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Agent may act in any manner it may deem appropriate, in its sole discretion given the Agent's own interest in the Collateral in its capacity as one of the Lenders and that the Agent shall have no other duty or liability whatsoever to any Lender as to any of the foregoing.

         14.13 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS

               (a) Each of the Lenders agrees that it shall not, without the express consent of all Lenders, and that it shall, to the extent it is lawfully entitled to do so, upon the request of all Lenders, set off against the Obligations, any amounts owing by such Lender to the Borrower or any Guarantor or any accounts of the Borrower or any Guarantor now or hereafter maintained with such Lender. Each of the Lenders further agrees that it shall not, unless specifically requested to do so by the Agent, take or cause to be taken any action to enforce its rights under this Agreement or against the Borrower or any Guarantor, including the commencement of any


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legal or equitable proceedings, to foreclose any Lien on, or otherwise enforce any security interest in, any of the Collateral.

                  (b) If at any time or times any Lender shall receive (i) by payment, foreclosure, setoff or otherwise, any proceeds of Collateral or any payments with respect to the Obligations of the Borrower, any Guarantor, or any Lender to such Lender arising under, or relating to, this Agreement or the other Loan Documents, except for any such proceeds or payments received by such Lender from the Agent pursuant to the terms of this Agreement, or (ii) payments from the Agent in excess of such Lender's ratable portion of all such distributions by the Agent, such Lender shall promptly (1) turn the same over to the Agent, in kind, and with such endorsements as may be required to negotiate the same to the Agent, or in same day funds, as applicable, for the account of all of the Lenders and for application to the Obligations in accordance with the applicable provisions of this Agreement, or (2) purchase, without recourse or warranty, an undivided interest and participation in the Obligations owed to the other Lenders so that such excess payment received shall be applied ratably as among the Lenders in accordance with their Pro Rata Shares; PROVIDED, HOWEVER, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases of participations shall be rescinded in whole or in part, as applicable, and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection with the recovery of the excess payment.

         14.14 AGENCY FOR PERFECTION. Each Lender hereby appoints each other Lender as agent for the purpose of perfecting the Lenders' security interest in assets which, in accordance with Article 9 of the UCC can be perfected only by possession. Should any Lender (other than the Agent) obtain possession of any such Collateral, such Lender shall notify the Agent thereof, and, promptly upon the Agent's request therefor shall deliver such Collateral to the Agent or in accordance with the Agent's instructions.

         14.15 PAYMENTS BY AGENT TO LENDERS. All payments to be made by the Agent to the Lenders shall be made by bank wire transfer or internal transfer of immediately available funds to each Lender pursuant to wire transfer instructions delivered in writing to the Agent on or prior to the Closing Date (or if such Lender is an Assignee, on the applicable Assignment and Acceptance), or pursuant to such other wire transfer instructions as each party may designate for itself by written notice to the Agent. Concurrently with each such payment, the Agent shall identify whether such payment (or any portion thereof) represents principal, premium or interest on the Revolving Loans, Term Loan or otherwise.

         14.16 CONCERNING THE COLLATERAL AND THE RELATED LOAN DOCUMENTS. Each Lender authorizes and directs the Agent to enter into this Agreement and the other Loan Documents, for the ratable benefit and obligation of the Agent and the Lenders. Each Lender agrees that any action taken by the Agent, Majority Lenders or Required Lenders, as applicable, in accordance with the terms of this Agreement or the other Loan Documents, and the exercise by the Agent, the Majority Lenders, or the Required Lenders, as applicable, of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.

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

         14.17 FIELD AUDIT AND EXAMINATION REPORTS; DISCLAIMER BY LENDERS. By signing this Agreement, each Lender:

                  (a) is deemed to have requested that the Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report (each a "Report" and collectively, "Reports") prepared by the Agent;

                  (b) expressly agrees and acknowledges that neither the Bank nor the Agent (i) makes any representation or warranty as to the accuracy of any Report, or (ii) shall be liable for any information contained in any Report;

                  (c) expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, that the Agent or the Bank or other party performing any audit or examination will inspect only specific information regarding the Borrower and the Guarantors and will rely significantly upon the Borrower's and the Guarantors' books and records, as well as on representations of the Borrower's and the Guarantors' personnel;

                  (d) agrees to keep all Reports confidential and strictly for its internal use, and not to distribute except to its participants, or use any Report in any other manner; and

                  (e) without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold the Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or conclusion the indemnifying Lender may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender has made or may make to the Borrower, or the indemnifying Lender's participation in, or the indemnifying Lender's purchase of, a loan or loans of the Borrower; and (ii) to pay and protect, and indemnify, defend and hold the Agent and any such other Lender preparing a Report harmless from and against, the claims, actions, proceedings, damages, costs, expenses and other amounts (including Attorney Costs) incurred by the Agent and any such other Lender preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender.

         14.18 RELATION AMONG LENDERS. The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of the Agent) authorized to act for, any other Lender.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.1 NO WAIVERS; CUMULATIVE REMEDIES. No failure by the Agent or any Lender to exercise any right, remedy, or option under this Agreement or any present or future supplement thereto, or in any other agreement between or among the Borrower, the Guarantors and the Agent and/or any Lender, or delay by the Agent or any Lender in exercising the same, will operate as a waiver thereof. No waiver by the Agent or any Lender will be effective unless it is in writing, and then only to the extent specifically stated. No waiver by the Agent or the Lenders on any occasion shall affect or diminish the Agent's and each Lender's rights thereafter to require strict performance by the Borrower and each Guarantor of any provision of this Agreement. The Agent and the Lenders may proceed directly to collect the Obligations without any prior recourse to the Collateral. The Agent's and each Lender's rights under this Agreement will be cumulative and not exclusive of any other right or remedy which the Agent or any Lender may have.

         15.2 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any Loan Document or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

         15.3 GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS.

                  (a) THIS AGREEMENT SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAWS PROVISIONS PROVIDED THAT PERFECTION ISSUES WITH RESPECT TO ARTICLE 9 OF THE UCC MAY GIVE EFFECT TO APPLICABLE CHOICE OR CONFLICT OF LAW RULES SET FORTH IN ARTICLE 9 OF THE UCC) OF THE STATE OF ILLINOIS; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATES OF ILLINOIS OR DELAWARE OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE DISTRICT OF DELAWARE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWER, THE AGENT, THE GUARANTORS, AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. NOTWITHSTANDING THE FOREGOING: (1) THE AGENT AND THE LENDERS SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY AND EACH GUARANTOR AND ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION THE AGENT OR THE LENDERS DEEM NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR OTHER SECURITY FOR THE OBLIGATIONS AND (2) EACH OF THE PARTIES HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THE COURTS DESCRIBED IN THE IMMEDIATELY PRECEDING SENTENCE MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE THOSE JURISDICTIONS.

                  (c) THE BORROWER AND THE GUARANTORS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS UPON THEM AND CONSENT THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO THE BORROWER AT ITS ADDRESS SET FORTH IN SECTION 15.8 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO DEPOSITED IN THE U.S. MAILS POSTAGE PREPAID. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF AGENT OR THE LENDERS TO SERVE LEGAL PROCESS BY ANY OTHER MANNER PERMITTED BY LAW.

         15.4 WAIVER OF JURY TRIAL. THE BORROWER, THE GUARANTORS, THE LENDERS AND THE AGENT EACH IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE BORROWER, THE GUARANTORS, THE LENDERS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         15.5 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the Borrower's and each Guarantor's representations and warranties contained in this Agreement shall survive the execution, delivery, and acceptance thereof by the parties, notwithstanding any investigation by the Agent or the Lenders or their respective agents.

         15.6 OTHER SECURITY AND GUARANTIES. The Agent, may, without notice or demand and without affecting the Borrower's or any Guarantor's obligations hereunder, from time to time: (a) take from any Person and hold collateral (other than the Collateral) for the payment of all or any part of the Obligations and exchange, enforce or release such collateral or any part thereof; and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligations and release or substitute any such endorser or guarantor, or any Person who has given any Lien in any other collateral as security for the payment of all or any part of the Obligations, or any other Person in any way obligated to pay all or any part of the Obligations.

         15.7 FEES AND EXPENSES. The Borrower and the Guarantors, jointly and severally, agree to pay to the Agent, for its benefit, on demand, all costs and expenses that Agent pays or incurs in connection with the negotiation, preparation, syndication, consummation, administration, enforcement, and termination of this Agreement or any of the other Loan Documents, including: (a) Attorney Costs; (b) costs and expenses (including reasonable attorneys' and paralegals' fees and disbursements) for any amendment, supplement, waiver, consent, or subsequent closing in connection with the Loan Documents and the transactions contemplated thereby; (c) costs and expenses of lien and title searches and title insurance;
(d) taxes, fees and other charges for recording the Mortgages, filing financing statements and continuations, and other actions to perfect, protect, and continue the Agent's Liens (including costs and expenses paid or incurred by the Agent in connection with the consummation of Agreement); (e) sums paid or incurred to pay any amount or take any action required of the Borrower or any Guarantor under the Loan Documents that the Borrower or the applicable Guarantor fails to pay or take; (f) costs of appraisals, inspections, and verifications of the Collateral, including travel, lodging, and meals for inspections of the Collateral and the Borrower's and each Guarantor's operations by the Agent plus the Agent's then customary charge for field examinations and audits and the preparation of reports thereof (such charge is currently $750 per day (or portion thereof) for each agent or employee of the Agent with respect to each field examination or audit); (g) costs and expenses of forwarding loan proceeds, collecting checks and other items of payment, and establishing and maintaining Payment Accounts and lock boxes; (h) costs and expenses of preserving and protecting the Collateral; and (i) costs and expenses (including Attorneys' Costs) paid or incurred to obtain payment of the Obligations, enforce the Agent's Liens, sell or otherwise realize upon the Collateral, and otherwise enforce the provisions of the Loan Documents, or to defend any claims made or threatened against the Agent or any Lender arising out of the transactions contemplated hereby (including preparations for and consultations concerning any such matters). The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by the Borrower or the Guarantors. All of the foregoing costs and expenses shall be charged to the Borrower's Loan Account as Revolving Loans as described in
SECTION 4.7.

         15.8 NOTICES. Except as otherwise provided herein, all notices, demands and requests that any party is required or elects to give to any other shall be in writing, or by a telecommunications device capable of creating a written record, and any such notice shall become effective (a) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (b) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (c) in the case of notice by such a telecommunications device, when properly transmitted, in each case addressed to the party to be notified as follows:

                  If to the Agent or to the Bank:

                           Bank of America, N.A.
                           Mail Code I1123116-30
                           231 South LaSalle Street
                           Chicago, Illinois
                           Attention:  Beverly Gray
                           Telecopy No.:  (312) 974-2412
                           with copies to:

                           Latham & Watkins
                           233 South Wacker Drive
                           Sears Tower, Suite 5800
                           Chicago, Illinois 60606-6401
                           Attention:  David G. Crumbaugh
                                       David S. Heller
                           Telecopy No.:  (312) 993-9767

                  If to the Borrower or any Guarantor:

                           c/o Fruit of the Loom, Inc.
                           200 W. Madison Street, Suite 2700
                           Chicago, Illinois  60606
                           Attention:  Brian J. Hanigan
                           Telecopy No.:  (312) 899-1341

                           with copies to:

                           Katten Muchin & Zavis
                           525 West Monroe Street, Suite 1600
                           Chicago, Illinois 60661-3693
                           Attention:  Mark K. Thomas
                                       Howard Lanznar
                           Telecopy No.:  (312) 902-1061

or to such other address as each party may designate for itself by like notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall not adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

         15.9 WAIVER OF NOTICES. Unless otherwise expressly provided herein, the Borrower and each Guarantor waives presentment, and notice of demand or dishonor and protest as to any instrument, notice of intent to accelerate the Obligations and notice of acceleration of the Obligations, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower or any Guarantor which the Agent or any Lender may elect to give shall entitle the Borrower or any Guarantor to any or further notice or demand in the same, similar or other circumstances.

         15.10 BINDING EFFECT. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective representatives, successors, and assigns of the parties hereto; PROVIDED, HOWEVER, that no interest herein may be assigned by the Borrower or any Guarantor without prior written consent of the Agent and each Lender. The rights and benefits of the Agent

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

and the Lenders hereunder shall, if such Persons so agree, inure to any party acquiring any interest in the Obligations or any part thereof.

         15.11 INDEMNITY OF THE AGENT AND THE LENDERS BY THE BORROWER AND EACH GUARANTOR.

                  (a) The Borrower and each Guarantor, jointly and severally, agree to defend, indemnify and hold the Agent-Related Persons, and each Lender and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "INDEMNIFIED PERSON") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans and the termination, resignation or replacement of the Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding related to or arising out of this Agreement, any other Loan Document, or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"); PROVIDED, that the Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

                  (b) The Borrower and each Guarantor, jointly and severally, agree to indemnify, defend and hold harmless the Agent and the Lenders from any loss or liability directly or indirectly arising out of the use, generation, manufacture, production, storage, release, threatened release, discharge, disposal or presence of a hazardous substance relating to the Borrower's or any Guarantor's operations, business or property. This indemnity will apply whether the hazardous substance is on, under or about the Borrower's or any Guarantor's property or operations or property leased to the Borrower or any Guarantor. The indemnity includes but is not limited to Attorneys Costs. The indemnity extends to the Agent and the Lenders, their parents, affiliates, subsidiaries and all of their directors, officers, employees, agents, successors, attorneys and assigns. "Hazardous substances" means any substance, material or waste that is or becomes designated or regulated as "toxic," "hazardous," "pollutant," or "contaminant" or a similar designation or regulation under any federal, state or local law (whether under common law, statute, regulation or otherwise) or judicial or administrative interpretation of such, including petroleum or natural gas. This indemnity will survive repayment of all other Obligations.

         15.12 LIMITATION OF LIABILITY. NO CLAIM MAY BE MADE BY THE BORROWER, ANY GUARANTOR, ANY LENDER OR OTHER PERSON AGAINST THE AGENT, ANY LENDER, OR THE AFFILIATES, DIRECTORS, OFFICERS, OFFICERS, EMPLOYEES, OR AGENTS OF ANY OF THEM FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY CLAIM FOR BREACH OF CONTRACT OR ANY OTHER THEORY OF LIABILITY ARISING OUT OF OR RELATED TO THE

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

TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, AND THE BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY WAIVE, RELEASE AND AGREE NOT TO SUE UPON ANY CLAIM FOR SUCH DAMAGES, WHETHER OR NOT ACCRUED AND WHETHER OR NOT KNOWN OR SUSPECTED TO EXIST IN ITS FAVOR.

         15.13 FINAL AGREEMENT. This Agreement and the other Loan Documents are intended by the Borrower, each Guarantor the Agent and the Lenders to be the final, complete, and exclusive expression of the agreement between them. This Agreement supersedes any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission, waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower, each Guarantor and a duly authorized officer of each of the Agent and the Majority Lenders.

         15.14 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by the Agent, each Lender, each Guarantor and the Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

         15.15 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, are without substantive meaning and should not be construed to modify, enlarge, or restrict any provision.

         15.16 RIGHT OF SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists or the Loans have been accelerated, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any Guarantor, any such notice being waived by the Borrower and each Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Agent after any such set-off and application made by such Lender; PROVIDED, HOWEVER, that the failure to give such notice shall not affect the validity of such set-off and application. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE ANY RIGHT OF SET-OFF, BANKER'S LIEN, OR THE LIKE AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF THE BORROWER HELD OR MAINTAINED BY SUCH LENDER WITHOUT THE PRIOR WRITTEN UNANIMOUS CONSENT OF THE LENDERS.

         15.17 JOINT AND SEVERAL LIABILITY. The Borrower and each Guarantor shall be liable for all amounts due to the Agent and/or any Lender under this Agreement, regardless of whether Borrower or the applicable Guarantor actually receives Loans or other extensions of credit hereunder or the amount of such Loans received or the manner in which the Agent and/or such

Lender accounts for such Loans or other extensions of credit on its books and records. Each Guarantor's Obligations with respect to Loans made to the Borrower, and each Guarantor's Obligations arising as a result of the joint and several liability of the Borrower and the Guarantors hereunder, with respect to Loans made to the Borrower hereunder, shall be separate and distinct obligations, but all such Obligations shall be primary obligations of the Borrower and each Guarantor.

         15.18 WAIVERS AND RELEASES.

                  (a) In consideration of the Loans to be made to the Borrower hereunder, the Borrower and each Guarantor hereby agree not to assert, and affirmatively waive and release any claim the Borrower or such Guarantor might have with respect to, the Loans and the Letters of Credit under section 510 of the Bankruptcy Code against the Agent and the Lenders in any form or manner whatsoever and further release the Agent and the Lenders from, and affirmatively waive and release any and all claims the Borrower or any Guarantor may have with respect to, the Loans and the Letters of Credit against the Agent and the Lenders from the beginning of time to the date hereof.

                  (b) Except as expressly permitted by this Agreement, Borrower and each Guarantor hereby agree not to request an order of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code permitting any of them to use any cash Collateral in which Agent claims or has a Lien pursuant hereto while this Agreement is in effect and the Obligations are outstanding, and waive and release their rights to request such use of any such cash Collateral.

                  IN WITNESS WHEREOF, the parties have entered into this Agreement on the date first above written.

                                 BANK OF AMERICA, N.A.


                                 By:  /s/ Joseph R. Lehrer
                                      -------------------------------------
                                 Name:  Joseph R. Lehrer
                                 Title:  Senior Vice President

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

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER
in its capacity as
debtor-in-possession:
                                    FRUIT OF THE LOOM, INC.,
                                    a Delaware corporation


                                    By:  /s/ Brian J. Hanigan
                                         ------------------------------
                                    Name:  Brian J. Hanigan
                                    Title:  Vice-President and Treasurer

GUARANTORS
each in its capacity
as debtor-in-possession:
                                    MARTIN MILLS, INC.,
                                    a Louisiana corporation

                                    PRO PLAYER, INC.,
                                    a New York corporation

                                    RABUN APPAREL, INC.,
                                    a Georgia corporation

                                    SALEM SPORTSWEAR CORPORATION,
                                    a Delaware corporation

                                    UNION SALES, INC.,
                                    a Delaware corporation

                                    UNION YARN MILLS, INC.,
                                    an Alabama corporation

                                    WHITMIRE MANUFACTURING, INC.,
                                    a South Carolina corporation

                                    WINFIELD COTTON MILL, INC.,
                                    an Alabama corporation

                                    FTL REGIONAL SALES COMPANY, INC.,
                                    a Delaware corporation

                                    LEESBURG YARN MILLS, INC.,
                                    an Alabama corporation

                                    SALEM SPORTSWEAR, INC.,
                                    a New Hampshire corporation

                                    FRUIT OF THE LOOM TRADING COMPANY,
                                    a Delaware corporation

                                    UNION UNDERWEAR COMPANY, INC.,
                                    a New York corporation

                                    ALICEVILLE COTTON MILL, INC.,
                                    an Alabama corporation

                                    THE B.V.D. LICENSING CORPORATION,
                                    a Delaware corporation

                                    FAYETTE COTTON MILL, INC.,
                                    an Alabama corporation

                                    FOL CARIBBEAN CORPORATION,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM ARKANSAS, INC.,
                                    an Arkansas corporation

                                    FRUIT OF THE LOOM CARIBBEAN, INC.,
                                    a Delaware corporation

                                    FRUIT OF THE LOOM, INC.,
                                    a New York corporation

                                    FRUIT OF THE LOOM TEXAS, INC.,
                                    a Texas corporation

                                    FTL SALES COMPANY, INC.,
                                    a New York corporation

                                    GITANO FASHIONS LIMITED,
                                    a Delaware corporation

                                    GREENVILLE MANUFACTURING, INC.,
                                    a Mississippi corporation

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

                                    JET SEW TECHNOLOGIES, INC.,
                                    a New York corporation

                                    NWI LAND MANAGEMENT, INC.,
                                    a Delaware corporation

                                    ARTEX MANUFACTURING COMPANY, INC.,
                                    a Delaware corporation

                                    FTL INVESTMENTS, INC.,
                                    a Delaware corporation

                                    LEESBURG KNITTING MILLS, INC.,
                                    an Alabama corporation

                                    DEKALB KNITTING CORP.,
                                    an Alabama corporation

                                    SHERMAN WAREHOUSE CORP.,
                                    a Mississippi corporation

                                    FTL SYSTEMS, INC.,
                                    a Tennessee corporation


                                    By:  /s/ Brian J. Hanigan
                                         --------------------------------------
                                    Name: Brian J. Hanigan
                                    Title: Vice President and a Financial
                                           Officer of each of the foregoing
                                           entities identified as a Guarantor

                                    FRUIT OF THE LOOM, LTD.,
                                    a Cayman Islands corporation


                                    By:  /s/ Brian J. Hanigan
                                         --------------------------------------
                                    Name:    Brian J. Hanigan
                                          -------------------------------------
                                    Title:   Vice President and Treasurer
                                          -------------------------------------

LENDERS:                            Bank of America, N.A., as a Lender


                                    By   /s/ Joseph R. Lehrer
                                         --------------------------------------
                                         Senior Vice President

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